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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BEIGENE, LTD.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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This document shall also serve as a circular to holders of the ordinary shares of BeiGene, Ltd. for purposes of the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited (the "HK Listing Rules")

BEIGENE, LTD.
(NASDAQ Trading Symbol: BGNE; HKEx Stock Code: 06160)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
 NOTICE OF 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

        Notice is hereby given that the 2020 Annual General Meeting of Shareholders (the "Annual Meeting") of BeiGene, Ltd. (the "Company") will be held on June 17, 2020, at 8:00 a.m. local time, at the offices of Mourant Governance Services (Cayman) Limited, at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands. The purpose of the meeting is to consider and vote on the following:

          1.     ordinary resolution: to re-elect John V. Oyler to serve as a Class I director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          2.     ordinary resolution: to re-elect Timothy Chen to serve as a Class I director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          3.     ordinary resolution: to re-elect Jing-Shyh (Sam) Su to serve as a Class I director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          4.     ordinary resolution: to approve and ratify the selection of Ernst & Young Hua Ming LLP and Ernst & Young as the Company's independent registered public accounting firms for the fiscal year ending December 31, 2020;

          5.     ordinary resolution: within the parameters of Rule 13.36 of the HK Listing Rules, to approve the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or American Depositary Shares ("ADSs") not exceeding 20% of the total number of issued ordinary shares of the Company as at the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, subject to the conditions described in this Proxy Statement;

          6.     ordinary resolution: to authorize the Company and its underwriters, in their sole discretion, to allocate to each of Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. and parties affiliated with each of them (the "Existing Shareholders"), up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Existing Shareholders, subject to the conditions described in this Proxy Statement;

          7.     ordinary resolution: to authorize the Company and its underwriters, in their sole discretion, to allocate to Amgen Inc. ("Amgen") up to a maximum amount of shares in order to maintain the same shareholding percentage of Amgen (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Amgen, subject to the conditions described in this Proxy Statement;

          8.     ordinary resolution: to approve Amendment No. 1 to the Second Amended and Restated 2016 Share Option and Incentive Plan to increase the number of authorized shares available for issuance by 57,200,000 ordinary shares and to extend the term of the plan through April 13, 2030;

          9.     ordinary resolution: to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement; and

          10.   to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

        The proposals for the election of directors relate solely to the election of Class I directors nominated by the Board of Directors.

        The Board of Directors has fixed 5:00 p.m. Cayman Islands time on April 16, 2020 as the record date. Holders of record of our ordinary shares as of 5:00 p.m. Cayman Islands time on the record date are entitled to attend and vote at the Annual Meeting and any adjournment or postponement. Holders of record of our ADSs, each representing 13 of our ordinary shares, as of the record date who wish to exercise their voting rights for the underlying ordinary shares must act through Citibank, N.A., the depositary of the ADSs.

        We intend to hold the Annual Meeting in person at the location specified above. However, we are actively monitoring the coronavirus ("COVID-19") pandemic and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that national and local governments may impose. In the event that it is not possible or advisable to hold the Annual Meeting in person at the location specified above, we will announce on our Annual Meeting website (www.beigene.com), the website of the U.S. Securities and Exchange Commission (www.sec.gov) and the website of Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk) alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting at an alternative location or by means of remote communication. Please monitor our Annual Meeting website, and the websites of the U.S. Securities and Exchange Commission and Hong Kong Exchanges and Clearing Limited for updated information. If you are planning to attend the Annual Meeting, please check the websites one week prior to the meeting date. As always, we encourage you to vote your shares by proxy or voting instruction prior to the Annual Meeting.

        The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Board of Directors has approved the proposals and recommends that you vote FOR each director nominee and FOR each other proposal described in this Proxy Statement.

        Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this Proxy Statement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this Proxy Statement.

        This Proxy Statement, for which the directors collectively and individually accept full responsibility, includes particulars given in compliance with the HK Listing Rules for the purpose of giving information with regard to the Company. The directors, having made all reasonable inquiries, confirm that to the best of their knowledge and belief, the information contained in this Proxy Statement is accurate and complete in all material respects and not misleading or deceptive, and there are no other matters the omission of which would make any statement herein or this Proxy Statement misleading.

        As at the date of this Proxy Statement, the Board of Directors of the Company comprises Mr. John V. Oyler as Chairman and executive director, Dr. Xiaodong Wang and Mr. Anthony C. Hooper as non-executive directors, and Mr. Timothy Chen, Mr. Donald W. Glazer, Mr. Michael Goller, Mr. Ranjeev Krishana, Mr. Thomas Malley, Mr. Jing-Shyh (Sam) Su and Mr. Qingqing Yi as independent non-executive directors.

        Your vote is important. As promptly as possible, you are urged to complete, sign, date and return the accompanying form of proxy to Mourant Governance Services (Cayman) Limited (for holders of our ordinary shares registered on our Cayman Islands register) and to Computershare Hong Kong Investor Services Limited (for holders of our ordinary shares registered on our Hong Kong register) no later than 4:00 a.m. Cayman Islands Time / 5:00 p.m., Hong Kong Time, on June 14, 2020 or your voting instructions to Citibank, N.A. (for holders of our ADSs) no later than 10:00 a.m., New York Time, on June 9, 2020 if you wish to exercise your voting rights.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 17, 2020

        The accompanying Proxy Statement and annual report to shareholders for the year ended December 31, 2019 will also be available to the public at www.beigene.com under "Investors—NASDAQ investors" and "—HKEX investors", on the website of the U.S. Securities and Exchange Commission (www.sec.gov) and on the website of Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk). The form of proxy for use at the 2020 Annual General Meeting of Shareholders is also enclosed. Such form of proxy is also published on the websites of the Company (www.beigene.com), the U.S. Securities and Exchange Commission (www.sec.gov), and Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk).

By Order of the Board of Directors,

Scott A. Samuels
Senior Vice President, General Counsel

April 28, 2020

Notice to holders of the ordinary shares of BeiGene, Ltd:

        If you are in any doubt as to any aspect of this Proxy Statement or as to the action to be taken, you should consult your stockbroker or other registered dealer in securities, bank manager, solicitor, professional accountant or other professional adviser.

BEIGENE, LTD.

PROXY STATEMENT FOR

2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

BEIGENE, LTD.

PROXY STATEMENT
FOR THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of BeiGene, Ltd. (the "Company") for use at its 2020 Annual General Meeting of Shareholders (the "Annual Meeting") to be held on June 17, 2020 at 8:00 a.m. local time at the offices of Mourant Governance Services (Cayman) Limited, at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of Annual General Meeting. This Proxy Statement is being mailed to shareholders on or about May 1, 2020.

        We intend to hold the Annual Meeting in person at the location specified above. However, we are actively monitoring the coronavirus ("COVID-19") pandemic and we are sensitive to the public health and travel concerns our shareholders may have and the protocols that national and local governments may impose. In the event that it is not possible or advisable to hold the Annual Meeting in person at the location specified above, we will announce on our Annual Meeting website (www.beigene.com), the website of the U.S. Securities and Exchange Commission (www.sec.gov) and the website of Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk) alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting at an alternative location or by means of remote communication. Please monitor our Annual Meeting website, and the websites of the U.S. Securities and Exchange Commission and Hong Kong Exchanges and Clearing Limited for updated information. If you are planning to attend the Annual Meeting, please check the websites one week prior to the meeting date. As always, we encourage you to vote your shares by proxy or voting instruction prior to the Annual Meeting.

        For a proxy to be effective, it must be properly executed and dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarized certified copy of such power of attorney or other authority)) at the offices of our registrar in the Cayman Islands, Mourant Governance Services (Cayman) Limited (the "Cayman Registrar") (for holders of our ordinary shares registered on our Cayman Islands register of members (the "Cayman Register")) or at the offices of our registrar in Hong Kong, Computershare Hong Kong Investor Services Limited (the "HK Registrar") (for holders of our ordinary shares registered on our Hong Kong register of members (the "HK Register")) so as to be received no later than 4:00 a.m. Cayman Islands Time / 5:00 p.m., Hong Kong Time, on June 14, 2020. Each proxy properly tendered will, unless otherwise directed by the shareholder, be voted:

          1.     FOR the re-election of John V. Oyler to serve as a Class I director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          2.     FOR the re-election of Timothy Chen to serve as a Class I director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          3.     FOR the re-election of Jing-Shyh (Sam) Su to serve as a Class I director until the 2023 annual general meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

          4.     FOR the approval and ratification of the selection of Ernst & Young Hua Ming LLP and Ernst & Young as the Company's independent registered public accounting firms for the fiscal year ending December 31, 2020;

          5.     FOR the approval, within the parameters of Rule 13.36 of the HK Listing Rules, of the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or American Depositary Shares ("ADSs") not exceeding 20% of the total number of issued ordinary shares of the Company as at the date of passing of such ordinary resolution up to the next annual general meeting of shareholders of the Company, subject to the conditions described in this Proxy Statement;

          6.     FOR the authorization of the Company and its underwriters, in their sole discretion, to allocate to each of Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. and parties affiliated with each of them (the "Existing Shareholders"), up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Existing Shareholders, subject to the conditions described in this Proxy Statement;

          7.     FOR the authorization of the Company and its underwriters, in their sole discretion, to allocate to Amgen Inc. ("Amgen") up to a maximum amount of shares in order to maintain the same shareholding percentage of Amgen (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Amgen, subject to the conditions described in this Proxy Statement;

          8.     FOR the approval of Amendment No. 1 to the Second Amended and Restated 2016 Share Option and Incentive Plan to increase the number of authorized shares available for issuance by 57,200,000 ordinary shares and to extend the term of the plan through April 13, 2030;

          9.     FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement; and

          10.   At the discretion of the proxy holder(s) with regard to all other matters that may properly come before the Annual Meeting.

        We will pay all of the costs of soliciting proxies. Our directors, officers and employees may also solicit proxies; however, we will not pay them additional compensation for any of these services. Proxies may be solicited by telephone, email, facsimile, personal solicitation or otherwise.

        In this Proxy Statement, the terms "BeiGene," "we," "us," and "our" refer to BeiGene, Ltd., and, unless the context otherwise requires, refer to its subsidiaries as well. The mailing address of our principal executive offices is c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.

        Please note that while our proxy materials and our Annual Report on Form 10-K are available on our website, no other information contained on the website is incorporated by reference into or considered to be part of this document or our Annual Report on Form 10-K.

Shareholders Entitled to Vote; Record Date

        Only holders of record of our ordinary shares, par value US$0.0001 per share, at 5:00 p.m. Cayman Islands time on April 16, 2020 (the "record date") are entitled to notice of, and to attend and to vote at, the Annual Meeting. As of 5:00 p.m. Cayman Islands time on the record date, we had outstanding 1,007,976,816 ordinary shares, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting, except as otherwise provided in this Proxy Statement. On the record date, approximately 847,155,816 of the 1,007,976,816 outstanding ordinary shares were held in the name of Citibank, N.A. (the "Depositary") as depositary for the ADSs, which issues Company-sponsored American Depositary Receipts ("ADRs"), evidencing ADSs that in turn each represent 13 of our ordinary shares. Each shareholder of record is entitled to one vote for each ordinary share held by such shareholder.

Quorum

        We are an exempted company incorporated in the Cayman Islands with limited liability, and our affairs are governed by our amended and restated memorandum and articles of association, which we refer to as our "articles"; the Companies Law (as amended) of the Cayman Islands, which we refer to as the "Cayman Companies Law"; and the common law of the Cayman Islands.

        The quorum required for a general meeting of shareholders at which an ordinary resolution is proposed consists of such shareholders present in person or by proxy who together hold shares carrying the right to at least a simple majority of all votes capable of being exercised on a poll. The quorum required for a general meeting at which a special resolution is proposed consists of such shareholders present in person or by proxy who together hold shares carrying the right to at least two-thirds of all votes capable of being exercised on a poll.

Voting

        An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain types of winding up of the Company, in which case the required majority to pass a special resolution is 100%). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Cayman Companies Law and our articles. A special resolution is required for important matters such as a change of name and amendments to our articles. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares and cancelling any authorized but unissued shares. Proposals 1 through 9 of this Proxy Statement are all ordinary resolutions.

        Persons who hold our ordinary shares directly on the Cayman Register on the record date ("Cayman record holders") must either (1) return an executed form of proxy (a) by mail or by hand to the offices of the Cayman Registrar: Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, or (b) by email at BeiGene@mourant.com; or (2) attend the Annual Meeting in person to vote on the proposals.

        Persons who hold our ordinary shares directly on the HK Register on the record date ("HK record holders," and together with the Cayman record holders, "record holders") must either (1) return an executed form of proxy by mail or by hand to the offices of the HK Registrar: Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen's Road East, Wanchai, Hong Kong; or (2) attend the Annual Meeting in person to vote on the proposals.

        However, in the event that it is not possible or advisable for shareholders to travel to the Cayman Islands to attend the meeting in person due to the COVID-19 pandemic, shareholders must vote their shares prior to the Annual Meeting by returning an executed form of proxy as described above.

        Persons who own our ordinary shares indirectly on the record date through a brokerage firm, bank or other financial institution, including persons who own our ordinary shares in the form of ADSs through the Depositary ("beneficial owners"), must return a voting instruction form to have their shares or the shares underlying their ADSs, as the case may be, voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from beneficial owners may either vote these shares on behalf of the beneficial owners if permitted by applicable rules or return a proxy leaving these shares un-voted (a "broker non-vote").

        ADS holders are not entitled to vote directly at the Annual Meeting, but the Deposit Agreement, dated as of February 5, 2016, as amended (the "Deposit Agreement"), by and among the Depositary, the Company and the holders of ADSs permits registered holders of ADSs as of the record date to instruct the Depositary how to exercise their voting rights pertaining to the ordinary shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable and permitted under applicable law and the provisions of the Deposit Agreement, to vote (in person or by delivery to BeiGene of a proxy) the ordinary shares registered in the name of the Depositary in accordance with the voting instructions received from the ADS holders. If the Depository does not receive instructions from a holder, such holder shall be deemed, and the Depository shall (unless otherwise specified in the notice distributed to holders of ADSs) deem such holder, to have instructed the Depository to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders' ADSs, provided that no such discretionary proxy may be given by the Depositary with respect to any matter to be voted upon that we inform the Depositary that (a) we do not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of ordinary shares may be materially adversely affected. In the event that the instruction card is executed but does not specify the manner in which the ordinary shares represented are to be voted (i.e., by marking a vote "FOR," "AGAINST" or any other option), the Depositary will vote in respect of each proposal as recommended by the Board as described in the Notice of Annual General Meeting. Instructions from the ADS holders must be sent to the Depositary so that the instructions are received by no later than 10:00 a.m. New York Time on June 9, 2020.

        Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal.

        We have retained the Cayman Registrar to hold and maintain our Cayman Register and the HK Registrar to hold and maintain our HK Register. The Cayman Registrar and the HK Registrar will be engaged by us to take delivery of completed forms of proxy posted to them in accordance with the details above.

        We encourage you to vote by proxy by mailing or emailing or sending by hand an executed form of proxy in accordance with the instructions and deadlines above. Voting in advance of the meeting will ensure that your shares will be voted and reduce the likelihood that we will be forced to incur additional expenses soliciting proxies for the Annual Meeting. Any record holder of our ordinary shares may attend the Annual Meeting in person and may revoke the enclosed form of proxy at any time by:

  •
  executing and delivering to the Cayman Registrar or the HK Registrar, as applicable, a later-dated proxy by mail or email or by hand pursuant to the instructions above until 4:00 a.m. Cayman Islands Time / 5:00 p.m. Hong Kong Time on June 14, 2020; or

  •
  voting in person at the Annual Meeting.

        However, in the event that it is not possible or advisable for shareholders to travel to the Cayman Islands to attend the meeting in person due to the COVID-19 pandemic, any record holder of our ordinary shares may revoke the enclosed form of proxy at any time by executing and delivering to the Cayman Registrar or the HK Registrar, as applicable, a later-dated proxy by mail or email or by hand pursuant to the instructions above until 4:00 a.m. Cayman Islands Time / 5:00 p.m. Hong Kong Time on June 14, 2020.

        Beneficial owners of our ordinary shares and ADSs representing our ordinary shares who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution or the Depositary, as applicable, for information on how to do so. Beneficial owners who wish to attend the Annual Meeting and vote in person should contact their brokerage firm, bank or other financial institution holding our ordinary shares on their behalf in order to obtain a "legal proxy" which will allow them to both attend the meeting and vote in person. Without a legal proxy, beneficial owners cannot attend or vote at the Annual Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf. Record holders of ADSs who wish to attend the Annual Meeting and vote in person should contact the Depositary (and beneficial owners wishing to do the same should contact their brokerage firm, bank or other financial institution holding their ADSs) to cause their ADSs to be cancelled and the underlying shares to be withdrawn in accordance with the terms and conditions of the Deposit Agreement so as to be recognized by us as a record holder of our ordinary shares.

        The Company strongly recommends that you monitor the development of the COVID-19 pandemic and assess, based on social distancing practices, the necessity for attending the Annual Meeting in person. Accordingly, the Board of Directors respectfully requests that the shareholders appoint the Chairman of the Annual Meeting as their proxy rather than a third party to attend and vote on their behalf at the Annual Meeting (or any adjournment or postponement thereof).

No Appraisal Rights

        Our shareholders have no rights under the Cayman Companies Law or under our articles to exercise dissenters' or appraisal rights with respect to the proposals being voted on.

Expenses of Solicitation

        We are making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges that you may incur. Our officers, directors and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, emails or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

Procedure for Submitting Shareholder Proposals

        The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with a right to put any proposal before a general meeting. However, these rights may be provided in a company's articles. Our articles allow our shareholders holding in aggregate not less than one-tenth of the voting rights of issued shares and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case the Board of Directors is obliged to convene an extraordinary general meeting and to submit the resolutions put forward to a vote at such meeting. Additionally, under our articles, at a properly requisitioned extraordinary general meeting, our shareholders will have right to propose resolutions with respect to the election, appointment or removal of directors. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders' annual general meetings. However, our corporate governance guidelines require us to call such meetings every year to the extent required by the listing rules of any stock exchange on which our ordinary shares or ADSs are traded.

        Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting of shareholders by submitting their proposals in writing to us in a timely manner. In order to be considered for inclusion in the proxy statement for the 2021 annual general meeting of shareholders, shareholder proposals must be received at our principal executive offices no later than December 29, 2020, and must otherwise comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any shareholder proposal for the annual general meeting of shareholders in 2021, which is submitted outside the processes of Rule 14a-8, shall be considered untimely unless received by the Company in writing no later than March 14, 2021. If the date of the annual general meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the U.S. Securities and Exchange Commission ("SEC") and announced in Hong Kong via the website of Hong Kong Exchange and Clearing Limited (www.hkexnews.hk). A copy of all notices of proposals by shareholders should be sent to us at BeiGene, Ltd., c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.

OVERVIEW OF PROPOSALS

        This Proxy Statement contains nine proposals requiring shareholder action:

        Proposals 1 to 3 request the re-election of three directors to the Board of Directors.

        Proposal 4 requests the approval and ratification of the appointment of Ernst & Young Hua Ming LLP and Ernst & Young as our independent registered public accounting firms for the fiscal year ending December 31, 2020.

        Proposal 5 requests the approval, within the parameters of Rule 13.36 of the HK Listing Rules, of the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or ADSs not exceeding 20% of the total number of issued ordinary shares of the Company as at the date of passing of such ordinary resolution up to the next annual general meeting of shareholders, subject to the conditions described in this Proxy Statement.

        Proposal 6 requests the authorization of the Company and its underwriters, in their sole discretion, to allocate to each of Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. and parties affiliated with each of them (the "Existing Shareholders"), up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Existing Shareholders, subject to the conditions described in this Proxy Statement.

        Proposal 7 requests the authorization of the Company and its underwriters, in their sole discretion, to allocate to Amgen Inc. ("Amgen") up to a maximum amount of shares in order to maintain the same shareholding percentage of Amgen (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth above for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Amgen, subject to the conditions described in this Proxy Statement.

        Proposal 8 requests the approval of Amendment No. 1 to the Second Amended and Restated 2016 Share Option and Incentive Plan to increase the number of authorized shares available for issuance by 57,200,000 ordinary shares and to extend the term of the plan through April 13, 2030; and

        Proposal 9 requests the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

        Each of the proposals is discussed in more detail in the pages that follow.

Results of Annual Meeting

        Results of the Annual Meeting will be posted on the website of the Company (www.beigene.com) and on the website of Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk) upon the conclusion of the Annual Meeting and on the website of the SEC (www.sec.gov) in a Current Report on Form 8-K filed by us within four business days of the conclusion of the Annual Meeting.

 PROPOSALS 1 TO 3
ELECTION OF DIRECTORS

        Our articles provide that persons standing for election as directors at a duly constituted general meeting of shareholders with a requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Our articles further provide that the Board of Directors will be divided into three groups designated as Class I, Class II and Class III with as nearly equal a number of directors in each group as possible, with each director serving a three-year term and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal.

        Upon the expiration of the term of each class, each director in that class, if nominated by the Board of Directors, shall be eligible for re-election at the annual general meeting to hold office for another three-year term and until such director's successor has been duly elected. Our articles provide that, unless otherwise determined by shareholders in a general meeting, the Board of Directors will consist of not less than three directors. We have no provisions relating to retirement of directors upon reaching a specified age.

        In the event of a vacancy arising from the resignation of a director or as an addition to the existing board, the Board of Directors may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person to be a director.

        For so long as our ordinary shares or ADSs are listed on The NASDAQ Global Select Market ("NASDAQ"), and The Stock Exchange of Hong Kong Limited ("HKEx"), our directors are required to comply with the director nomination procedures of the NASDAQ Stock Market and the HK Listing Rules, and the Board of Directors is required to include at least such number of independent directors as required by the NASDAQ rules and the HK Listing Rules.

        The terms of the Class I directors are scheduled to expire on the date of the 2020 Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors' nominees for election by the shareholders are the current Class I members: John V. Oyler, Timothy Chen and Jing-Shyh (Sam) Su. If elected, each nominee will serve as a director until the annual general meeting of shareholders in 2023 and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal.

        We have received from each of Timothy Chen and Jing-Shyh (Sam) Su an annual confirmation of independence pursuant to the NASDAQ rules and Rule 3.13 of the HK Listing Rules and consider each of them independent under the NASDAQ rules and the HK Listing Rules.

        The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.

        The proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class I director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors.

        Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led the Board of Directors to conclude that each such person nominated to serve or currently serving on the Board of Directors should serve as a director.

Nominees of Class I Directors for Election for a Three-Year Term Ending at the 2023 Annual General Meeting

        The names of the nominees for Class I directors and certain information about each as of April 16, 2020 are set forth below.

Name	Position(s)	Directors Since	Age
John V. Oyler	Director	2010	52
Timothy Chen	Director	2016	63
Jing-Shyh (Sam) Su	Director	2018	67

        Mr. John V. Oyler, aged 52, is our Co-Founder, Chief Executive Officer and Chairman of the Board of Directors. He has served as a member of the Board of Directors since October 2010. From 2005 to 2009, Mr. Oyler served as President and Chief Executive Officer of BioDuro, LLC, a drug discovery outsourcing company, which was acquired by Pharmaceutical Product Development Inc. From 2002 to 2004, Mr. Oyler served as Chief Executive Officer of Galenea Corp., a biopharmaceutical company dedicated to the discovery of novel therapies for central nervous system diseases, which initially were developed at Massachusetts Institute of Technology. From 1998 to 2002, Mr. Oyler was a Founder and the President of Telephia, Inc. which was bought by The Nielsen Company in 2007. From 1997 to 1998, Mr. Oyler served as Co-Chief Executive Officer of Genta Incorporated, an oncology-focused biopharmaceutical company that was listed on the NASDAQ. Mr. Oyler began his career as a management consultant at McKinsey & Company. Mr. Oyler received his B.S. from the Massachusetts Institute of Technology in June 1990 and an MBA from Stanford University in January 1996. Mr. Oyler's qualifications to serve on the Board of Directors include his extensive leadership, executive, managerial, business and pharmaceutical and biotechnology company experience, along with his years of industry experience in the development and commercialization of pharmaceutical products.

        As of April 16, 2020, Mr. Oyler was interested in 83,090,439 ordinary shares of the Company within the meaning of Part XV of the Hong Kong Securities and Futures Ordinance (the "SFO"). The beneficial ownership rules of the SEC differ from those of the SFO and the HK Listing Rules.

        Mr. Timothy Chen, aged 63, has served as a member of the Board of Directors since February 2016. Since January 2018, Mr. Chen has served as the Chairman of Foxconn Industrial Internet Company, a company listed on the Shanghai Stock Exchange since June 2018. From January 2016 to March 2018, he served as the President and Chief Executive Officer of Asia Pacific Telecom and as the Corporate Vice President of Hon Hai Technology Group. He served as the President of Telstra International Group and Advisor to Telstra Chief Executive Officer from November 2012 to December 2015. He was also the Chairman of Autohome, a company listed on the NASDAQ and a director of Qingdao Haier Co., Ltd., a company listed on the Shanghai Stock Exchange. He was a Non-Executive Director on the board of Telstra Corporation Limited, a company listed on the Australian Securities Exchange between April 2012 and November 2012. Previously, Mr. Chen was a partner of a China Opportunities Fund within GL Capital Group. He was the Chief Executive Officer of National Basketball Association China from 2007 to 2010; the Corporate Vice President of Microsoft and the Chief Executive Officer of its Greater China Region from 2003 to 2007; and the Corporate Vice President of Motorola and the Chairman and President of Motorola (China) Electronics from 2001 to 2003. Before Motorola, he was the Chief Executive Officer of 21CN Cybernet, a company listed on the HKEx from 2000 to 2001. Prior to 2000, Mr. Chen spent eight years in China with Motorola, including serving as the General Manager responsible for the sales and marketing for the Greater China Cellular Infrastructure Division. He also spent nine years with AT&T Bell Laboratories in the United States. Mr. Chen earned an MBA Degree from the University of Chicago in August 1991 and a Master's Degree in both computer science and mathematics from Ohio State University in June 1982. We believe that Mr. Chen's extensive business expertise in Asia and globally qualifies him to serve as a member of the Board of Directors.

        As of April 16, 2020, Mr. Chen was interested in 505,957 ordinary shares of the Company within the meaning of Part XV of the SFO. The beneficial ownership rules of the SEC differ from those of the SFO and the HK Listing Rules.

        Mr. Jing-Shyh (Sam) Su, aged 67, has served as a member of the Board since April 2018. Mr. Su retired from Yum! Brands, Inc., a company listed on the New York Stock Exchange ("Yum! Brands"), in May 2016, where he served as Vice Chairman of the Board, and was the Chairman and CEO of the company's China division. During Mr. Su's 26 years with Yum! Brands, its China division grew from just four restaurants to over 7,000 to become the largest multinational restaurant chain in China, contributing more than half of Yum! Brands' worldwide revenues in 2015. Mr. Su started his career with Yum! Brands in 1989 as KFC International's director of marketing for the North Pacific region. In 1993, he became vice president of North Asia for both KFC and Pizza Hut. Mr. Su was named president of Greater China for Tricon Global Restaurants International upon Pepsi's spin-off of the restaurant business in 1997. Before joining Yum! Brands, Mr. Su worked with Procter & Gamble in Germany and Taiwan. Mr. Su earned his undergraduate degree at the National Taiwan University in June 1974, an M.Sc. degree in Chemical Engineering at Pennsylvania State University in May 1978, and an MBA at the Wharton School of the University of Pennsylvania in May 1983. Mr. Su currently serves as a director of Li Ning Company Limited, a company listed on the Main Board of the HKEx (stock code: 2331), and of Peet's Coffee China. We believe that Mr. Su is qualified to serve on the Board of Directors based on his operating and management experience, expertise in marketing and brand development, particularly in China, and expertise in strategic planning and international business development.

        As of April 16, 2020, Mr. Su was interested in 127,894 ordinary shares of the Company within the meaning of Part XV of the SFO. The beneficial ownership rules of the SEC differ from those of the SFO and the HK Listing Rules.

Nomination Policy and Procedure for Independent Non-executive Directors

        When nominating candidates for election to the Board of Directors, the Nominating and Corporate Governance Committee of the Board of Directors (the "Nominating Committee") evaluates skills, knowledge and experience required by the Board of Directors, and identifies if there are any special requirements for the vacancy.

        The Nominating Committee identifies appropriate candidates and discusses and votes in respect of the nominated directors, and recommends candidates for directors to the Board of Directors. In reviewing the structure of the Board of Directors, the Nominating Committee will consider board diversity from a number of aspects, including but not limited to nationality, ethnicity, gender, age, skills, expertise, and industry and regional experience. All Board of Directors nominations will be based on meritocracy and candidates will be considered against criteria including talent, skills and experience as may be necessary for the operation of the Board of Directors as a whole, with a view to maintaining a sound balance of the Board of Directors' composition, and where nomination of independent non-executive directors is under consideration, the requirements of Rule 3.13 of the HK Listing Rules shall be satisfied.

        The Nominating Committee is of the view that the re-election of Mr. Timothy Chen as an independent non-executive director will enrich the Company's knowledge and experience in conducting business in Asia and globally, and promote diversity on the Board of Directors.

        The Nominating Committee is of the view that the re-election of Mr. Jing-Shyh (Sam) Su as an independent non-executive director will enrich the Company's knowledge and experience in marketing, brand development, strategic planning and international business development, particularly in Asia, and promote diversity of the Board of Directors.

        In view of the above, on February 25, 2020, the Nominating Committee recommended to the Board of Directors that Mr. Timothy Chen and Mr. Jing-Shyh (Sam) Su be nominated for re-election to the Board of Directors and the Board of Directors has recommended them to be elected by shareholders at the Annual Meeting.

        The Board of Directors considers that each of the candidates for independent non-executive director has many years of experience working in various sectors in Asia and has made significant contributions. Their election will facilitate better supervision of the Company's business operations. Moreover, each of the candidates for independent non-executive directors has confirmed his independence pursuant to Rule 3.13 of the HK Listing Rules. The Board of Directors also considers that Mr. Timothy Chen and Mr. Jing-Shyh (Sam) Su meet the independence guidelines set out in Rule 3.13 of the HK Listing Rules and is independent in accordance with these terms of the guidelines.

Directors Not Standing for Re-Election

        The names of and certain information as of April 16, 2020 about the members of the Board of Directors who are not standing for re-election at this year's Annual Meeting are set forth below.

Name	Position(s)	Director Since	Age
Donald W. Glazer	Director	2013	75
Michael Goller	Director	2015	45
Thomas Malley	Director	2016	51
Xiaodong Wang	Director	2016	57
Anthony C. Hooper	Director	2020	65
Ranjeev Krishana	Director	2014	46
Qingqing Yi	Director	2014	48

Class II Directors Continuing in Office Until the 2021 Annual General Meeting

        Mr. Donald W. Glazer, aged 75, has served as a member of the Board of Directors since February 2013. Mr. Glazer has served as a member of the Board of Trustees of GMO Trust, a mutual fund group, since 2000 and as the Chairman of the board of GMO Trust since 2005. Mr. Glazer was a Co-Founder and Secretary, and from 2002 until 2010, Vice Chairman, of Provant, Inc., a provider of performance improvement training solutions. From 1992 to 1995 Mr. Glazer was President of Mugar/Glazer Holdings and from 1992 to 1993 served as Vice Chairman—Finance of New England Television Corp. and WHDH-TV, Inc. From 1997 to the present, Mr. Glazer has served as Advisory Counsel to the law firm Goodwin Procter LLP. From 1970 to 1978 Mr. Glazer was an associate and from 1978 to 1992 a partner at the law firm Ropes & Gray LLP. At Ropes & Gray, Mr. Glazer chaired the firm's Emerging Companies Group. Mr. Glazer was also a Lecturer in Law at Harvard Law School from 1978 to 1991, teaching a course called The Business Lawyer. In addition to Provant, Inc. and New England Television Corp., Mr. Glazer is a former member of the boards of directors of Environics Inc.; Kronos Incorporated; Reflective Technologies, Inc.; and Teleco Oilfield Services Inc. Mr. Glazer received his A.B. from Dartmouth College in June 1966; J.D. from Harvard Law School in June 1969, where he was an editor of the Harvard Law Review; and L.L.M. from the University of Pennsylvania Law School in May 1970. Additionally, Mr. Glazer is a co-author of both Glazer and FitzGibbon on Legal Opinions, Third Edition (Aspen Publishers) and Massachusetts Corporation Law & Practice, Second Edition (Aspen Publishers). We believe that Mr. Glazer's qualifications to serve on the Board of Directors include his extensive leadership, executive, managerial, business, and corporate legal experience.

        Mr. Michael Goller, aged 45, has served as a member of the Board of Directors since April 2015. Mr. Goller is a Partner at Baker Brothers Investments. Prior to joining Baker Brothers in 2005, Mr. Goller was as an Associate of JPMorgan Partners, LLC, where he focused on venture investments in the life sciences sector from 1999 to 2003. Mr. Goller began his career as an investment banker with

Merrill Lynch and Co. from 1997 to 1999. Mr. Goller received a B.S. in Molecular and Cell Biology from The Pennsylvania State University in May 1997, and a Master in both Biotechnology (School of Engineered and Applied Sciences) and Business Administration (Wharton School) from the University of Pennsylvania in May 2005. Mr. Goller serves on the boards of DBV Technologies SA, a company listed on the NASDAQ and on Euronext Paris and Levo Therapeutics, Inc. We believe that Mr. Goller is qualified to serve on the Board of Directors based on his experience in the life sciences industry and for his knowledge in financial and corporate development matters.

        Mr. Thomas Malley, aged 51, has served as a member of the Board of Directors since January 2016. Mr. Malley has served as president of Mossrock Capital, LLC, a private investment firm, since May 2007. Mr. Malley worked for Janus Mutual Funds in positions of increasing responsibility from April 1991 to May 2007. From January 1999 to May 2007, Mr. Malley served as the portfolio manager of the Janus Global Life Sciences Fund and also led the Janus healthcare team of analysts. From 1991 to 1998, Mr. Malley served as an equity analyst for Janus covering, among others, healthcare and biotechnology stocks. Mr. Malley received a B.S. in Biology from Stanford University in June 1991. Mr. Malley has held directorships in the following listed companies: Kura Oncology, Inc., a company listed on the NASDAQ, as a director since 2015; Kiniksa Pharmaceuticals, a company listed on the NASDAQ, as a director since 2016; OvaScience, Inc., a company listed on the NASDAQ prior to its merger with Millendo Therapeutics, Inc. in December 2018, as a director from 2012 to 2017; Synageva BioPharma Corp., a Company listed on the NASDAQ prior to its delisting in May 2015 in connection with the sale of the company, as a director from 2006 to 2015; Puma Biotechnology, Inc., a company listed on the NASDAQ, as a director from 2011 to 2015; and Cougar Biotechnology, Inc., a company listed on the NASDAQ prior to its delisting in July 2009 in connection with the sale of the company, as a director from 2007 to 2009. The Board of Directors believes that Mr. Malley's experience in the biopharmaceutical industry, including serving on other boards of directors, and his financial and executive experience qualify him to serve on the Board of Directors.

Class III Directors Continuing in Office Until the 2022 Annual General Meeting

        Dr. Xiaodong Wang, Ph.D., aged 57, is our Co-Founder and has served as a member of the Board of Directors since February 2016. He has also served as the Chairman of our Scientific Advisory Board since 2011. Dr. Wang has served as the founding Director of the National Institute of Biological Sciences in Beijing since 2003 and became its Director and Investigator in 2010. Previously, he was a Howard Hughes Medical Institute Investigator from 1997 to 2010 and held the position of the George L. MacGregor Distinguished Chair Professor in Biomedical Sciences at the University of Texas Southwestern Medical Center in Dallas, Texas from 2001 to 2010. In 2004, Dr. Wang founded Joyant Pharmaceuticals, Inc., a venture capital-backed biotechnology company focused on the development of small molecule therapeutics for cancer. Dr. Wang received his B.S. in Biology from Beijing Normal University in July 1984 and his Ph.D. in Biochemistry from the University of Texas Southwestern Medical Center in May 1991. Dr. Wang has been a member of the National Academy of Science, USA since 2004 and a foreign associate of the Chinese Academy of Sciences since 2013. We believe that Dr. Wang's extensive experience in cancer drug research, combined with his experience in the biotech industry, qualifies him to serve as a member of the Board of Directors.

        Mr. Anthony C. Hooper, aged 65, has served as a member of the Board of Directors since January 2020. Mr. Hooper retired from Amgen in January 2020, where he was Executive Vice President from September 2018 to January 2020, and Executive Vice President, Global Commercial Operations from 2011 to August 2018. From 2010 to 2011, Mr. Hooper was Senior Vice President, Commercial Operations and President, U.S., Japan and Intercontinental of Bristol Myers Squibb Company (BMS). From 2009 to 2010, Mr. Hooper was President, Americas of BMS. From 2004 to 2009, Mr. Hooper was President, U.S. Pharmaceuticals, Worldwide Pharmaceuticals Group, a division of BMS. Prior to that, Mr. Hooper held various senior leadership positions at BMS. Prior to joining BMS, Mr. Hooper was

Assistant Vice President of Global Marketing for Wyeth Laboratories. Mr. Hooper earned law and MBA degrees from the University of South Africa in 1978 and 1988 respectively. Mr. Hooper serves on the board of MannKind Corporation, a company listed on the NASDAQ (ticker symbol: MNKD). Mr. Hooper is a consultant of Amgen. We believe Mr. Hooper's extensive experience and knowledge in the healthcare sector and broad international experience in pharmaceutical commercial operations qualify him to serve on, and contributes to the diversity of, the Board.

        Mr. Ranjeev Krishana, aged 46, has served as a member of the Board of Directors since October 2014 and as the Lead Director since February 2020. Mr. Krishana has worked at Baker Bros. Advisors LP, from 2011 to the present and currently serves as Head of International Investments. Prior to joining Baker Bros., Mr. Krishana held a series of commercial, strategy, and business development leadership roles for Pfizer, Inc.'s pharmaceutical business across a variety of international regions and markets, including Asia, Eastern Europe, and Latin America. Mr. Krishana was at Pfizer from 2003 to 2007 and from 2008 to 2011. From 2008 to 2010, Mr. Krishana was based in Beijing, China, where he served as a Senior Director and a member of the Pfizer China Leadership Team. Mr. Krishana began his career as a strategy consultant at Accenture plc. Mr. Krishana received a B.A. in Economics and Political Science from Brown University in May 1995, and a Master of Public Policy from Harvard University in June 2011. We believe Mr. Krishana's knowledge of the healthcare sector across international markets qualifies him to serve on the Board of Directors.

        Mr. Qingqing Yi, aged 48, has served as a member of the Board of Directors since October 2014. Mr. Yi is a Partner at Hillhouse Capital. He has worked with Hillhouse since the inception of the firm in 2005. Prior to joining Hillhouse, Mr. Yi was an Equity Research Analyst at China International Capital Corporation. Mr. Yi's work at Hillhouse includes investments in the healthcare and consumer sectors in both its public and private equity portfolios. Mr. Yi received a B.S. degree in Engineering from Shanghai Maritime University in July 1995 and an MBA from University of Southern California in May 2003. We believe Mr. Yi's extensive experience in capital markets and knowledge of the healthcare sector qualify him to serve on the Board of Directors.

Vote Required and Board of Directors' Recommendation

        Each director nominated for election will be elected if a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy vote at the Annual Meeting in favor of such director. Broker non-votes and abstentions with respect to one or more Class I directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

        The proposals for the election of directors relate solely to the election of Class I directors nominated by the Board of Directors.

The Board of Directors recommends that shareholders vote FOR the election of each of the Class I director nominees listed above.

PROPOSAL 4
APPROVAL AND RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Upon recommendation of the Audit Committee of the Board of Directors (the "Audit Committee"), the Board of Directors has appointed Ernst & Young Hua Ming LLP, an independent registered public accounting firm in the People's Republic of China ("PRC"), and Ernst & Young, an independent registered public accounting firm in Hong Kong, as the Company's independent registered public accounting firms for the fiscal year ending December 31, 2020. Ernst & Young Hua Ming is responsible for auditing our annual consolidated financial statements filed with the SEC and internal control over financial reporting in accordance with the Exchange Act, and Ernst & Young is responsible for auditing our annual financial statements filed with the HKEx in accordance with the HK Listing Rules. Both Ernst & Young Hua Ming and Ernst & Young are members of the global Ernst & Young firm. The Board of Directors recommends that shareholders vote for approval and ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Ernst & Young Hua Ming LLP has audited our financial statements filed with the SEC and internal control over financial reporting for the fiscal years ended December 31, 2019 and 2018. Ernst & Young has audited our financial statements filed with the HKEx for the fiscal years ended December 31, 2019 and 2018. We expect representatives of Ernst & Young Hua Ming LLP and Ernst & Young to be available at the Annual Meeting in person or via teleconference and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Auditors' Fees

        The following table summarizes the fees of Ernst & Young Hua Ming LLP and Ernst & Young, our registered independent public accounting firms, billed to us for each of the last two fiscal years (in thousands).

	2019						2018
Fee Category	Ernst & Young Hua Ming LLP		Ernst & Young		Total		Ernst & Young Hua Ming LLP		Ernst & Young		Total
Audit Fees(1)	US$	1,821	US$	369	US$	2,190	US$	1,586	US$	810	US$	2,396
Tax Fees(2)		—		24		24		11		—		11
All Other Fees(3)		—		27		27		53		120		173

Total Fees	US$	1,821	US$	420	US$	2,241	US$	1,650	US$	930	US$	2,580

(1)
Audit fees consist of fees for the audit of our financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company's Quarterly Reports on Form 10-Q and audit services associated with our registration statements, prospectus supplements, services related to the Company's Hong Kong listing and other statutory and regulatory filings.

(2)
Tax fees consist of fees incurred for tax advisory services.

(3)
All other fees consist of fees incurred for internal control consultation related to the Company's Hong Kong listing, as well as compliance related consulting services.

Pre-approval Policies

        The Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services by the Audit Committee for the purpose of maintaining the independence of our independent auditors. We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee's pre-approval policies and procedures.

        Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to the chairperson of the Audit Committee. The decisions of the chairperson to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to the management.

        The Audit Committee has considered the non-audit services provided by Ernst & Young Hua Ming LLP and Ernst & Young as described above and believes that they are compatible with maintaining the firms' independence as our external auditors. In accordance with Regulation S-X, Rule 2-01, paragraph (c)(7)(i), no fees for services in 2019 and 2018 were approved pursuant to any waivers of the pre-approval requirement.

Vote Required and Board of Directors' Recommendation

        Approval of Proposal 4 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 4 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.

The Board of Directors recommends that shareholders vote FOR approval and ratification of the appointment of Ernst & Young Hua Ming LLP and Ernst & Young as our independent registered public accounting firms for the fiscal year ending December 31, 2020.

 PROPOSAL 5
GENERAL MANDATE TO ISSUE SHARES

        In order to give the Company the flexibility to issue ordinary shares and/or ADSs if and when appropriate and in accordance with Rule 13.36 of the HK Listing Rules, the Company proposes an ordinary resolution at the Annual Meeting to approve the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or ADSs not exceeding 20% of the total number of issued ordinary shares of the Company as at the date of passing of such ordinary resolution (i.e., a total of 201,595,363 ordinary shares as of April 16, 2020 on the basis that no further ordinary shares are issued or repurchased before the Annual Meeting) up to the next annual general meeting of the Company (the "General Mandate to Issue Shares"). The General Mandate to Issue Shares shall remain in force until:

  (a)
  the conclusion of the next annual general meeting of the Company unless, by an ordinary resolution passed at that meeting, the General Mandate to Issue Shares is renewed, either unconditionally or subject to conditions; or

  (b)
  revoked or varied by an ordinary resolution of the shareholders in a general meeting,

        whichever occurs first.

        The Board of Directors does not have any current plan to issue any new shares pursuant to the General Mandate to Issue Shares.

        The adoption of the General Mandate to Issue Shares is not conditioned on the shareholder approval of the Connected Person Placing Authorization I and the Connected Person Placing Authorization II described in Proposals 6 and 7.

Vote Required and Board of Directors' Recommendation

        Approval of Proposal 5 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 5 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.

The Board of Directors recommends that shareholders vote FOR the approval of the General Mandate to Issue Shares.

 PROPOSAL 6
CONNECTED PERSON PLACING AUTHORIZATION I

        As a commercial stage biotechnology company, the Company believes that efficient access to capital on a continuing basis is essential to funding the Company's business plans, and participation in capital raisings by biotech-focused funds with deep industry knowledge (such as the Company's existing shareholders, Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. and parties affiliated with each of them (the "Existing Shareholders")), is often crucial to the success of capital raising transactions. In connection with the Company's listing on the HKEx in August 2018, the Company therefore applied for, and the HKEx granted, a waiver (the "Waiver") from strict compliance with Rule 13.36(1) of the HK Listing Rules and the independent shareholder approval requirements set out in Chapter 14A of the HK Listing Rules in respect of the Connected Person Placing Authorization I (as defined below).

        In order to give the Company the flexibility to issue ordinary shares and/or ADSs to certain connected persons if and when appropriate and to comply with the HK Listing Rules, the Company proposes an ordinary resolution at the Annual Meeting to authorize the Company and its underwriters, in their sole discretion, to, in the Company's securities offerings, allocate to each of the Existing Shareholders, up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the General Mandate to Issue Shares set forth in Proposal 5 for a period of five years, which period will be subject to an extension on a rolling basis each year, subject to the following conditions (the "Connected Person Placing Authorization I"):

  (1)
  the Company will put forward Proposals 5 and 6 to its shareholders in the next general meeting following the HKEx listing, which will be convened within four months after its listing (to clarify, this condition was satisfied in December 2018);

  (2)
  the Connected Person Placing Authorization I and the shareholder approval of the General Mandate to Issue Shares are not interdependent in that our shareholders may approve the General Mandate to Issue Shares without approving the Connected Person Placing Authorization I;

  (3)
  the Existing Shareholders shall abstain from voting on the Connected Person Placing Authorization I;

  (4)
  the Connected Person Placing Authorization I is only valid to the extent the Existing Shareholders individually hold less than 50% of the then-outstanding share capital of the Company;

  (5)
  any securities issued to the Existing Shareholders in an offering conducted pursuant to the General Mandate to Issue Shares shall be for cash consideration only and not as consideration for any acquisition;

  (6)
  none of the Existing Shareholders shall be entitled to have representatives on the committee of the Board of Directors responsible for determining the specific pricing of any offering;

  (7)
  apart from the potential pro rata allocation, the Existing Shareholders will subscribe for securities on the same terms and conditions as all other placees in any offering and none of the Existing Shareholders shall be entitled to any preferential treatment with respect to any offering conducted;

  (8)
  the Company will put forward Proposals 5 and 6 to its shareholders at each subsequent annual general meeting after its listing on the HKEx; and

  (9)
  the Company remains listed on the NASDAQ.

        Subject to the conditions above, if the Connected Person Placing Authorization I is approved at the Annual Meeting, the Company and its underwriters will be able to place, in the Company's securities offerings, a pro rata amount of securities to the Existing Shareholders in connection with issuances of the Company's shares under a general mandate approved by the Company's shareholders, during a five-year period after the Annual Meeting, with such five-year period subject to an extension on a rolling basis at each subsequent annual general meeting of the Company. The Board of Directors does not have any current plan to issue any new shares to the Existing Shareholders pursuant to the Connected Person Placing Authorization I.

        As of April 24, 2020, the Existing Shareholders had the following interests or short positions in the shares or underlying shares of the Company as recorded in the register required to be kept by the Company pursuant to Section 336 of the SFO. The beneficial ownership rules of the SFO and the HK Listing Rules differ from those of the SEC.

Name of Shareholder	Capacity / Nature of Interest	Number of Shares/ Underlying Shares	Approximate Percentage of Holding(1)
Julian C. Baker(2)	Beneficial owner/Interest in controlled corporations/Person having a security interest in shares	159,381,408	15.81%
Felix J. Baker(2)	Beneficial owner/Interest in controlled corporations/Person having a security interest in shares	159,381,408	15.81%
Baker Bros. Advisors (GP) LLC(2)	Investment manager/Other	158,919,261	15.77%
Baker Bros. Advisors LP(2)	Investment manager/Other	158,919,261	15.77%
Baker Brothers Life Sciences Capital, L.P.(2)	Interest in controlled corporations/Other	145,554,808	14.44%
Hillhouse Capital Advisors, Ltd.(3)	Investment manager	63,117,389	6.26%
Gaoling Fund, L.P.(3)	Beneficial owner	58,995,800	5.85%

(1)
The calculation is based on the total number of 1,007,976,816 ordinary shares outstanding as of April 24, 2020, which included ordinary shares issued to the Depositary in exchange for a corresponding amount of ADSs for the purposes of ensuring that it has ADSs readily available to satisfy the vesting of restricted share units and the exercise of share options under our equity incentive plans from time to time.

(2)
Julian C. Baker and Felix J. Baker are the managing members of Baker Bros. Advisors (GP) LLC. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP, which is the investment advisor with sole voting and investment power to 667, L.P. and Baker Brothers Life Sciences, L.P. Also, Baker Brothers Life Sciences Capital, L.P. is the general partner of Baker Brothers Life Sciences, L.P. For the purposes of the SFO, Julian C. Baker, Felix J. Baker, Baker Bros. Advisors (GP) LLC and Baker Bros. Advisors LP are deemed to be interested in the 16,319,660 ordinary shares held by 667, L.P. and the 145,425,622 ordinary shares held by Baker Brothers Life Sciences, L.P. Each of Julian C. Baker and Felix J. Baker further holds 311,143 ordinary shares, and 151,004 ordinary shares through FBB3 LLC, a controlled corporation. Michael Goller and Ranjeev Krishana, members of our Board of Directors, are, respectively, a Partner and Head of International Investments of Baker Bros. Advisors LP, affiliates of which collectively hold more than 5% of our voting securities.

(3)
(i) 58,995,800 ordinary shares are held by Gaoling Fund, L.P.; (ii) 4,121,589 ordinary shares are held by YHG Investment, L.P.; and (iii) 13,445,978 ordinary shares are held by Hillhouse BGN Holdings Limited. Hillhouse Capital Advisors, Ltd. acts as the sole general partner of YHG Investment, L.P. and the sole management company of Gaoling Fund, L.P.. Hillhouse Capital Management, Ltd. is the sole management company of Hillhouse Fund II, L.P., which owns Hillhouse BGN Holdings Limited. Under the SFO, Hillhouse Capital Advisors, Ltd. is deemed to be interested in the 58,995,800 ordinary shares held by Gaoling Fund, L.P., the 4,121,589 ordinary shares held by YHG Investment, L.P. and Hillhouse Capital Management, Ltd. is deemed to be interested in the 13,445,978 ordinary shares held by Hillhouse BGN Holdings Limited. Under the SFO, Hillhouse Fund II, L.P. is deemed to be interested in the 13,445,978 ordinary shares held by Hillhouse BGN Holdings Limited. Qingqing Yi, a member of the Board of Directors, is a Partner at Hillhouse Capital, affiliates of which collectively hold more than 5% of our voting securities.

Vote Required and Board of Directors' Recommendation

        Approval of Proposal 6 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting excluding the Existing Shareholders, which are required to refrain or abstain from voting. Broker non-votes and abstentions with respect to Proposal 6 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.

The Board of Directors recommends that shareholders vote FOR the approval of the Connected Person Placing Authorization I.

 PROPOSAL 7
CONNECTED PERSON PLACING AUTHORIZATION II

        On October 31, 2019, the Company and its wholly-owned subsidiary BeiGene Switzerland GmbH entered into a Collaboration Agreement with Amgen to collaborate on the commercialization of certain products of Amgen in the PRC and the clinical development of certain pipeline products of Amgen (the "Collaboration Agreement"). On January 2, 2020, the Company issued 206,635,013 ordinary shares in the form of 15,895,001 ADSs of the Company, representing approximately 20.5% of the Company's then outstanding share capital, to Amgen for aggregate gross proceeds of US$2.78 billion, or US$13.45 per ordinary share, or US$174.85 per ADS, pursuant to the Share Purchase Agreement dated October 31, 2019, as amended by Amendment No. 1 dated December 6, 2019, by and between the Company and Amgen (collectively, the "Share Purchase Agreement"). On March 17, 2020, the Company entered into a further amendment (the "Second Amendment") to amend the Share Purchase Agreement, pursuant to which Amgen will have an option (the "Direct Purchase Option") to subscribe for additional shares of the Company (the "Additional Shares") under a specific mandate (the "Specific Mandate"), in an amount necessary to enable it to increase (and subsequently maintain) its ownership at approximately 20.6% of the Company's outstanding share capital. The Second Amendment and the issuance of Additional Shares thereunder under the Specific Mandate are subject to approval by a majority vote of the Company's shareholders, excluding Amgen, pursuant to the HK Listing Rules, at an extraordinary general meeting of the shareholders.

        It is important to Amgen to be able to maintain an equity interest exceeding 20% of the Company's outstanding share capital to ensure that it can continue to account for its interest in the Company using the equity method of accounting under US GAAP. If Amgen is unable to maintain an interest that permits it to account for its investment in the Company using the equity method of accounting, it is permitted under the Share Purchase Agreement to dispose of its shares until its interest reaches 10% of the outstanding share capital of the Company, which may have a material adverse effect on the Company and the trading price of the Company's securities.

        Additionally, the Company expects that the transaction with Amgen will provide both potential short-term and long-term financial benefits to the Company. Given the highly technical nature of the biotech industry, it is often difficult for retail (and even most institutional) investors to fully understand information released by biotech companies relating to the significant events after which offerings of securities are typically conducted. Many investors also look to increase their percentage holdings in companies as risk profiles go down through clinical development; ultimately, they often do this through participation in primarily follow-on financings. As such, participation by leading biotech companies is instrumental in giving retail and other institutional investors the assurance and comfort to make, and continue to make, investments into biotech companies.

        In connection with the collaboration with Amgen, in 2019, the Company applied for, and the HKEx granted, a waiver (the "Amgen Waiver") from strict compliance with Rule 13.36(1) of the HK Listing Rules and the independent shareholder approval requirements set out in Chapter 14A of the HK Listing Rules in respect of the Connected Person Placing Authorization II (as defined below).

        In order to give the Company the flexibility to issue ordinary shares and/or ADSs to certain connected persons if and when appropriate and to comply with the HK Listing Rules, the Company proposes an ordinary resolution at the Annual Meeting to authorize the Company and its underwriters, in their sole discretion, to, in the Company's securities offerings, allocate to Amgen, up to a maximum amount of shares in order to maintain the same shareholding percentage of Amgen (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the General Mandate to Issue Shares set forth in Proposal 5 for a period of five years, which period will be subject to an extension on a rolling basis each year, subject to the following conditions (the "Connected Person Placing Authorization II"):

  (1)
  the Connected Person Placing Authorization II and the shareholder approval of the General Mandate to Issue Shares are not interdependent in that our shareholders may approve the General Mandate to Issue Shares without approving the Connected Person Placing Authorization II;

  (2)
  Amgen shall abstain from voting on the Connected Person Placing Authorization II;

  (3)
  the Connected Person Placing Authorization II is only valid to the extent Amgen individually holds less than 50% of the then-outstanding share capital of the Company;

  (4)
  any securities issued to Amgen in an offering conducted pursuant to the General Mandate to Issue Shares shall be for cash consideration only and not as consideration for any acquisition;

  (5)
  Amgen shall not be entitled to have representatives on the committee of the Board of Directors responsible for determining the specific pricing of any offering;

  (6)
  apart from the potential pro rata allocation, Amgen will subscribe for securities on the same terms and conditions as all other placees in any offering and Amgen shall not be entitled to any preferential treatment with respect to any offering conducted;

  (7)
  the Company will put forward Proposals 5 and 7 to its shareholders at each subsequent annual general meeting;

  (8)
  the Company shall disclose the Amgen Waiver in the proxy statement for each subsequent annual general meeting; and

  (9)
  the Company remains listed on the NASDAQ.

        Subject to the conditions above, if the Connected Person Placing Authorization II is approved at the Annual Meeting, the Company and its underwriters will be able to place, in the Company's securities offerings, a pro rata amount of securities to Amgen in connection with issuances of the Company's shares under a general mandate approved by the Company's shareholders, during a five-year period after the Annual Meeting, with such five-year period subject to an extension on a rolling basis at each subsequent annual general meeting of the Company. The Board of Directors does not have any current plan to issue any new shares to Amgen pursuant to the Connected Person Placing Authorization II.

        As of April 24, 2020, Amgen had the following interests or short positions in the shares or underlying shares of the Company as recorded in the register required to be kept by the Company pursuant to Section 336 of the SFO. The beneficial ownership rules of the SFO and the HK Listing Rules differ from those of the SEC.

Name of Shareholder	Capacity / Nature of Interest	Number of Shares/ Underlying Shares	Approximate Percentage of Holding(1)
Amgen Inc.	Beneficial owner	206,635,013	20.5%

(1)
The calculation is based on the total number of 1,007,976,816 ordinary shares outstanding as of April 24, 2020, which included ordinary shares issued to the Depositary in exchange for a corresponding amount of ADSs for the purposes of ensuring that it has ADSs readily available to satisfy the vesting of restricted share units and the exercise of share options from time to time.

Vote Required and Board of Directors' Recommendation

        Approval of Proposal 7 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting excluding Amgen, which is required to refrain or abstain from voting. Broker non-votes and abstentions with respect to Proposal 7 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.

The Board of Directors recommends that shareholders vote FOR the approval of the Connected Person Placing Authorization II.

PROPOSAL 8
APPROVAL OF AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED 2016 SHARE OPTION AND INCENTIVE PLAN

Overview

        The Board of Directors believes that share options and other share-based incentive awards play an important role in our success by attracting, retaining and motivating our (and our subsidiaries') employees, officers, non-employee directors and consultants upon whose judgement, initiative and efforts we largely depend for the successful conduct of our business.

        On December 7, 2018, at the 2018 extraordinary general meeting of shareholders of the Company, the Company's shareholders approved the Second Amended and Restated 2016 Share Option and Incentive Plan (the "2016 Plan"). In order to continue to provide incentive opportunities under the 2016 Plan, the Board of Directors has approved, subject to shareholder approval, an amendment to the 2016 Plan (the "Amendment No. 1", and the 2016 Plan as amended by the Amendment No. 1, the "Amended 2016 Plan") to increase the number of authorized shares available for issuance under the 2016 Plan and to extend the term of the plan through April 13, 2030. The Amendment No. 1 increases the aggregate number of shares authorized for issuance under the 2016 Plan by 57,200,000 ordinary shares, or 5.7% of the Company's outstanding shares as of March 31, 2020, from 159,823,772 ordinary shares (of which 30,859,555 shares were reserved and remained available for issuance as of March 31, 2020) to 217,023,772 ordinary shares. The 57,200,000 ordinary shares to be increased under the 2016 Plan are not subject to any specific allocation arrangement among the types of the equity awards and can be granted for share options, restricted share units ("RSUs") or other types of equity awards pursuant to the Amended 2016 Plan.

        The 2016 Plan and the Amended and Restated 2018 Inducement Equity Plan (the "2018 Inducement Plan") are the Company's only equity incentive plans that are subject to Chapter 17 of the HK Listing Rules. Assuming Amendment No. 1 to the 2016 Plan is approved by the Company's shareholders and all authorized shares are granted for share options, (a) the total number of ordinary shares available for issuance in respect of share options to be granted under the Amended 2016 Plan and the 2018 Inducement Plan would be up to 96,930,962, representing 9.6% of the Company's outstanding shares as of March 31, 2020; and (b) the total number of ordinary shares available for issuance in respect of outstanding options granted and yet to be exercised under the 2011 Option Plan, the Amended 2016 Plan and the 2018 Inducement Plan would be 90,680,289 representing 9.0% of the Company's outstanding shares as of March 31, 2020. Assuming all authorized shares are granted for share options, as of the most recent effective date of the 2016 Plan (December 7, 2018), the percentage of the total number of authorized shares available for future grants and for issuance in respect of outstanding options under the 2016 Plan to the then total issued share capital of the Company was 18.2%. Assuming Amendment No. 1 to the 2016 Plan is approved by the Company's shareholders and all authorized shares are granted for options, as of March 31, 2020, the percentage of the total number of authorized shares available for future grants and for issuance in respect of outstanding options under the Amended 2016 Plan to the then total issued share capital of the Company is 16.3%.

        If the Amendment No. 1 is approved by our shareholders, the Company will make an application to the HKEx for the listing of the additional shares that will be issued under the Amended 2016 Plan.

        As of December 31, 2019, we have granted options, RSUs and restricted shares covering 152,322,655 ordinary shares under the 2016 Plan, of which 16,436,469 share options, 2,562,482 RSUs and 568,750 restricted shares have expired, terminated or forfeited, and of which 26,036,191 options have been exercised, 3,415,542 ordinary shares were issued upon settlement of vested RSUs and 225,000 restricted shares were vested. As of December 31, 2019, the number of options, RSUs and restricted shares outstanding under the 2016 Plan was 78,047,598, 24,522,732 and 75,000, respectively, and there were 32,221,058 ordinary shares available for grant under the 2016 Plan, not including any shares that might in the future be added back to the shares available for issuance under the 2016 Plan as a result of forfeiture, cancelation, hold-back, reacquisition, expiration or other termination (other than by exercise), subject to specified conditions.

        As of March 31, 2020, we have granted options, RSUs and restricted shares covering 154,665,658 ordinary shares under the 2016 Plan, of which 16,899,411 share options, 3,081,039 RSUs and 568,750 restricted shares have expired or terminated, and of which 28,282,994 options have been exercised, 4,190,823 ordinary shares were issued upon settlement of vested RSUs and 225,000 restricted shares were vested. The number of options, RSUs and restricted shares outstanding under the 2016 Plan as of March 31, 2020 was 75,800,302, 25,114,167, and 75,000, respectively, and there were 30,859,555 ordinary shares available for grant under the 2016 Plan, not including any shares that might in the future be added back to the shares available for issuance under 2016 Plan as a result of forfeiture, cancelation, hold-back, reacquisition, expiration or other termination (other than by exercise), subject to specified conditions. A total of 1,007,976,816 ordinary shares were outstanding as of March 31, 2020. The weighted average exercise price of all share options outstanding as of March 31, 2020 under the 2016 Plan was US$5.41 (equivalent to US$70.35 per ADS). The weighted-average remaining life of all share options outstanding as of March 31, 2020 under the 2016 Plan was 7.5 years.

        As of March 31, 2020, we have granted options and RSUs covering 3,836,248 ordinary shares under the 2018 Inducement Plan, of which no share options and 707,655 RSUs have expired or terminated, and of which no options have been exercised and 821,015 ordinary shares were issued upon settlement of vested RSUs. The number of options and RSUs outstanding under the 2018 Inducement Plan as of March 31, 2020 was 79,404; and 2,228,174, respectively, and there were 8,871,407 ordinary shares available for grant under the 2018 Inducement Plan, not including any shares that might in the future be added back to the shares available for issuance under the 2018 Inducement Plan as a result of forfeiture, cancellation, hold-back, reacquisition, expiration or other termination (other than by exercise). A total of 1,007,976,816 ordinary shares were outstanding as of March 31, 2020. The weighted average exercise price of all share options outstanding as of March 31, 2020 under the 2018 Inducement Plan was US$13.66 (equivalent to US$177.53 per ADS). The weighted-average remaining life of all share options outstanding as of March 31, 2020 under the 2018 Inducement Plan was 8.4 years.

        Proposal 8 seeks shareholder approval of the Amendment No. 1 to the 2016 Plan to increase the number of authorized shares available for issuance by 57,200,000 ordinary shares and to extend the term of the plan through April 13, 2030.

Summary of the Material Features of the Amended 2016 Plan

        While the Board of Directors is aware of and has considered the potential dilutive effect of additional awards and option grants, it also recognizes the performance and motivational benefits of equity compensation and believes that the Amended 2016 Plan, including the increase in available shares contemplated by the Amendment No. 1, is consistent with our executive compensation philosophy and the compensatory practices of other biotechnology companies in our peer group. The exercise price of any option grants under the Amended 2016 Plan will be at the greater of (x) the fair market value of our ordinary shares on the close of business on the date such option is granted, based on the closing price of our ADSs on the NASDAQ, and (y) the average closing price of our ordinary shares over the preceding five trading days, based on the closing price of our ADSs on the NASDAQ. Furthermore, since the Board of Directors and/or the Compensation Committee typically grants awards to employees that vest over a four-year period, employees must generally remain with our Company in order to reap the potential benefits of their awards.

        The following material features of the Amended 2016 Plan are designed to protect our shareholders' interests and to reflect corporate governance best practices, including:

  •
  Maximum Number of Shares.  Including the 57,200,000 ordinary shares to be added to the 2016 Plan, the maximum number of ordinary shares to be issued under the Amended 2016 Plan was 189,049,024 as of March 31, 2020 (of which 30,859,555 shares were reserved and remained available for issuance and 100,989,469 were subject to outstanding equity awards as of March 31, 2020, and 57,200,000 shares were reserved and remained available for issuance pursuant to the Amendment No. 1), plus such additional shares as may be carried over from the 2011 Option Plan (the "2011 Plan") pursuant to the terms of the Amended 2016 Plan. Notwithstanding the foregoing, in accordance with the HK Listing Rules and the terms of the Amended 2016 Plan, the maximum number of ordinary shares that may be issued under the 2016 Plan and the 2018 Inducement Plan may not exceed 10% of the issued share capital as of the effective date of the Amended 2016 Plan.

  •
  Share Option Term and Cancellation.  The term of each share option shall be fixed by the administrator, but no share option shall be exercisable more than ten years after the date the share option is granted. Any share option granted but not exercised by the end of its option term will automatically lapse and be cancelled.

  •
  Circumstances under which options will lapse or otherwise be terminated.  Share options granted under the Amended 2016 Plan and the forms of award agreements used thereunder will generally lapse or otherwise be terminated in accordance with their terms in any the following circumstances: upon the earlier of the expiration date of the option or (i) in the case of the grantee being a consultant of the Company, upon the grantee's ceasing to be a consultant of the Company for any unvested options and three months after cessation of service for any vested options; (ii) in the case of the grantee being a non-employee director, upon the grantee's ceasing to be a non-employee director for any unvested options and three years after cessation of service for any vested options; or (iii) in the case of the grantee being an employee of the Company or a subsidiary, upon the grantee's employment being terminated due to death or disability, for cause or for any other reason for any unvested options, and for any vested options the date which is (x) 12 months following the employee's death or disability, (y) the date of termination of employment, if for cause, and (z) three months following termination of employment for any other reason.

  •
  Flexibility in designing equity compensation schemes.  The Amended 2016 Plan allows us to provide a broad array of equity incentives, including awards of share options, share appreciation rights, restricted shares, restricted share units, unrestricted shares, dividend equivalent rights and cash-based awards.

  •
  Maximum Individual Limit.  Unless approved by the Company's shareholders, in accordance with the HK Listing Rules and the terms of the Amended 2016 Plan, the total number of ordinary shares issued and to be issued upon the exercise of share options granted under the Amended 2016 Plan and any other plan of the Company to an individual grantee within any 12-month period shall not exceed 1% of the ordinary shares outstanding at the date of any such grant.

  •
  Limited vesting acceleration.  Subject to limited exceptions, the Amended 2016 Plan provides that the vesting of awards may only be accelerated upon death, disability, retirement, termination of employment or a change in control (including a sale event).

  •
  Repricing is not allowed.  The exercise price of share options and share appreciation rights will not be decreased in any manner without shareholder approval.

  •
  Shareholder approval is required for additional shares.  Any additional increase to the maximum share reserve in the Amended 2016 Plan is subject to approval by our shareholders, allowing our shareholders the ability to have a say on our equity compensation programs.

  •
  No Current Dividends Paid for Unearned Performance-Based Awards.  Dividends or dividend equivalents payable in connection with performance-based awards are subject to the same restrictions and risk of forfeiture as the underlying award (noting that we currently do not pay dividends and do not anticipate doing so in the foreseeable future).

  •
  Broad-based eligibility for equity awards.  We grant equity awards to substantially all of our employees. By doing so, we tie our employees' interests with shareholder interests and motivate our employees to act as owners of the business.

  •
  Plan Expiration.  The Amended 2016 Plan will expire on April 13, 2030.

        Based solely on the closing price of our ADSs as reported by NASDAQ on March 31, 2020 and the maximum number of ordinary shares that would have been available for future awards under the Amended 2016 Plan as of such date, taking into account the proposed increase described herein, the maximum aggregate market value of the ordinary shares that could potentially be issued for future awards under the Amended 2016 Plan is US$833,923,986. Subject to specified conditions, the ordinary shares underlying any awards under the Amended 2016 Plan or the 2011 Plan that are forfeited, cancelled, held back upon exercise or settlement to satisfy the exercise price or tax withholding, reacquired prior to vesting, or are otherwise terminated (other than by exercise) are added back to the ordinary shares available for issuance under the Amended 2016 Plan.

Rationale for Share Increase

        Given our increased headcount and our continued efforts to develop and commercialize our product portfolio, which will require further expansion of our organizational structure, the share increase contemplated by the Amended 2016 Plan is critical to our ongoing effort to build shareholder value. We currently anticipate that we may exhaust all of the shares available for issuance under our 2016 Plan before the 2021 annual general meeting of shareholders if the Amendment No.1 is not approved.

        Our equity incentive program is broad-based and equity incentive awards are also an important component of our executive and non-executive employees' compensation. We operate in an industry and in geographies where there is an incredibly competitive market for the hiring and retention of a talented workforce, which we believe is critical for our success. The Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

        We attempt to manage our long-term shareholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution, and equity expense in order to maximize shareholder value by granting only the appropriate number of equity incentive awards that it believes is necessary to attract, reward, and retain employees. Our "burn rate", as detailed below, has been higher than some of our peers in recent years due to the tremendous growth in our employee workforce, which increased from approximately 900 employees at the beginning of 2018 to approximately 3,600 employees as of March 31, 2020. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. By doing so, we link employee interests with shareholder interests throughout the organization and motivate our employees to act as owners of the business.

Employee Growth

        Since the beginning of 2019, our employee workforce has increased by approximately 75%, from approximately 2,100 employees at December 31, 2018 to approximately 3,600 employees as of March 31, 2020. Given that we grant equity awards to substantially all of our employees, this has substantially stressed the availability of shares under our equity plans. The following table sets forth the increase in the number of employees for each of the last two fiscal years:

	2019	2018
Number of Employees (beginning of year)	2,070	876
Number of Employees (end of year)	3,359	2070
Total Number of New Employees (net)	1,289	1,194
Percentage Increase	62.3%	136.3%

Burn Rate

        The following table sets forth information regarding historical awards granted and earned for the 2018 and 2019 period, and the corresponding burn rate, which is defined as the number of shares subject to certain equity-based awards granted in a year divided by the weighted-average ordinary shares outstanding for that year, for each of the last two fiscal years:

	2019	2018
Share Options Granted	12,641,590	9,387,885
Time-Based Full-Value Shares and Units Granted	18,637,333	14,077,466
Total Awards Granted(1)	31,278,923	23,465,351
Weighted-Average Ordinary Shares Outstanding During the Fiscal Year	780,701,283	720,753,819
Annual Burn Rate	4.0%	3.3%
Two-Year Average Burn Rate	3.6%

(1)
Total Awards Granted represents the sum of Share Options Granted and Time-Based Full-Value Shares and Units Granted.

        If the request to increase the share reserve by an additional 57,200,000 ordinary shares is approved by shareholders, we will have approximately 88,059,555 ordinary shares available for grant after the Annual Meeting, which is based on 30,859,555 ordinary shares available for grant under the 2016 Plan at March 31, 2020 and the 57,200,000 ordinary shares subject to this proposal. The Compensation Committee determined the size of the requested share increase based on projected equity awards to anticipated new hires, projected annual equity awards in 2020 to existing employees, and an assessment of the magnitude of increase that our shareholders would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by shareholders, it will be sufficient to provide equity incentives to attract, retain and motivate our employees through 2022, although it is possible that we will exhaust the share pool sooner if we continue to expand our workforce to support our growing business at a rate higher than we currently expect.

Summary of the Amended 2016 Plan

        The following is a summary of certain significant features of the Amended 2016 Plan. This summary is subject to the specific provisions contained in the full text of the Amended 2016 Plan. A copy of the Amendment No. 1 is set forth in Appendix A to this Proxy Statement. A copy of the 2016 Plan is set forth in Appendix B to this Proxy Statement.

        The Amended 2016 Plan provides us with flexibility to use various equity-based incentive and other awards as compensation tools to motivate our workforce. These tools include share options, share appreciation rights, restricted shares, restricted share units, unrestricted shares, and dividend equivalent rights.

        The ordinary shares we issue pursuant to awards granted under the Amended 2016 Plan are authorized but unissued ordinary shares or ordinary shares that we reacquire. The ordinary shares underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of ordinary shares, or are otherwise terminated (other than by exercise) under the Amended 2016 Plan and the 2011 Plan will be added back to the ordinary shares available for issuance under the Amended 2016 Plan; provided that (i) the shares reserved and remaining available for issuance under the 2016 Plan and the 2018 Inducement Plan shall not exceed 10% of the issued share capital of the Company as of the effective date of the Amended 2016 Plan, (ii) where the Company cancels an option and issues a new option to the same grantee, the issue of such new option shall be made only to the extent that there are shares reserved and available for issuance excluding the cancelled option, and (iii) notwithstanding the foregoing, no shares underlying any options granted under the Amended 2016 Plan or the 2011 Plan (including any grants made prior to the effective date of the Amended 2016 Plan) shall be added back to the shares available for issuance under the Amended 2016 Plan unless such options have lapsed or otherwise been terminated in accordance with the terms of the Amended 2016 Plan or the 2011 Plan.

        The Amended 2016 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2016 Plan. Full and part-time officers, employees, non-employee directors and other key persons (including consultants) as selected from time to time by the Compensation Committee are eligible to participate in the Amended 2016 Plan. As of March 31, 2020, approximately 3,675 individuals were eligible to participate in the Amended 2016 Plan, which included four executive officers, 3,648 employees who are not officers, eight non-employee directors and 15 consultants. The Compensation Committee may delegate to the chairman of the Compensation Committee all or part of the Compensation Committee's authority and duties with respect to granting awards and to our Chief Executive Officer or Chief Financial Officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

        The Amended 2016 Plan permits the granting of options to purchase ordinary shares that are not intended to qualify as incentive share options under Section 422 of the Internal Revenue Code, as amended (the "Code"). The exercise price of each share option will be determined by the Compensation Committee but may not be less than the higher of (i) the fair market value of our ordinary shares on the date of grant and (ii) the average fair market value of the ordinary shares for the five business days immediately preceding the date of grant, each as determined by reference to the closing price of our ADSs on the NASDAQ. The term of each share option will be fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised.

        The Compensation Committee may award share appreciation rights subject to such conditions and restrictions as it may determine. Share appreciation rights entitle the recipient to ordinary shares, or cash, equal to the value of the appreciation in our share price over the exercise price. The exercise price of each share appreciation right may not be less than 100% of fair market value of the shares on the date of grant to a grantee who is subject to U.S. tax.

        The Compensation Committee may award restricted shares or restricted share units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or service with us through a specified vesting period. The Compensation Committee may also grant ordinary shares that are free from any restrictions under the Amended 2016 Plan. Unrestricted ordinary shares may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant.

        The Compensation Committee may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient held a specified number of ordinary shares.

        The Amended 2016 Plan provides that, upon the effectiveness, of a "sale event," as defined in the Amended 2016 Plan, the successor entity may assume, continue or substitute for outstanding awards, as appropriately adjusted. To the extent that awards are not assumed or continued or substituted by the successor entity, all awards granted under the Amended 2016 Plan shall terminate. In connection with such termination, all options and share appreciation rights shall become fully exercisable and all other awards with time-based vesting conditions will become fully vested and all awards with performance conditions may become fully vested in the administrator's discretion or to the extent set forth in the relevant award certificate. In addition, in connection with the termination of the Amended 2016 Plan upon a sale event, we may make or provide for a cash payment to participants holding options and share appreciation rights, equal to the difference between the per share cash consideration payable to shareholders in the sale event and the exercise price of the options or share appreciation rights and we may make or provide for a similar payment to participants under other awards.

        The Board of Directors may amend or discontinue the Amended 2016 Plan and the Compensation Committee may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may adversely affect rights under an award without the holder's consent. Certain amendments to the Amended 2016 Plan, such as any increase to the number of ordinary shares that may be made available for awards, may require the approval of our shareholders.

        The Board of Directors approved the Amendment No. 1 on April 13, 2020, and the Amended 2016 Plan shall be effective on the date it is approved by shareholders. No awards may be granted under the 2016 Plan after April 13, 2030. If the Amended 2016 Plan is not approved by shareholders, the 2016 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

        Because the grant of awards under the Amended 2016 Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of ordinary shares that will in the future be received by or allocated to any participant in the Amended 2016 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended 2016 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2019: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		RSUs
Name and Position	Average Exercise Price per Ordinary Share (US$)(1)	Number of Ordinary Shares	Dollar Value (US$)(2)	Number of Ordinary Shares
John V. Oyler, Founder, Chief Executive Officer and Chairman	9.23	2,193,282	—	—
Xiaobin Wu, General Manager of China and President of the Company	9.23	797,550	3,999,946	433,472
Howard Liang, Chief Financial Officer and Chief Strategy Officer	9.23	558,285	699,967	75,855
Jane Huang, Chief Medical Officer, Hematology	9.23	462,579	579,887	62,842
All current executive officers, as a group(3)	9.23	4,011,696	5,279,800	572,169
All current non-employee directors, as a group	9.23	1,199,978	—	—
All employees who are not executive officers, as a group	9.49	7,429,916	182,927,852	18,065,164

(1)
The average exercise price was calculated using a weighted-average basis.

(2)
The amount shown in this column was calculated by multiplying the number of RSUs by the fair market value on the date of grant.

(3)
Does not include Dr. Amy Peterson, our former Chief Medical Officer, Immuno-oncology, as she did not receive any new equity awards in 2019.

Equity Compensation Plan Information

        The following table contains information about our equity compensation plans as of December 31, 2019.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#Ordinary Shares)		Weighted-average Exercise Price of Outstanding Option, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (#Ordinary Shares)
Equity compensation plans approved by security holders	102,570,330	(1)	US$	5.32	39,187,608	(2)
Equity compensation plans not approved by security holders	32,699,192	(3)	US$	0.47	8,770,046	(4)
Total	135,269,522			—	47,957,654

(1)
Reflects shares to be issued pursuant to outstanding awards under the 2016 Plan.

(2)
As of December 31, 2019, 32,221,058 ordinary shares were available for grant under the 2016 Plan and 6,966,550 ordinary shares were available for grant under the Second Amended and Restated 2018 Employee Share Purchase Plan (the "2018 ESPP"). As of December 31, 2019, 6,966,550 ordinary shares remained available for issuance under the 2018 ESPP and the number of shares issuable with respect to the then current offering period which ended February 28, 2020 was not determinable until the end of the period. In March 2020, 425,725 ordinary shares were issued under the 2018 ESPP for the offering period ended on February 28, 2020. The number of ordinary shares reserved for issuance under the 2016 Plan will be increased from time to time by the number of ordinary shares underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of any award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of ordinary shares, expire or otherwise terminated (other than by exercise) under the 2011 Plan and 2016 Plan, subject to specified conditions.

(3)
Reflects (i) 15,089,586 ordinary shares to be issued pursuant to outstanding options under our 2011 Plan, (ii) 2,408,939 ordinary shares to be issued pursuant to outstanding options and RSUs under our 2018 Inducement Plan, and (iii) 15,200,667 ordinary shares to be issued pursuant to outstanding options granted outside of our equity incentive plans prior to our initial public offering on NASDAQ.

(4)
As of December 31, 2019, 8,770,046 ordinary shares were available for grant under the 2018 Inducement Plan.

        Please see Note 18 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020 for additional information regarding the 2011 Plan, the 2016 Plan, the 2018 ESPP and the 2018 Inducement Plan.

        The following table contains information about our equity compensation plans as of March 31, 2020.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#Ordinary Shares)		Weighted-average Exercise Price of Outstanding Option, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (#Ordinary Shares)
Equity compensation plans approved by security holders	100,914,469	(1)	US$	5.41	37,400,380	(2)
Equity compensation plans not approved by security holders	32,308,828	(3)	US$	0.47	8,871,407	(4)
Total	133,223,297			—	46,271,787

(1)
Reflects shares to be issued pursuant to outstanding awards under the 2016 Plan.

(2)
As of March 31, 2020, 30,859,555 ordinary shares were available for grant under the 2016 Plan and 6,540,825 ordinary shares were available for grant under the 2018 ESPP. As of March 31, 2020, 6,540,825 ordinary shares remained available for issuance under the 2018 ESPP and the number of shares issuable with respect to the current offering period ending on August 31, 2020 will not be determinable until the end of the period. The number of ordinary shares reserved for issuance under the 2016 Plan will be increased from time to time by the number of ordinary shares underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of any award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of ordinary shares, expire or otherwise terminated (other than by exercise) under the 2011 Plan and 2016 Plan, subject to specified conditions.

(3)
Reflects (i) 14,800,583 ordinary shares to be issued pursuant to outstanding options under our 2011 Plan, (ii) 2,307,578 ordinary shares to be issued pursuant to outstanding options and RSUs under our 2018 Inducement Plan, and (iii) 15,200,667 ordinary shares to be issued pursuant to outstanding options granted outside of our equity incentive plans prior to our initial public offering on NASDAQ.

(4)
As of March 31, 2020, 8,871,407 ordinary shares were available for grant under the 2018 Inducement Plan.

Tax Aspects Under the U.S. Code

        The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2016 Plan. It describes the consequences based on U.S. federal laws in effect as of the date of mailing of this proxy statement. This summary does not describe all U.S. federal tax consequences under the Amended 2016 Plan, nor does it describe foreign, state or local tax consequences.

        Share Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the ordinary shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the ordinary shares have been held. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the 2016 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Deductions.    Under Section 162(m) of the Code, assuming that such section were applicable, the Company's deduction for certain awards under the 2016 Plan may be limited to the extent that any "covered employee" (within the meaning of Section 162(m) of the Code) receives compensation in excess of US$1 million a year.

Vote Required and Board of Directors' Recommendation

        The approval of Proposal 8 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy. Broker non-votes and abstentions with respect to Proposal 8 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote.

        The Board of Directors recommends that shareholders vote FOR approval of the Amendment No. 1 to the 2016 Plan to increase the number of authorized shares available for issuance by 57,200,000 ordinary shares and to extend the term of the plan through April 13, 2030.

 PROPOSAL 9
NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and Section 14A of the Exchange Act, we are conducting a shareholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as a "say-on-pay" vote, gives our shareholders the opportunity to express their views on our named executive officers' compensation. The vote is advisory and therefore not binding on the Board of Directors, the Compensation Committee, or our Company. Nevertheless, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. Based on the non-binding advisory vote regarding the frequency of future executive compensation advisory votes conducted at the 2018 annual general meeting, we currently intend to conduct this advisory vote annually until the next vote on the non-binding advisory frequency of such non-binding advisory votes, which will occur at our 2024 annual general meeting.

        As described in detail in the section of this Proxy Statement titled "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. The Board of Directors believes that our executive compensation program is well-tailored to retain and motivate key executives while recognizing the need to align the program with the interests of our shareholders and our "pay-for-performance" philosophy. We believe that philosophy is working given the Company's performance in 2019, which is discussed in more detail in the "Executive Compensation—Compensation Discussion and Analysis" section. During 2019, we made significant progress on our business and operational goals, including receiving approval for BRUKINSA™ (zanubrutinib) from the U.S. Food and Drug Administration ("FDA"), receiving approval for tislelizumab from the China National Medical Products Administration ("NMPA") , entering into a strategic collaboration with Amgen, and continuing to advance or initiate late-stage clinical trials of our drug candidates, among other things. Our accomplishments are reflected in our total shareholder return ("TSR"), which is at the 62nd percentile compared to our compensation peer companies for the year ended December 31, 2019 and at the 90th percentile for the time period since we went public on February 3, 2016. We encourage our shareholders to read the "Executive Compensation—Compensation Discussion and Analysis" section as well as the table in the section below of this Proxy Statement titled "Executive Compensation—Summary Compensation Table" and other related compensation tables and narrative disclosures in this Proxy Statement, which describe our executive compensation philosophy, programs, and practices and the 2019 compensation of our named executive officers.

        We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and our executive compensation philosophy, programs, and practices as described in this Proxy Statement.

        Accordingly, we ask our shareholders to vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers, as described in this Proxy Statement.

Vote Required and Board of Directors' Recommendation

        Advisory approval of Proposal 9 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 9 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. The say-on-pay vote is advisory and therefore not binding on the Board of Directors, the Compensation Committee or our Company. However, the Board of Directors and the Compensation Committee value the opinion of our shareholders, and to the extent there is a significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our shareholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that shareholders vote FOR approval, on an advisory basis, of the compensation of our named executive officers.

 TRANSACTION OF OTHER BUSINESS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting as of the date of this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the person(s) named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our share capital as of April 16, 2020 by:

  •
  each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership set forth below is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities, except as otherwise provided. The beneficial ownership rules of the SEC differ from those of the SFO and the HK Listing Rules. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them.

        The table lists applicable percentage ownership based on 1,007,976,816 ordinary shares outstanding as of April 16, 2020 and also lists applicable percentage ownership. Any options to purchase ordinary shares that are exercisable and RSUs that will vest within 60 days of April 16, 2020 are deemed to be beneficially owned by the persons holding these options and RSUs for the purpose of computing percentage ownership of such persons, but are not treated as outstanding for the purpose of computing any other person's ownership percentage. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

        Unless otherwise noted below, the address of each person listed on the table is: c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned
5% or Greater Shareholders
Amgen Inc.(1)	206,635,013	20.5%
Entities affiliated with Baker Bros. Advisors LP(2)	158,336,627	15.7%
Entities affiliated with The Capital Group Companies, Inc.(3)	90,297,532	9.0%
Entities affiliated with Hillhouse Capital(4)	76,563,367	7.6%
FMR LLC(5)	74,866,368	7.4%
Named Executive Officers and Directors
John V. Oyler(6)	78,369,378	7.7%
Xiaobin Wu(7)	1,263,470	*
Howard Liang(8)	6,725,798	*
Jane Huang(9)	1,462,863	*
Amy Peterson(10)	5	*
Timothy Chen(11)	505,597	*
Donald W. Glazer(12)	3,912,393	*
Michael Goller(13)	291,317	*
Anthony C. Hooper	—	—
Ranjeev Krishana (14)	291,317	*
Thomas Malley(15)	1,204,065	*
Jing-Shyh (Sam) Su(16)	106,782	*
Xiaodong Wang(17)	19,974,237	2.0%
Qingqing Yi(18)	282,035	*
All Directors and Executive Officers as a Group (13 persons)(19)	114,389,252	11.0%

(1)
Based solely on a Schedule 13D filed by Amgen on January 8, 2020. The address of Amgen's principal business is One Amgen Center Drive, Thousand Oaks, California 91320.

(2)
Based solely on a Schedule 13D/A filed by Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker, Julian C. Baker and FBB3 LLC on January 7, 2020, consists of (i) 13,364,453 ordinary shares held by 667, L.P. and (ii) 144,972,174 ordinary shares held by Baker Brothers Life Sciences, L.P. (collectively, "Baker Funds"). Baker Bros. Advisors LP is the investment advisor to Baker Funds and has sole voting and investment power with respect to the shares held by Baker Funds. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP. The managing members of Baker Bros. Advisors (GP) LLC are Julian C. Baker and Felix J. Baker. Julian C. Baker and Felix J. Baker disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for each of these entities is 667 Madison Avenue, 21st Floor, New York, NY 10065.

(3)
Based solely on a disclosure of interest form filed with the HKEx by The Capital Group Companies, Inc. on February 24, 2020. The registered address of The Capital Group Companies, Inc. is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071, USA.

(4)
Based solely on a Schedule 13D/A filed by Hillhouse Capital Management, Ltd. ("HCM") and a Schedule 13D/A filed by Hillhouse Capital Advisors, Ltd. ("HCA") on January 3, 2019, consists of (i) 63,117,389 ordinary shares held by Gaoling Fund, L.P. ("Gaoling"), and YHG Investment, L.P. ("YHG") in aggregate, and (ii) 13,445,978 ordinary shares held by Hillhouse BGN Holdings

  Limited ("HH"). HCM acts as the sole management company of Hillhouse Fund II, L.P. ("Fund II"). Fund II owns HH. HCM is hereby deemed to be the sole beneficial owner of, and to control the voting power of, the ordinary shares represented by ADSs held by HH. HCA acts as the sole general partner of YHG and the sole management company of Gaoling. HCA is hereby deemed to be the sole beneficial owner of, and to control the voting power of, the ordinary shares held by (and represented by ADSs held by) the YHG and Gaoling. The registered address of HCM and HCA is 20 Genesis Close, George Town, Grand Cayman, KY-1103 Cayman Islands.

(5)
Based solely on a Schedule 13G/A filed by FMR LLC on February 7, 2020. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(6)
Consists of (i) 15,597,150 ordinary shares held directly by Mr. Oyler; (ii) 15,502,998 shares issuable to Mr. Oyler upon exercise of share options exercisable or RSUs vesting within 60 days after April 16, 2020; (iii) 10,000,000 ordinary shares held for the benefit of Mr. Oyler in a Roth IRA PENSCO trust account; (iv) 102,188 ordinary shares held by The John Oyler Legacy Trust, of which Mr. Oyler's father is a trustee, for the benefit of his minor child, for which Mr. Oyler disclaims beneficial ownership; (v) 7,727,927 ordinary shares held for the benefit of Mr. Oyler in a grantor retained annuity trust, of which Mr. Oyler's father is a trustee, for which Mr. Oyler disclaims beneficial ownership; and (vi) 29,439,115 ordinary shares held by Oyler Investment LLC, 99% of the limited liability company interest owned by a grantor retain annuity trust, for which Mr. Oyler's father is a trustee, for which Mr. Oyler disclaims beneficial ownership.

(7)
Consists of (i) 354,471 ordinary shares held directly by Dr. Wu; (ii) 52,000 ordinary shares held by Dr. Wu's spouse and (iii) 856,999 shares issuable to Dr. Wu upon exercise of share options exercisable or RSUs vesting within 60 days after April 16, 2020.

(8)
Consists of (i) 7,202 ordinary shares held directly by Dr. Liang; and (ii) 6,718,596 ordinary shares issuable to Dr. Liang upon exercise of share options exercisable or RSUs vesting within 60 days after April 16, 2020.

(9)
Consists of (i) 195,402 ordinary shares held directly by Dr. Huang; and (ii) 1,267,461 ordinary shares issuable to Dr. Huang upon exercise of share options exercisable or RSUs vesting within 60 days after April 16, 2020.

(10)
Dr. Peterson ceased to be the Chief Medical Officer, Immuno-Oncology in February 2019.

(11)
Consists of 505,597 ordinary shares issuable to Mr. Chen upon exercise of share options exercisable within 60 days after April 16, 2020.

(12)
Consists of (i) 3,630,358 ordinary shares held directly by Mr. Glazer; and (ii) 282,035 ordinary shares issuable to Mr. Glazer upon exercise of share options exercisable within 60 days after April 16, 2020.

(13)
Consists of (i) 9,282 ordinary shares held directly by Mr. Goller; and (ii) 282,035 ordinary shares issuable to Mr. Goller upon exercise of share options exercisable within 60 days after April 16, 2020.

(14)
Consists of (i) 9,282 ordinary shares held directly by Mr. Krishana; and (ii) 282,035 ordinary shares issuable to Mr. Krishana upon exercise of share options exercisable within 60 days after April 16, 2020.

(15)
Consists of (i) 399,282 ordinary shares held directly by Mr. Malley and (ii) 804,783 ordinary shares issuable to Mr. Malley upon exercise of share options exercisable within 60 days after April 16, 2020.

(16)
Consists of 106,782 ordinary shares issuable to Mr. Su upon exercise of share options exercisable within 60 days after April 16, 2020.

(17)
Consists of (i) 7,119,961 ordinary shares held directly by Dr. Wang; (ii) 7,725,856 ordinary shares issuable to Dr. Wang upon exercise of share options exercisable or RSUs vesting within 60 days after April 16, 2020; (iii) 50 ordinary shares held by Dr. Wang's spouse; (iv) 224,372 ordinary shares held in a UTMA account for Dr. Wang's minor child, for which Dr. Wang disclaims beneficial ownership; and (v) 4,903,998 ordinary shares held by Wang Investment LLC, of which 99% of the limited liability company interest is owned by two grantor retained annuity trusts, of which Dr. Wang's wife is a trustee, for which Dr. Wang disclaims beneficial ownership.

(18)
Consists of 282,035 ordinary shares issuable to Mr. Yi upon exercise of share options exercisable within 60 days after April 16, 2020.

(19)
Includes 34,617,212 ordinary shares issuable upon exercise of options or RSUs vesting within 60 days of April 16, 2020. Does not include ordinary shares held by Dr. Peterson, our former Chief Medical Officer, Immuno-oncology, as she is not a current executive officer.

EXECUTIVE OFFICERS

        The following table sets forth the name, age and position of each of our executive officers as of April 16, 2020:

Name	Age	Position(s)
John V. Oyler	52	Founder, Chief Executive Officer and Chairman
Xiaobin Wu, Ph.D.	58	General Manager of China and President of the Company
Howard Liang, Ph.D.	56	Chief Financial Officer and Chief Strategy Officer
Jane Huang	47	Chief Medical Officer, Hematology

        You should refer to "Proposals 1 to 3: Election of Directors" above for information about our Founder, Chief Executive Officer and Chairman, John V. Oyler. Biographical information for our other executive officers, as of April 16, 2020, is set forth below.

        Dr. Xiaobin Wu, Ph.D., aged 58, joined our Company in April 2018 as our General Manager, China and President of the Company. He has more than 25 years of experience in the pharmaceutical industry, including 17 years leading China operations of multinational companies, with expertise in research and development, strategy, commercialization and general management. Before joining the Company in April 2018, Dr. Wu served as the Country Manager of Pfizer China from 2009 to April 2018 and Regional President of Pfizer Essential Health in the Greater China Region from 2017 to April 2018. Under his leadership, Pfizer China experienced significant growth to become a leading multinational pharmaceutical company in China. Prior to Pfizer, Dr. Wu served as President and Managing Director of Wyeth China and Hong Kong from 2004 to 2009. Before joining Wyeth, Dr. Wu served as the General Manager of Bayer Healthcare in China from 2001 to 2004. He started his career in 1992 in sales and marketing with Bayer in Germany. Dr. Wu served as a Vice Chairman of the R&D Based Pharmaceutical Association Committee (RDPAC) in China from 2008 to 2018. He also serves as Vice Chairman of the Pharmaceutical Chamber of Commerce of China's National Association of Industry & Commerce. He is also a research fellow at the Research Center of National Drug Policy and Ecosystem (NDPE) of China Pharmaceutical University in Nanjing, China. In addition to his duties in industry associations, Dr. Wu has received numerous industry awards, including most recently "Person of the Year" in Healthy China Awards 2017, "2017 Top 10 Most Influential Persons in the Chinese Healthcare Industry" and the "2017 Social Responsibility Eminent Person Award." Dr. Wu earned a Ph.D. in Biochemistry and Pharmacology and a Diploma in Biology in April 1993 and January 1990, respectively, from the University of Konstanz in Germany.

        Dr. Howard Liang, Ph.D., aged 56, has served as our Chief Financial Officer and Chief Strategy Officer since July 2015. Prior to joining us, from 2005 to 2015, Dr. Liang was at Leerink Partners LLC, a leading investment bank specializing in the healthcare industry (now SVB Leerink LLC), where he served as a Managing Director and Head of Biotechnology Equity Research. Dr. Liang served as a Senior Biotechnology Analyst at two full-service investment banks: A.G. Edwards Inc., from 2004 to 2005, and JMP Securities, from 2003 to 2004. From 2000 to 2003, Dr. Liang served as an Associate Analyst at Prudential Securities, where he covered major and specialty pharmaceuticals. Before Wall Street, from 1992 to 2000, Dr. Liang was with Abbott Laboratories, where he was a Senior Scientist and a member of one of the pharmaceutical industry's leading structure-based discovery teams. During his career as a scientist, Dr. Liang authored a review and 13 papers including six in Nature, Science, and Proceedings of the National Academy of Sciences. Dr. Liang serves as a member of the HKEx Biotech Advisory Panel. Dr. Liang received his B.S. in Chemistry from Peking University in July 1985, and both his MBA and Ph.D. in Biochemistry and Molecular Biology from the University of Chicago in June 2001 and March 1992 respectively.

        Dr. Jane Huang, M.D., aged 47, joined our Company in September 2016 as our Chief Medical Officer, Hematology. Prior to joining us, Dr. Huang served as the Vice President, Clinical Development at Acerta Pharma from April 2015 to September 2016, where she oversaw global clinical development of the BTK inhibitor, acalabrutinib. Previously, she worked at Genentech, Inc. from 2005 to March 2015, serving most recently as Group Medical Director, where she played a leading role in drug development programs for several molecules at all stages of development, including venetoclax and obinutuzumab. She is also an Adjunct Clinical Assistant Professor in Oncology at Stanford University, specializing in thoracic oncology. Dr. Huang received her Bachelor of Science degree in Biological Sciences from Stanford University in 1994 and her M.D. from University of Washington School of Medicine in 1998. She is board certified in hematology, oncology, and internal medicine, and she completed her residency in internal medicine and fellowships in hematology and oncology at Stanford University.

 CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

        Other than compensation arrangements, we describe below any transactions and series of similar transactions, since January 1, 2019 to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed US$120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our share capital, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

        We have a related party transactions policy that requires transactions between us and any director, executive officer, holder of 5% or more of any class of our capital shares or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than US$120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party's interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

        We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Compensation arrangements for our directors and named executive officers are described in the sections of this Proxy Statement titled "Director Compensation" and "Executive Compensation."

Amgen Collaboration

  Collaboration Agreement

        On October 31, 2019, our wholly-owned subsidiary, BeiGene Switzerland GmbH ("BeiGene Switzerland"), entered into a Collaboration Agreement with Amgen, which became effective on January 2, 2020 (the "Collaboration Agreement"). Pursuant to the terms of the Collaboration Agreement, we are responsible for commercializing Amgen's oncology products XGEVA® (denosumab), KYPROLIS® (carfilzomib), and BLINCYTO® (blinatumomab) in China (excluding Hong Kong, Macao and Taiwan) for a period of five or seven years following each product's regulatory approval in China, as specified in the Collaboration Agreement, with the commercialization period for XGEVA commencing following the transition of operational responsibilities for the product. In addition, as specified in the agreement, we will have the option to retain one of the three products to commercialize for as long as the product is sold in China. The parties have agreed to equally share profits and losses for the products in China during each product's commercialization period. After expiration of the commercialization period for each product, the products not retained will be transitioned back to Amgen and we will be eligible to receive tiered mid-single to low-double digit royalties on net sales in China of each product for an additional five years.

        Additionally, pursuant to the terms of the Collaboration Agreement, we and Amgen have agreed to collaborate on the global development and commercialization in China of up to 20 Amgen clinical- and late-preclinical-stage oncology pipeline products. Starting from the commencement of the Collaboration Agreement, we and Amgen will co-fund global development costs, with BeiGene Switzerland contributing up to US$1.25 billion worth of development services and cash over the term of the collaboration. We will be eligible to receive tiered mid-single digit royalties on net sales of each product globally outside of China, other than AMG 510, on a product-by-product and country-by-country basis, until the latest of the expiration of the last valid patent claim, the expiration of regulatory exclusivity, or the earlier of eight years after the first commercial sale of such product in the country of sale and 20 years from the date of first commercial sale of such product anywhere in the world.

        For each pipeline product that is approved in China, we will have the right to commercialize the product for seven years, with the parties sharing profits and losses for the product in China equally. In addition, depending on how many of the up to 20 pipeline products receive approval in China, we will have the right to retain approximately one of every three approved products, up to a total of six, other than AMG 510, to commercialize for as long as each such product is sold in China. After the expiration of the seven-year commercialization period, each product will be transitioned back to Amgen and we will be eligible to receive tiered mid-single to low-double digit royalties on net sales in China for an additional five years. The parties are subject to specified exclusivity requirements in China and the rest of the world.

        BeiGene, Ltd. has guaranteed certain obligations of BeiGene Switzerland under the Collaboration Agreement pursuant to the terms of a separate Guarantee Agreement, and the Collaboration Agreement provides that each party may perform the activities designated to it by itself or through any of its affiliates.

        The Collaboration Agreement contains customary representations, warranties and covenants by the parties. The agreement will continue in effect on a product-by-product basis unless terminated by either party pursuant to its terms. The agreement may be terminated by mutual written consent of the parties, or by either party upon the other party's uncured material breach, insolvency, failure to comply with specified compliance provisions, or subject to a specified negotiation mechanism, certain adverse economic impacts or the failure to meet commercial objectives. In addition, Amgen may terminate the agreement with respect to a pipeline product in the event that it suspends development of such pipeline product on specified terms, subject to the parties determining whether to continue development of the pipeline product in China.

  Share Purchase Agreement

        In connection with the Collaboration Agreement, pursuant to a Share Purchase Agreement dated October 31, 2019, as amended by Amendment No. 1 dated December 6, 2019, by and between the Company and Amgen (the "Share Purchase Agreement"), we issued 206,635,013 ordinary shares in the form of 15,895,001 ADSs on January 2, 2020, representing approximately 20.5% of our then outstanding shares to Amgen, for aggregate gross proceeds of approximately US$2.78 billion, or US$13.45 per ordinary share, or US$174.85 per ADS.

        In order to account for periodic dilution from the issuance of shares under the Company's equity incentive plans, on March 17, 2020, the Company and Amgen entered into an Amendment No. 2 (the "Second Amendment") to the Share Purchase Agreement. Pursuant to the Second Amendment, Amgen will have an option (the "Direct Purchase Option") to subscribe for additional shares (the "Additional Shares") in an amount necessary to enable it to increase (and subsequently maintain) its ownership at approximately 20.6% of the Company's outstanding share capital. The Direct Purchase Option is exercisable on a monthly basis, but only if Amgen's interest in the outstanding share capital of the Company at the monthly reference date is less than 20.4%. The aggregate number of Additional Shares that may be issued pursuant to the Direct Purchase Option shall not exceed 75,000,000 ordinary shares during the term of the Direct Purchase Option, as described further below. The purchase price for the Additional Shares will be the volume-weighted average price of the Company's ADSs for the 90 days preceding the last trading day of the prior month.

        The Second Amendment and the issuance of Additional Shares is subject to approval by a majority vote of the Company's shareholders, excluding Amgen, pursuant to the HK Listing Rules.

        The exercise period of the Direct Purchase Option will commence on the first day of the month following shareholder approval and will terminate on the earliest of: (a) the date on which Amgen owns less than 20% of the outstanding share capital of the Company as a result of Amgen's sale of shares; (b) at least 60-day advance written notice from either Amgen or the Company that such party wishes to terminate the Direct Purchase Option; or (c) the third anniversary of the date on which the exercise period of the Direct Purchase Option commences. The Direct Purchase Option has no vesting period.

        Pursuant to the Share Purchase Agreement, Amgen has agreed to (i) a lock-up on sales of its shares until the earliest of (a) the fourth anniversary of the closing (January 2, 2024), (b) the expiration or termination of the Collaboration Agreement and (c) a change of control of BeiGene, Ltd., (ii) a standstill until the later of (a) the first anniversary of the date as of which it ceases to have the right to appoint a director and (b) the date on which it holds less than 5% of our then outstanding shares, and (iii) a voting agreement to vote its shares on certain matters presented for shareholder approval until the later of (a) the fifth anniversary of the closing (January 2, 2025) and (b) the expiration of the standstill period, all under specified circumstances and as set forth in the agreement. Following the later of (i) the expiration of the lock-up period and (ii) the expiration of the standstill period, Amgen has agreed not to sell shares representing more than 5% of our then outstanding shares in any rolling 12-month period, subject to specified exceptions. In addition, Amgen will have the right to designate an independent director to serve on the Board of directors until the earlier of (a) the date on which Amgen holds less than 10% of our then outstanding shares as a result of Amgen's sale of ordinary shares or Amgen's failure to participate in future offerings and (b) the third anniversary of the date of the expiration or termination of the Amgen Collaboration Agreement. Under the terms of the Share Purchase Agreement, Amgen will also have specified registration rights upon expiration of the lock-up. Additionally, we have agreed to use reasonable best efforts to provide Amgen with an opportunity to participate in subsequent new securities offerings upon the same terms and conditions as other purchasers in the offering in an amount needed to allow Amgen to hold 20.5% of our shares, subject to applicable law and HK Listing Rules and other specified conditions.

Consulting Agreement

        Dr. Xiaodong Wang, our Founder, Chairman of our Scientific Advisory Board and director, has been providing scientific and strategic advisory services to us since our founding in 2010. On July 24, 2018, we entered into a Consulting Agreement with Dr. Wang for a term of three years (the "Consulting Agreement").

        Dr. Wang's consulting services include leading our Scientific Advisory Board and providing short- and long-term strategic advice to our Company in his areas of expertise, participating in our leadership team meetings from time to time, and interacting with our key stakeholders on behalf of the Company. Through these and other contributions, Dr. Wang has helped us make significant progress on our research, development and business goals. For example, during 2019, Dr. Wang:

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  Provided strategic advice to our senior management team in the significant expansion of our global operations and employee base;

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  Attended meetings of our research team and provided strategic advice on critical projects that help advance our discovery efforts and new product pipeline, including our most recent internally developed product candidates to enter into clinical development, BGB-A1217, an investigational humanized IgG1-variant monoclonal antibody directed against TIGIT; BGB-11417, an investigational small molecule Bcl-2 inhibitor; and BGB-A445, an investigational agonistic antibody directed to the OX40 antigen;

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  Helped us to expand our research team to over 300 scientists at our R&D center in Beijing, China and provided strategic advice on our plans to further expand our facilities;

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  Provided strategic advice on key regulatory filings, including our NDAs in China and the United States for zanubrutinib and tislelizumab;

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  Played a key role in establishing our transformative collaboration with Amgen, which resulted in the opportunity to collaborate on the commercialization of XGEVA, KYPROLIS, and BLINCYTO in China, the opportunity to jointly develop up to 20 Amgen oncology pipeline assets globally and commercialize the assets in China, and cash investment of approximately US$2.78 billion by Amgen.

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  Supported our senior management team in other business development opportunities, such as our collaborations with Seattle Genetics, SpringWorks Therapeutics, BioAtla and Ambrx; and

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  Attended various investor meetings, serving as the Company's key spokesperson on research and product pipeline.

        We believe that Dr. Wang's stature in the Chinese scientific and biotechnology communities provides us with significant intangible benefits and access to key stakeholders in our industry. His scientific expertise and knowledge of oncology research and development and the Chinese market are highly valuable to our Company, and his compensation is set to be in line with his major contributions to our Company that go far beyond his responsibilities and time commitment as a non-employee director.

        Under the Consulting Agreement, Dr. Wang is entitled to an annual fixed consulting fee of US$100,000 (subject to review and adjustments by the Board of Directors from time to time) and such additional compensation, which, if any, shall be determined in our sole discretion upon consultation with Dr. Wang. In recognition of his significant contributions to our Company, in February 2019 and February 2020 we granted him a cash bonus in the amount of US$150,000 and in June 2019 we granted him an option to purchase 747,708 ordinary shares that had a grant date fair value of US$3,749,980. As of December 31, 2019, the aggregate number of ordinary shares subject to options held by Dr. Wang was 9,033,847 shares and subject to RSUs held by Dr. Wang was 275,613 shares.

Employment Agreements

        For more information regarding employment agreements with our named executive officers, see "Executive Compensation—Employment Agreements with Our Named Executive Officers."

Indemnification Agreements

        Cayman Islands law does not limit the extent to which a company's articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our articles provide that each officer or director shall be indemnified out of assets of our Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our Company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

        In addition, we have entered into indemnification agreements to indemnify our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles. These agreements, among other things, indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Registration Rights

        Pursuant to an investors' rights agreement, as amended and restated, certain holders of our registrable shares are entitled to rights with respect to the registration of these shares under the Securities Act of 1933, as amended (the "Securities Act"), including demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. The investors' rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them. The registration rights granted under the investors' rights agreement will terminate on the fifth anniversary of the completion of our initial public offering (February 8, 2021).

        On November 16, 2016, we entered into a registration rights agreement with 667, L.P., Baker Brothers Life Sciences, L.P. and 14159, L.P., or the Baker Entities, Hillhouse BGN Holdings Limited, Gaoling Fund, L.P. and YHG Investment, L.P., or the Hillhouse Entities, (each an "Investor" and collectively, the "Investors"), all of which were existing shareholders. The registration rights agreement provides that, subject to certain limitations, if at any time and from time to time, the Investors demand that we register our ordinary shares and any other securities held by the Investors at the time any such demand is made on a Registration Statement on Form S-3 for resale under the Securities Act, we would be obligated to effect such registration. Our registration obligations under the registration rights agreement will continue in effect for up to four years (November 16, 2020), and include our obligation to facilitate certain underwritten public offerings of our ordinary shares or ADSs by the Investors in the future. The registration rights agreement also requires us to pay expenses relating to such registrations and indemnify the Investors against certain liabilities.

        Pursuant to the foregoing registration rights agreements, on May 26, 2017, we filed a registration statement on Form S-3 (the "Initial Registration Statement") on behalf of certain shareholders, registering 299,279,370 ordinary shares in the form of 23,021,490 ADSs to be resold by the selling shareholders identified therein and in any related prospectus supplement from time to time. On May 9, 2019, we filed a Post-Effective Amendment No. 1 to the Initial Registration Statement on behalf of certain shareholders. Two of the selling shareholders named in the Initial Registration Statement, for whom 46,315,165 Ordinary Shares were previously registered, no longer hold these shares. By the Post-Effective Amendment No. 1, an additional 50,550,132 ordinary shares, are registered, for a total of 303,514,337 ordinary shares offered by certain selling shareholders named in the Post-Effective Amendment No. 1.

        Pursuant to the Share Purchase Agreement dated October 31, 2019, as amended, by and between us and Amgen, Amgen will have specified registration rights upon expiration of a lock-up period. Following demand by Amgen at any time after the expiration of the lock-up period or such earlier time as we in our sole discretion may agree in writing, we shall, subject to certain limits as specified under the Share Purchase Agreement, file with the SEC a Registration Statement on Form S-3 (except if we are not then eligible to register for resale the registrable shares on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of the registrable shares of Amgen. In addition, where we propose to register any of our ordinary shares or ADSs under the Securities Act for sale to the public (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a registration statement in a form not available for registering registrable shares for sale to the public), we have agreed to give notice to Amgen of our intention to do so and, upon the request of Amgen, use our reasonable best efforts to cause all the registrable shares of Amgen to be registered under the Securities Act in connection therewith, under specified circumstances and as set forth in the Share Purchase Agreement.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the Compensation Committee has at any time during 2019 been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board of Directors or the Compensation Committee.

DELINQUENT SECTION 16(A) REPORTS

        Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our ordinary shares (collectively, "Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended December 31, 2019, we believe that all Reporting Persons complied with all Section 16(a) reporting requirements, with the exception of one late Form 4 filed for Mr. Qingqing Yi filed on June 11, 2019 to report a transaction that occurred on June 5, 2019.

CORPORATE GOVERNANCE

Composition of The Board of Directors

        The Board of Directors currently consists of ten members. We are not subject to any contractual obligations regarding the election of our directors, except that Amgen has the right to designate a director pursuant to the terms of the Share Purchase Agreement between our Company and Amgen, as described above under "Certain Relationships and Related-Party Transactions." Anthony C. Hooper has been appointed to the Board of Directors as Amgen's designee. Our Nominating Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity and is not limited to race, gender or national origin. We have adopted a written policy regarding board diversity that is described below. Our Nominating Committee's and Board of Directors' priority in selecting board members is identification of persons who will further the interests of our Company through his or her established record of professional accomplishment, the depth and breadth of business experience and other background characteristics. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

        Our articles allow our shareholders holding in aggregate not less than one-tenth of the voting rights of issued shares and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders. In the event that such a meeting is called, our articles provide that (1) the shareholders requisitioning a general meeting of shareholders may put forward resolutions to appoint or remove directors (with or without cause), and (2) at that meeting so convened the affirmative vote of a simple majority of the issued shares as of the applicable record date shall be required to approve the appointment or removal of directors. Additionally, our articles provide that any vacancy on the Board of Directors, including a vacancy resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of our directors then in office.

        In accordance with the terms of our articles, the Board of Directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of shareholders in the year in which their term expires.

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  Our Class I directors are Timothy Chen, John V. Oyler and Jing-Shyh (Sam) Su;

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  Our Class II directors are Donald W. Glazer, Michael Goller and Thomas Malley; and

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  Our Class III directors are Anthony C. Hooper, Ranjeev Krishana, Xiaodong Wang and Qingqing Yi.

        Our articles provide that the authorized number of directors may be changed only by ordinary resolution of the shareholders if the number of directors is reduced to less than three. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the Board of Directors.

Board and Committee Matters

        The Board of Directors has determined that all members of the Board of Directors, except John V. Oyler and Xiaodong Wang, are independent, as determined in accordance with the rules of the NASDAQ Stock Market; and that all members of the Board of Directors, except John V. Oyler, Xiaodong Wang and Anthony C. Hooper, are independent, as determined in accordance with the HK Listing Rules. In making this independence determination, the Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our share capital by each non-employee director. In considering the independence of the directors listed above, the Board of Directors considered the association of our directors with the holders of more than 5% of our share capital. We expect that the composition and functioning of the Board of Directors and each of our committees will continue to comply with all applicable requirements of the NASDAQ Stock Market, the rules and regulations of the SEC and the HK Listing Rules. There are no family relationships among any of our directors or executive officers.

Corporate Governance

        We have adopted a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on our website at www.beigene.com under "Investors—NASDAQ investors" and "—HKEX investors." If we make any substantive amendments to, or grant any waivers from, the code of conduct for any officer, we will disclose the nature of such amendment or waiver on our website at www.beigene.com or in a Current Report on Form 8-K.

Board Meetings and Committees

        The Board of Directors held six meetings during 2019. The directors ordinarily hold executive sessions at regularly scheduled meetings of the Board of Directors. During 2019, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Directors and director nominees are encouraged to attend the annual general meeting of shareholders, barring significant commitments or special circumstances. All our then-serving directors attended our 2019 annual general meeting of shareholders.

        During 2019, the Board of Directors had three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. On February 26, 2020, the Board of Directors established a Scientific Advisory Committee and a Commercial Advisory Committee.

Audit Committee

        Thomas Malley, Timothy Chen and Jing-Shyh (Sam) Su currently serve on the Audit Committee, which is chaired by Thomas Malley. Prior to May 1, 2019, Qinqing Yi was a member of the Audit Committee. On May 1, 2019, Jing-Shyh (Sam) Su replaced Qingqing Yi as a member of the Audit Committee. Effective May 1, 2020, Anthony C. Hooper will replace Jing-Shyh (Sam) Su as a member of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is "independent" for Audit Committee purposes as that term is defined in the rules of the SEC and the NASDAQ Stock Market. The Board of Directors has designated Thomas Malley as an

"audit committee financial expert," as defined in SEC rules. The Audit Committee's responsibilities include:

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  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firms;

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  approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firms;

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  reviewing the internal audit plan with the independent registered public accounting firms and members of management responsible for preparing our financial statements;

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  reviewing and discussing with management and the independent registered public accounting firms our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

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  reviewing the adequacy of our internal control over financial reporting;

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  establishing policies and procedures for the receipt and retention of financial and accounting-related complaints and concerns;

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  recommending, based upon the Audit Committee's review and discussions with management and the independent registered public accounting firms, whether our audited financial statements shall be included in our Annual Report on Form 10-K and our annual results announcement filed with the HKEx;

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  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

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  preparing the Audit Committee report required by the SEC rules to be included in our annual proxy statement;

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  reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

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  reviewing our earnings releases and unaudited financial statements to be included in our quarterly and interim filings with the SEC and HKEx.

        The Audit Committee held ten meetings during 2019. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC, the NASDAQ Stock Market and the HKEx. A copy of the Audit Committee charter is available on our website at www.beigene.com under "Investors—NASDAQ investors—Governance" and "—HKEX investors—Corporate Governance."

Compensation Committee

        Qingqing Yi, Ranjeev Krishana and Timothy Chen currently serve on the Compensation Committee, which is chaired by Qingqing Yi. The Board of Directors has determined that each member of the Compensation Committee is "independent" as that term is defined in the rules of the NASDAQ Stock Market and the HK Listing Rules. The Compensation Committee's responsibilities include:

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  annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, President and General Manager, China, and Chief Financial Officer;

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  evaluating the performance of our Chief Executive Officer, President and General Manager, China, and Chief Financial Officer in light of such corporate goals and objectives and recommending to the Board of Directors for approval our Chief Executive Officer's, President and General Manager, China, and Chief Financial Officer's compensation based on that evaluation;

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  reviewing and approving the compensation of our other executive officers;

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  developing and implementing our overall management compensation and policy to align the interests of management with our shareholders';

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  overseeing and administering our compensation and similar plans;

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  evaluating and assessing potential current compensation advisors in accordance with the independence standards identified in the rules of the NASDAQ Stock Market;

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  retaining and approving the compensation of any compensation advisors;

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  reviewing and approving our policies and procedures for the grant of equity-based awards;

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  reviewing and making recommendations to the Board of Directors with respect to director compensation;

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  preparing the compensation committee report required by SEC rules to be included in our annual proxy statement;

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  reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K; and

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  reviewing and discussing with the Board of Directors corporate succession plans for the Chief Executive Officer and other key officers.

        The Compensation Committee held seven meetings during 2019. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our website at www.beigene.com under "Investors—NASDAQ investors—Governance "and "—HKEX investors—Corporate Governance."

Nominating and Corporate Governance Committee

        Donald W. Glazer and Michael Goller currently serve on the Nominating and Corporate Governance Committee, which is chaired by Donald W. Glazer. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is "independent" as that term is defined in the rules of the NASDAQ Stock Market and the HK Listing Rules. The Nominating and Corporate Governance Committee's responsibilities include:

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  developing and recommending to the Board of Directors criteria for board and committee membership;

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  establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;

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  identifying individuals qualified to become members of the Board of Directors;

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  recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board's committees;

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  developing and recommending to the Board of Directors a set of corporate governance guidelines; and

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  overseeing the evaluation of the Board of Directors and management.

        The Nominating and Corporate Governance Committee held two meetings during 2019. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at www.beigene.com under "Investors—NASDAQ investors" and "—HKEX investors."

Scientific Advisory Committee

        Xiaodong Wang, Michael Goller, Thomas Malley and Qingqing Yi currently serve on the Scientific Advisory Committee, which is chaired by Xiaodong Wang. The Scientific Advisory Committee's responsibilities include:

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  receiving and discussing reports from management regarding the Company's research and development plans and programs;

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  assisting, to the extent it deems helpful, the Board and the Compensation Committee in setting and evaluating any research or development performance goals under the Company's incentive compensation programs; and

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  assisting, to the extent it deems helpful, the Board and the Compensation Committee in assessing the capabilities of and evaluating the performance of the Company's key scientific and technical personnel and the depth and breadth of the Company's scientific resources.

        The Scientific Advisory Committee was established on February 26, 2020. The Scientific Advisory Committee may meet at such times as it deems appropriate. The Scientific Advisory Committee operates under a written charter adopted by the Board of Directors, which is available on our website at www.beigene.com under "Investors—NASDAQ investors—Governance "and "—HKEX investors—Corporate Governance."

Commercial Advisory Committee

        Mr. Anthony C. Hooper, Timothy Chen, Ranjeev Krishana and Jing-Shyh (Sam) Su currently serve on the Commercial Advisory Committee, which is chaired by Anthony C. Hooper. The Commercial Advisory Committee's responsibilities include:

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  receiving and discussing reports from management regarding the Company's commercial strategy and plans and competitiveness of the Company's commercial programs;

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  assisting, to the extent it deems helpful, the Board and the Compensation Committee in setting and evaluating any commercial performance goals under the Company's incentive compensation programs; and

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  assisting, to the extent it deems helpful, the Board and the Compensation Committee in assessing the capabilities of and evaluating the performance of the Company's key commercial personnel and the depth and breadth of the Company's commercial resources.

        The Commercial Advisory Committee was established on February 26, 2020. The Commercial Advisory Committee may meet at such times as it deems appropriate. The Commercial Advisory Committee operates under a written charter adopted by the Board of Directors, which is available on our website at www.beigene.com under "Investors—NASDAQ investors—Governance "and "—HKEX investors—Corporate Governance."

Board Diversity Policy

        We adopted a board diversity policy (the "Diversity Policy") to set out the Company's approach to diversity on the Board of Directors. Pursuant to the Diversity Policy, our Nominating and Corporate Governance Committee will review annually the structure, size and composition of the Board of Directors and, where appropriate, make recommendations on changes to the Board of Directors. In reviewing the Board of Directors' composition, our Nominating and Corporate Governance Committee

will consider, among others characteristics, the nationality, ethnicity, gender, age, skills, expertise, and industry and regional experience of board members and nominees. The Diversity Policy further provides that our Nominating and Corporate Governance Committee will discuss and, where necessary, agree on measurable objectives for achieving diversity on the Board of Directors and recommend them to the Board of Directors for adoption. The Board of Directors intends to rate its composition against the factors identified above and to recruit a director or directors to address any factors that could bear improvement. The Board of Directors previously indicated its plans to recruit at least one female director to be elected before the 2020 annual meeting of shareholders and is actively engaged in recruiting efforts. The Board Diversity Policy is available on our website at www.beigene.com under "Investors—HKEX investors—Corporate Governance."

Director Nominations

        The Board of Directors will consider and approve from time to time the criteria that it deems necessary or advisable for director candidates. The Board of Directors has full authority to modify such criteria as it deems necessary or advisable. The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for developing and recommending to the Board of Directors for its consideration and approval criteria for director candidates. The Company has adopted policies and procedures for director candidates. The Board of Directors may, however, rescind its delegation and assume the responsibilities it previously delegated to the Nominating and Corporate Governance Committee.

        The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility to identify candidates for nomination to the Board of Directors (including candidates to fill vacancies) and assessing their qualifications in light of the policies and principles in our Corporate Governance Guidelines, the Diversity Policy and the Committee's charter. The Nominating and Corporate Governance Committee will recommend director candidates for the Board of Directors' consideration and review the candidates' qualifications with the Board of Directors. The Board of Directors retains the authority to nominate a candidate for election by the shareholders as a director and to fill vacancies. From time to time, the Nominating and Corporate Governance Committee utilizes third-party search firms to identify director candidates. In identifying director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances it deems appropriate, including, among other things, the skills of the candidate, his or her depth and breadth of business experience and other background characteristics, his or her independence and the needs of the Board of Directors.

        Our Nominating and Corporate Governance Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board of Directors. Our Nominating and Corporate Governance Committee and Board of Directors may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity as set forth in the Diversity Policy. Our Nominating and Corporate Governance Committee's and Board of Directors' priority in selecting board members is identification of persons who will further the interests of our shareholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, and professional and personal experiences and relevant expertise.

Director Nominations by Shareholders

        Any shareholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should provide the following information within the timeframe set forth by our articles and SEC rules to BeiGene, Ltd., c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, Attention:

Secretary: (a) the name and address of record of the shareholder; (b) a representation that the shareholder is a record holder of our securities or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; (c) the candidate's name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the past five years; (d) a description of the qualifications and background of the candidate that addresses the criteria for board membership approved by the Board of Directors; (e) a description of all arrangements or understandings between the shareholder and the candidate; (f) the consent of the candidate (i) to be named in the proxy statement for our next general meeting and (ii) to serve as a director if elected at that meeting; and (g) and any other information regarding the candidate that is required to be included in a proxy statement filed pursuant to SEC rules and HK Listing Rules. The Nominating and Corporate Governance Committee may seek further information from or about the shareholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the shareholder and between the candidate and any such other beneficial owner.

Shareholder Communications

        The Board of Directors provides to every shareholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for shareholder communication. For a shareholder communication directed to the Board of Directors as a whole, shareholders may send such communication to the attention of our Secretary via Regular Mail or Expedited Delivery Service to: BeiGene, Ltd., c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, Attn.: Board of Directors c/o Secretary.

        For a shareholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, shareholders may send such communication to the attention of the individual director via Regular Mail or Expedited Delivery Service to: BeiGene, Ltd., c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, Attn.: [Name of Individual Director].

        Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements. The Board of Directors has adopted a Securityholder Communications Policy, which is available on our website at www.beigene.com under "Investors—NASDAQ investors—Governance" and "—HKEX investors—Corporate Governance."

Board Leadership Structure and Role in Risk Oversight

        Our Chief Executive Officer, John V. Oyler, is the Chairman of the Board of Directors. The Board of Directors believes that Mr. Oyler is the director best suited to identify strategic opportunities and focus of the Board of Directors due to his extensive understanding of our business as a founder and our Chief Executive Officer. The Board of Directors also believes that the combined role of Chairman and Chief Executive Officer can promote the effective execution of strategic initiatives and facilitate the flow of information between management and the Board of Directors.

        Our Corporate Governance Guidelines, as revised on February 26, 2020, provide that if the same person holds the Chairman and Chief Executive Officer roles or if the Chairman does not otherwise qualify as independent, the independent directors may elect a Lead Director. In accordance with our Corporate Governance Guidelines, the independent directors elected Mr. Ranjeev Krishana, an independent director of the Company, to serve as the Lead Director, effective February 26, 2020. The

Lead Director has responsibilities that are set forth in our Corporate Governance Guidelines, including presiding at meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors; consulting with management regarding Board meeting schedules, locations, agendas and materials; and calling meetings of the independent and non-management directors of the Board of Directors, when appropriate. The Board of Directors believes our current board leadership structure will help ensure continuity of strong and effective leadership. The Corporate Governance Guidelines are available on our website at www.beigene.com under "Investors—NASDAQ investors—Governance".

        The Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, the Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, the Board of Directors reviews the risks associated with our business strategies periodically throughout the year.

        Each of our board committees also oversees the management of our risk that falls within the committee's areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firms and our Chief Financial Officer. The Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to the Board of Directors regarding these activities.

Audit Committee Report

        The information contained in this report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

        The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firms, Ernst & Young Hua Ming LLP and Ernst & Young, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any non-audit services that may be performed by Ernst & Young Hua Ming LLP and Ernst & Young; the oversight of our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of internal financial controls; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States.

        Ernst & Young Hua Ming is responsible for auditing our annual consolidated financial statements filed with the SEC in accordance with the Securities and Exchange Act of 1934, as amended, and Ernst & Young is responsible for auditing our annual financial statements filed with The Stock Exchange of Hong Kong. Both Ernst & Young Hua Ming and Ernst & Young are members of the global Ernst & Young firm.

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Ernst & Young Hua Ming LLP are responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee's main responsibility is to monitor and oversee this process.

        The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2019. The Audit Committee discussed with Ernst & Young Hua Ming LLP the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 1301, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        The Audit Committee considered any fees paid to Ernst & Young Hua Ming LLP and Ernst & Young for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young Hua Ming LLP's and Ernst & Young's independence in performing the audit.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

THE AUDIT COMMITTEE
Thomas Malley (Chairperson) Timothy Chen Jing-Shyh (Sam) Su

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Introduction

        The Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, reviews and approves all compensation decisions relating to our executive officers, and makes recommendations to the Board of Directors on compensation for our Chief Executive Officer, President and General Manager, China, and Chief Financial Officer. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than the Chief Executive Officer. The Compensation Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions. This section discusses the principles underlying our policies and decisions with respect to the compensation of certain of our named executive officers and material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2019 are:

  •
  John V. Oyler, our Founder, Chief Executive Officer and Chairman;

  •
  Xiaobin Wu, our General Manager of China and President of the Company;

  •
  Howard Liang, our Chief Financial Officer and Chief Strategy Officer;

  •
  Jane Huang, our Chief Medical Officer, Hematology; and

  •
  Amy Peterson, our former Chief Medical Officer, Immuno-oncology, who ceased to be an executive officer in February 2019.

        The goal of our compensation programs is to align compensation delivery with performance for shareholders, measured both internally against budgets and externally through share price. We believe this alignment was achieved in 2019.

2019 Business Highlights

        We believe that 2019 was a transformative year for the Company, as evidenced by receiving approval for our first two internally-developed drugs, BRUKINSA™ (zanubrutinib) and tislelizumab, as well as entering into the collaboration with Amgen, among other things.

        As described below, during 2019 we made significant progress on our commercial, clinical, regulatory, manufacturing, research and other business goals, including the following factors that influenced the executive compensation decisions made by the Compensation Committee and/or the Board of Directors for the 2019 compensation of our named executive officers:

Total Shareholder Return Performance through December 31, 2019

        The Company's total return to shareholders has been stellar since our initial public offering in 2016:

  •
  Delivered TSR of 57% between our initial public offering on February 3, 2016 and December 31, 2019, which is at the 90th percentile of our current peer group companies.

  •
  Delivered TSR of 76% for the three-year period ending December 31, 2019, which is higher than any of our current peer group companies; and

  •
  Delivered TSR of 18% for the one-year period ending December 31, 2019, which is above the median of our current peer group companies (11%).

Amgen Collaboration

  •
  Entered into a global strategic collaboration with Amgen to commercialize XGEVA® (denosumab), KYPROLIS® (carfilzomib), and BLINCYTO® (blinatumomab) in China and jointly develop up to 20 Amgen oncology pipeline assets globally and commercialize those assets in China; and

  •
  Secured cash investment of approximately US$2.78 billion from Amgen as part of the collaboration, representing an approximately 20.5% ownership interest, at a purchase price of US$174.85 per ADS, which will enable us to fund further development and commercialization of our drugs and drug candidates.

Commercial Operations

  •
  Received accelerated approval from the U.S. Food and Drug Administration ("FDA") of BRUKINSA as a treatment for mantle cell lymphoma ("MCL") in adult patients who have received at least one prior therapy and launched BRUKINSA within one week of approval;

  •
  Received approval from the China National Medical Products Administration ("NMPA") of tislelizumab as a treatment for patients with classical Hodgkin's lymphoma ("cHL") who have received at least two prior therapies and launched tislelizumab in March 2020;

  •
  Generated US$222.60 million in product revenue in the 12 months ended December 31, 2019, primarily from sales in China of ABRAXANE®, REVLIMID®, and VIDAZA®, which represented a 70.1% increase compared to the same period in 2018;

  •
  Submitted to the NMPA a supplemental new drug application ("sNDA") for REVLIMID (lenalidomide), in combination with rituximab, for the treatment of patients with relapsed or refractory ("R/R") indolent lymphoma (follicular lymphoma or marginal zone lymphoma), which was accepted by the NMPA and granted priority review; and

  •
  Received formal inclusion on the national reimbursement drug list ("NRDL") in China for REVLIMID for the treatment of patients with R/R multiple myeloma.

Clinical Programs

BRUKINSA™ (zanubrutinib)

  •
  Announced results of the Phase 3 ASPEN trial (NCT03053440) comparing BRUKINSA to ibrutinib for the treatment of Waldenström's macroglobulinemia ("WM"). While the primary endpoint of statistical superiority related to deep response (VGPR or better) was not met, zanubrutinib demonstrated more frequent VGPRs (28.4% vs.19.2% in overall population) and advantages in safety and tolerability compared to ibrutinib. ASPEN is the largest Phase 3 trial in WM conducted to-date and the first comparative trial readout for BTK inhibitors;

  •
  Completed enrollment in the global Phase 3 SEQUOIA trial (NCT03336333) comparing zanubrutinib with bendamustine plus rituximab in patients with treatment-naive (TN) chronic lymphocytic leukemia ("CLL") or small lymphocytic lymphoma ("SLL"), and in the Phase 2 MAGNOLIA trial (NCT03846427) in patients with R/R marginal zone lymphoma ("MZL"); and

  •
  Initiated a global Phase 3 clinical trial (NCT04002297) comparing zanubrutinib plus rituximab to bendamustine plus rituximab in patients with previously untreated MCL who are ineligible for stem cell transplant, a global Phase 2 clinical trial (NCT04116437) in patients with previously treated CLL / SLL who are intolerant of prior treatment with ibrutinib, and a Phase 1/2 clinical trial in Japan of zanubrutinib in patients with mature B-cell malignancies.

Tislelizumab

  •
  Submitted to the NMPA an sNDA for patients with previously treated locally-advanced or metastatic urothelial carcinoma ("UC"), which was accepted by the NMPA and granted priority review;

  •
  Announced updated clinical results presented at the ESMO Asia 2019 Congress from the Phase 2 trial (NCT03469557) of tislelizumab in combination with chemotherapy in patients with gastric/ gastroesophageal junction ("G/GEJ") adenocarcinoma or ESCC;

  •
  Completed enrollment in the global Phase 3 clinical trial (NCT03412773) comparing tislelizumab to sorafenib in first-line patients with unresectable HCC, in the Phase 3 trials in China of tislelizumab combined with chemotherapy in the front-line setting for patients with advanced squamous (NCT03594747) and non-squamous (NCT03663205) NSCLC;

  •
  Initiated a Phase 3 front-line trial in China of tislelizumab combined with chemotherapy compared to placebo with chemotherapy in patients with recurrent or metastatic nasopharyngeal cancer;

  •
  Received orphan-drug designation for tislelizumab from the FDA for hepatocellular carcinoma ("HCC") and esophageal squamous cell carcinoma ("ESCC"); and

  •
  Regained full global rights from Celgene in advance of its acquisition by Bristol Myers Squibb, and received a payment of US$150 million in connection with the termination.

Pamiparib

  •
  Completed enrollment in the Phase 3 randomized trial in China (NCT03519230) of pamiparib versus placebo as a potential maintenance treatment in patients with platinum-sensitive recurrent ovarian cancer, and in the pivotal Phase 2 trial in China (NCT03333915) in third-line and above patients with ovarian cancer with germ-line BRCA mutation.

Lifirafenib

  •
  Initiated a Phase 1b trial (NCT03905148) with SpringWorks Therapeutics of lifirafenib in combination with MEK inhibitor mirdametinib (formerly PD-0325901) in patients with advanced or refractory solid tumors.

Sitravatinib

  •
  Initiated a Phase 1/2 trial (NCT03941873) in China of sitravatinib in combination with tislelizumab in patients with unresectable locally advanced or metastatic HCC or gastroesophageal junction cancer.

BGB-A1217

  •
  Initiated patient enrollment in a Phase 1a/1b trial (NCT04047862) in China and Australia investigating the safety, tolerability, pharmacokinetics, and preliminary antitumor activity of BGB-A1217, an investigational TIGIT monoclonal antibody, in combination with tislelizumab in patients with advanced solid tumors.

BGB-11417

  •
  Completed preclinical and investigational new drug ("IND") -enabling studies of BGB-11417, an investigational small molecule Bcl-2 inhibitor, which demonstrated potent activity and high selectivity against the pro-apoptotic protein Bcl-2.

Other Corporate Developments

  •
  Entered into a global license agreement with Seattle Genetics to in-license an advanced preclinical oncology candidate in Asia (except Japan) and the rest of the world other than the Americas (United States, Canada and Latin American countries) and Europe;

  •
  Received approval from the HKEx to transition into a general listing under Rule 8.05(3) by meeting its specified revenue and market capitalization thresholds. As a result of the approval, the "B" marker was removed from the Company's stock symbol in the HKEx;

  •
  Established MapKure, LLC, an entity jointly owned by the Company and SpringWorks Therapeutics, to develop BGB-3245, an investigational, selective next-generation RAF kinase inhibitor discovered by BeiGene scientists;

  •
  Entered into a global collaboration agreement with BioAtla for the development, manufacturing, and commercialization of BioAtla's investigational Conditionally Active Biologic (CAB) CTLA-4 antibody (BA3071);

  •
  Entered into a global research and development collaboration with Ambrx to develop next-generation biologics utilizing Ambrx's proprietary Expanded Genetic Code technology platforms designed to allow the efficient incorporation of non-natural amino acids into proteins in both E. Coli (ReCODETM) and CHO cells (EuCODETM) for precision protein engineering;

  •
  Completed the initial phase of construction and facility validation, and officially opened the Company's biologics manufacturing facility in Guangzhou, China and received a drug manufacturing license for this facility;

  •
  Began Phase 2 expansion for additional manufacturing capacity at our Guangzhou manufacturing facility, expected to be completed by the end of 2020; and

  •
  Made key hires in sales and marketing, market access, commercial operations, and business analytics in support of the commercial launch of zanubrutinib in the United States and tislelizumab in China.

Recent 2020 Business Highlights

        In addition to our accomplishments during 2019, we have achieved the following since the beginning of 2020:

  •
  Closed the global strategic collaboration with Amgen to commercialize XGEVA, KYPROLIS, and BLINCYTO in China, jointly develop up to 20 Amgen oncology pipeline assets globally and commercialize those assets in China; and received approximately US$2.78 billion in proceeds from an equity investment by Amgen for a 20.5% ownership interest in BeiGene;

  •
  Entered into an exclusive option and license agreement with Leap Therapeutics for the clinical development and commercialization of DKN-01, Leap's anti-Dickkopf-1 (DKK1) antibody, in Asia (excluding Japan), Australia, and New Zealand;

  •
  Entered into an exclusive development and commercialization agreement with EUSA Pharma (UK) Limited for the orphan biologic products SYLVANT® (siltuximab) in Greater China and QARZIBA® (dinutuximab beta) in mainland China;

  •
  Launched tislelizumab as a treatment for patients with cHL who have received at least two prior therapies in China;

  •
  Announced that the pivotal Phase 3 trial (NCT 03594747) of tislelizumab in combination with chemotherapy for the first-line treatment of patients with squamous non-small cell lung cancer ("NSCLC") met the primary endpoint of improved progression-free survival at the pre-planned interim analysis, as assessed by independent review committee ("IRC"). The safety profile of tislelizumab in both combinations in this trial was consistent with the known risks of each study treatment, and no new safety signals were identified:

  •
  Announced that tislelizumab received approval from the NMPA as a treatment for patients with locally advanced or metastatic urothelial carcinoma ("UC") with PD-L1 high expression whose disease progressed during or following platinum-containing chemotherapy or within 12 months of neoadjuvant or adjuvant treatment with platinum-containing chemotherapy; and

  •
  Announced that the Phase 3 trial (NCT03663205) of tislelizumab in combination with chemotherapy for the first-line treatment of patients with non-squamous NSCLC met the primary endpoint, demonstrating a statistically significant improvement in PFS compared to pemetrexed and platinum chemotherapy alone at the planned interim analysis, as assessed by IRC. The safety profile of tislelizumab in combination with chemotherapy was consistent with the known risks of each study treatment, and no new safety signals were identified.

Overview of Our Compensation Programs

        The Compensation Committee strives to ensure that our compensation programs are aligned with the interests of our shareholders and our business goals, and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive. Key elements of our compensation programs include the following:

Compensation Element	Purpose	Features
Base salary	To attract and retain highly skilled executives	Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data
Annual cash incentive program	To promote and reward the achievement of key short-term strategic and business goals of the Company as well as individual performance; to motivate and attract executives	Variable component of pay based on annual corporate and individual performance
Equity incentive compensation

To encourage executives and other employees to focus on long-term company performance and align their interests with shareholders; to promote retention; to reward outstanding company and individual performance

Typically, subject to multi-year vesting based on continued service and are primarily in the form of share options and RSUs, the value of which depends on the performance of our ADS price, in order to align employee interests with those of our shareholders over the longer-term

        In addition to our direct compensation elements, the following features of our compensation programs are designed to align our executive officers with shareholder interests and with market best practices:

What We Do		What We Don't Do
✓	Maintain an industry-specific peer group for benchmarking pay	×	Allow hedging or pledging of equity unless approved by the insider trading compliance officer or the Audit Committee
✓	Target pay based on market norms	×	Re-price share options without shareholder approval
✓	Deliver executive compensation primarily through performance-based pay	×	Provide guaranteed cash compensation increases or equity awards
✓	Tie the majority of named executive officers' compensation to equity awards, the ultimate value of which is driven by our share price performance	× ×	Grant discounted or reload share options Provide excessive perquisites
✓	Set challenging short-term incentive award goals	×	Provide supplemental executive retirement plans
✓	Offer market-competitive benefits for executives that are consistent with the rest of our employees	×	Provide tax gross-up payments for change-of-control payments
✓	Consult with an independent compensation advisor on compensation levels and practices
✓	Maintain share ownership guidelines for our executive officers equal to 6x base salary for our CEO, 3x base salary for our President and 1x base salary for our other executive officers

Advisory Vote on Executive Compensation

        At our 2019 annual general meeting of shareholders, we held our second advisory vote on executive compensation. Over 72.7% of the votes cast were voted in favor of the compensation of our named executive officers, as disclosed in our 2019 proxy statement. The Compensation Committee believes that this level of affirmative votes conveyed our shareholders' support of the Compensation Committee's decisions and our existing executive compensation programs. The Compensation Committee reviewed the final vote results and has not made any material changes to our executive compensation programs or policies as a result of the vote.

Compensation Consultant

        The Compensation Committee retained Frederic W. Cook & Co., Inc. ("FW Cook") to assist in an evaluation of our compensation philosophy, validate our compensation peer group, develop competitive market data to benchmark the compensation for our named executive officers and advise on matters related to our compensation structure and programs generally. The compensation consultant also consulted with the Compensation Committee about non-employee director compensation. During 2019, FW Cook reported directly to our Compensation Committee, performing the services described above on behalf of the Compensation Committee while interacting with our management in the course of performing those services. Based on consideration of the factors set forth in the rules of the SEC and NASDAQ, the Compensation Committee has determined that its relationship with FW Cook and the work performed by FW Cook on behalf of the Compensation Committees has not raised any conflict of interest.

Defining and Comparing Compensation to Market Benchmarks

        In evaluating the total compensation of our named executive officers, the Compensation Committee, using information provided by our compensation consultant, establishes a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:

Peer Group Criteria	General Characteristics
Industry	Biotechnology and pharmaceuticals
Size	Market capitalization between 0.33x and 3x of BeiGene's size Revenue is a secondary consideration because it can lag development Headcount of at least 250 employees
Stage of development	At least one Phase 3 drug compound
Data availability	U.S.-based, publicly-traded and stand-alone (no divisions or subsidiaries)

        Based on these general criteria, our peer group for considering 2019 compensation decisions, referred to as our 2019 peer group, as approved by the Compensation Committee, was comprised of the following 16 companies:

Agios Pharmaceuticals, Inc.	Exelixis, Inc.	Neurocrine Biosciences, Inc.
Alexion Pharmaceuticals, Inc.	FibroGen, Inc.	Seattle Genetics, Inc.
Alkermes plc	Incyte Corporation	Tesaro, Inc.
Alnylam Pharmaceuticals, Inc.	Ionis Pharmaceuticals, Inc.	United Therapeutics Corporation
BioMarin Pharmaceutical, Inc.	Jazz Pharmaceuticals plc
bluebird bio, Inc.	Nektar Therapeutics

        At the time the peer group was selected, BeiGene's market capitalization was slightly above the median of the peer group.

        We believe that the compensation practices of our 2019 peer group provided us with appropriate compensation benchmarks for evaluating the compensation of our named executive officers during 2019. Notwithstanding the similarities of the 2019 peer group to our Company, due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential, as well as with prestigious academic and non-profit institutions. Accordingly, in 2019, the Compensation Committee generally positioned target total compensation for our executive officers above the median target total compensation in our 2019 peer group, with target total cash compensation, including base salaries and target annual incentives, at or below the 25th percentile and equity incentive awards above the median in order to link compensation more closely with corporate performance and the creation of shareholder value.

        In addition, the Compensation Committee may consider other criteria, including market factors, the experience level of the executive and the executive's performance against company goals, in determining variations to this general target range.

        For purposes of compensation in 2020, the Compensation Committee, with the advice of our compensation consultant, examined our 2019 peer group in light of our continued growth throughout 2019, the stage of development of our clinical and commercial programs, and changes in our market capitalization. With reference to these and other key business metrics, companies whose market capitalization and/or whose number of employees that were at the low end, below, or significantly above our targeted range were removed and new companies were added to the peer group for 2020.

        Our peer group for 2020, referred to as our current peer group, as approved by the Compensation Committee, is comprised of the following 15 companies:

Alexion Pharmaceuticals, Inc.	Exelixis, Inc.	Neurocrine Biosciences, Inc.
Alkermes plc	Incyte Corporation	Sage Therapeutics, Inc.
Alnylam Pharmaceuticals, Inc.	Ionis Pharmaceuticals, Inc.	Sarepta Therapeutics, Inc.
BioMarin Pharmaceutical, Inc.	Jazz Pharmaceuticals plc	Seattle Genetics, Inc.
bluebird bio, Inc.	Nektar Therapeutics	United Therapeutics Corporation

        Agios Pharmaceuticals, Inc. and FibroGen, Inc. were removed from the 2019 peer group because of their smaller market capitalization relative to our Company (both were less than one-third of our size). Tesaro, Inc. was removed from the 2019 peer group because it was acquired. Sage Therapeutics, Inc. and Sarepta Therapeutics, Inc. were added to the current peer group because they are commercial-stage companies and have market capitalization within the targeted 0.33x—3.0x range, although both were somewhat smaller than our size at the time the group was selected. Our market capitalization was around the 71st percentile of the current peer group at the time the group was approved by the Compensation Committee, as there were not enough larger similar companies to balance out the size of the peer group.

        In addition to our peer group of U.S. publicly traded companies, our human resources team also gathers information on compensation practices and benchmarks of biotechnology and pharmaceutical companies operating in China. While this information is more difficult to obtain than in the United States, we use this market data, where available, and information from our own recruiting experience in an effort to ensure that our compensation and benefits programs in China remain competitive and help us to more effectively recruit, motivate and retain our China workforce.

Other Key Performance Factors in Determining Executive Compensation

        As the biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy research and development period and a rigorous approval phase involving clinical studies and governmental regulatory approval, many of the traditional benchmarking metrics alone, such as product sales, revenues and profits, are inappropriate for a biopharmaceutical company such as our Company. Instead, the specific performance factors the Compensation Committee considers when determining the compensation of our named executive officers include:

  •
  new product launches and product sales revenue;

  •
  key research and development achievements;

  •
  initiation and progress of clinical trials for our drugs and drug candidates;

  •
  expansion of our commercialization, manufacturing and operational capabilities;

  •
  achievement of regulatory milestones;

  •
  establishment and maintenance of key strategic relationships and new business initiatives, including collaborations and financings; and

  •
  development of organizational capabilities and management of our growth.

        These performance factors are considered by the Compensation Committee in connection with our annual performance reviews described below and are a critical component in the determination of annual cash and equity incentive awards for our executive officers.

Compensation Objectives and Philosophy

        Our compensation programs are designed to attract, motivate and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, our compensation programs are intended to reward the achievement of specified pre-determined quantitative and qualitative company performance goals and objectives and individual performance and to align the interests of our senior management team with those of our shareholders in order to attain our ultimate objective of increasing shareholder value.

        The market for qualified and talented executives in the biopharmaceutical industry, particularly in oncology and in the locations where we operate, is highly competitive, and we compete for talent with many companies that have greater resources than we do. Globally, immuno-oncology is one of the most competitive fields where companies, large and small, compete for talent. In China, there are a limited number of highly qualified biopharmaceutical executives and we compete with large multinational pharmaceutical companies and an increasing number of growing biotechnology companies for talent. For example, in China, there are several companies who in recent years have raised significant funds through public listings in the United States or Hong Kong markets, including CStone, Hua Medicine, Innovent, Junshi and Zai Lab, and are using these funds to rapidly expand their workforce and clinical and/or commercial programs. Importantly, the "war for talent" in the Chinese biotech industry includes not only sourcing candidates from multinational and local companies already operating in China, but also Chinese PhD researchers and other candidates with world-class scientific and business experience from the U.S. and other countries, of which an estimated 2 million have returned to China in the six-year period ending in 2018, including an estimated 250,000 working in the life sciences industry (UBS Report: Shifting Asia, China's Biotech Revolution, August 2018). In light of these factors, we believe that our compensation program is a critical factor in our ability to attract, motivate, and retain top talent in this exceedingly competitive environment and, in turn, to our ability to capitalize on our market opportunity and succeed as a company.

        We may award annual merit-based increases in base salary based upon an assessment of each executive's performance and the scope of his or her responsibilities, although we have generally kept executive officer salaries near or below the 25th percentile. We have a formal annual bonus plan with pre-established goals and weightings, which was designed to reward annual achievements based upon quantitative and qualitative company performance as well as individual performance. We awarded cash incentive payments to our named executive officers and the other members of our senior management team under our annual incentive program, which is described in more detail below.

        We typically make equity grants to our executive officers upon commencement of their employment and annually following a review of company performance and their individual performance. Our pay philosophy for executive officers emphasizes equity compensation over cash to strengthen executive officers' alignment with shareholders and ensure that pay delivery is connected to actual company performance. The mix of compensation components is designed to reward annual results as well as drive long-term company performance and create shareholder value.

Components of Compensation

Base Salary

        We provide base salaries to our named executive officers to compensate them with a fair and competitive base level of compensation for services rendered during the year. The Compensation Committee typically determines the base salary for each executive based on the executive's responsibilities, experience and, if applicable, the base salary level of the executive prior to joining our Company. In addition, the Compensation Committee reviews and considers the level of base salary paid by companies in our peer group for similar positions.

        Merit-based increases in base salary for our executive officers, other than our Chief Executive Officer, President and General Manager, China, and Chief Financial Officer, are determined by the Compensation Committee based upon a summary of the executive officer's performance and a recommendation from our Chief Executive Officer. Our Chief Executive Officer also provided a summary of our President and General Manager, China's and Chief Financial Officer's performance and a recommendation for their merit-based increase in base salary. Any merit-based increase in base salary for our Chief Executive Officer, President and General Manger, China, and Chief Financial Officer is based upon an assessment of performance by the Compensation Committee, input from the Board of Directors and a review by the Compensation Committee of the base salary of chief executive officers, presidents and chief financial officers in our peer group.

        With respect to Mr. Oyler, our Chief Executive Officer, at the beginning of 2019, the Compensation Committee reviewed Mr. Oyler's overall compensation, and upon the recommendation of the Compensation Committee and based on his accomplishments during 2018 and in comparison to the base salaries of chief executive officers in our 2019 peer group, the Board of Directors determined to increase his annual base salary from US$650,000 to US$675,000, which was below the 25th percentile of our 2019 peer group.

        At the beginning of 2019, the Compensation Committee and/or the Board of Directors approved merit increases in base salary for each of our remaining named executive officers serving at that time, based upon the Company's performance, each executive officer's performance and in comparison to the base salaries of similar executive officers in our 2019 peer group. The table below sets forth the adjustments to base salary, in dollars and as a percentage, for each of our named executive officers serving at the time the decisions were made in February 2019:

	Base Salary
Name(1)	2018 (US$)		2019 (US$)		Increase (%)
John V. Oyler	650,000		675,000		3.8%
Xiaobin Wu	543,000	(2)	581,957	(2)	7.2%
Howard Liang	425,000		435,000		2.4%
Jane Huang	425,000		435,000		2.4%

(1)
Dr. Amy Peterson left the Company in February 2019 and, accordingly, did not receive any base salary adjustment.

(2)
RMB amount is translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.1448 in 2019.

2019 Annual Non-Equity Incentive Program

        In March 2019, based on the recommendation of the Compensation Committee, the Board of Directors approved our annual cash incentive program for 2019. Our bonus plan was based on pre-established, quantifiable objectives.

        The table below shows the target award under our 2019 incentive program as a percentage of each named executive officer's annual base salary in 2019, the target cash award opportunity in dollars for 2019 and the actual cash bonus payments made to our named executive officers for 2019 performance, which were paid in 2020, as well as the actual bonus payment as a percentage of the target award opportunity.

Name(1)	2019 Target Award (% of Base Salary)	2019 Target Award Opportunity (US$)		2019 Actual Bonus Payment (US$)		2019 Actual Bonus Payment (% of Target Award Opportunity)
John V. Oyler	65%	438,750		544,050		124%
Xiaobin Wu	50%	290,979	(2)	379,727	(2)	130%
Howard Liang	50%	217,500		251,213		116%
Jane Huang	50%	217,500		262,088		121%

(1)
Dr. Peterson left the Company in February 2019 and, accordingly, was not eligible to receive any bonus for 2019.

(2)
RMB amount is translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.1448 in 2019.

        For 2019, each of our named executive officers' cash incentive award was based 75% on company goals and 25% on individual performance. The company performance metrics against which our executive officers are measured are clearly communicated, measurable, and consistently applied. Potential payouts range from 0% to 150% of the target opportunity to align delivered pay with actual performance. In addition, the Compensation Committee had the discretion under the 2019 annual cash incentive program to adjust downward any cash incentive award as it deemed appropriate. In making its determination regarding awards under the 2019 annual cash incentive program, the Compensation Committee considered our success against our 2019 company target and stretch goals in funding the corporate portion. The 2019 company goals approved by the Board of Directors and the Compensation Committee, the relative target and maximum weightings assigned to each goal at the beginning of the year, and the actual achievement during the performance period as a percentage of our target company goals, were as follows:

2019 Corporate Goals	2019 Corporate Key Achievements	Target Weighting (% Corporate Portion)	Maximum Weighting (% Corporate Portion)	Actual Achievement for 2019 (as a % of target)
Commercial • Achieve commercial launches in China and the U.S. • Achieve product revenue goals	• Received NDA approval from the FDA for BRUKINSA and launched within one week of approval • Received NDA approval from the NMPA for tislelizumab • Generated US$222.60 million in product revenue in 2019, which represented a 70.1% increase compared to the same period in 2018	20%	30%	20%
Research • Complete a specified number of IND enabling studies • Select a specified number of clinical candidates • Initiate a specified number of new preclinical programs and progress further with the Bcl-2 program	• Completed a specified number of IND enabling studies and initiated a specified number of new preclinical programs • Selected new clinical candidates and initiated clinical trials for BGB-A1217, a TIGIT inhibitor; BGB-11417, a small molecule Bcl-2 inhibitor; and BGB-A445, an OX40 agonist antibody	5%	7.5%	7%

2019 Corporate Goals	2019 Corporate Key Achievements	Target Weighting (% Corporate Portion)	Maximum Weighting (% Corporate Portion)	Actual Achievement for 2019 (as a % of target)
Clinical Development/Regulatory • Complete enrollment for key clinical trials for tislelizumab and zanubrutinib • Initiate additional key clinical trials for tislelizumab and zanubrutinib • Execute on key regulatory objectives, including filing of NDAs	• Completed enrollment for key clinical trials for tislelizumab and zanubrutinib as further described under "2019 Business Highlights" • Initiated additional key clinical trials for tislelizumab and zanubrutinib as further described under "2019 Business Highlights" • Executed on key regulatory objectives, including filing of NDAs as further described under "2019 Business Highlights"	30%	45%	25%
Manufacturing • Provide sufficient drug supply in advance of commercial launches • Complete key CMC work for NDA filing • Meet timeline for Guangzhou plant construction	• Provided sufficient drug supply for zanubrutinib and tislelizumab launches • Completed the initial phase of construction and facility validation and received a drug manufacturing license for the Guangzhou manufacturing facility • Began Phase 2 expansion for additional manufacturing capacity at our Guangzhou manufacturing facility	20%	30%	22%
Business Development • Establish strategic relationships to benefit commercial and clinical aspects of our business, including additional in-license transactions	• Entered into collaborations with Seattle Genetics, SpringWorks, BioAlta and Ambrx	15%	22.5%	15%
Finance/Strategy/Human Resources • End the year with sufficient cash and investments • Access additional cash resources • Operate within the approved budget • Develop and implement a global expansion strategy • Secure a specified number of new investors • Achieve other corporate financial, strategic and human resources objectives	• Ended the year with US$985.5 million in cash, cash equivalents, restricted cash and short-term investments (prior to Amgen investment) • Operated within the approved budget • Continued to expand globally • Secured new institutional investors	10%	15%	10%
Additional Achievements	• Entered into a transformative global strategic oncology collaboration with Amgen to commercialize XGEVA, KYPROLIS, and BLINCYTO in China and jointly develop up to 20 Amgen oncology pipeline assets globally and commercialize them in China. Amgen invested approximately US$2.78 billion in BeiGene's ADS, representing an approximately 20.5% ownership interest			25%
Total		100%	150%	124%

        The Compensation Committee determined actual achievement against the pre-defined company goals for 2019. Specifically, during 2019, we made significant progress on our business goals, including the events which are summarized above under "2019 Business Highlights." In addition to our accomplishments during 2019, we have made further progress since the beginning of 2020, which is summarized above under "Recent 2020 Business Highlights" but does not count towards 2019 bonus plan achievement.

        Based on our overall performance during 2019, including the transformative Amgen collaboration, the Compensation Committee determined that our corporate performance should be scored at 124% of target based on our Company's extraordinary performance during the year. The Amgen collaboration was awarded significant points due to its profound impact on our Company, including the opportunity to collaborate on the commercialization of XGEVA, KYPROLIS, and BLINCYTO in China, the opportunity to jointly develop up to 20 Amgen oncology pipeline assets globally and commercialize them in China, and cash proceeds of approximately US$2.78 billion from an investment by Amgen.

        In determining each named executive officer's 2019 annual cash bonus, the Compensation Committee also considered individual performance in addition to the Company's performance. Accordingly, the Compensation Committee determined that Dr. Huang achieved 110% of target for individual performance. Based on the recommendation of the Compensation Committee, the Board of Directors determined that Mr. Oyler achieved 124% of target, Dr. Wu achieved 150% of target and Dr. Liang achieved 90% of target for individual performance.

Equity Awards

        Our equity award program is designed to:

  •
  reward demonstrated leadership and performance;

  •
  align our executive officers' interests with those of our shareholders;

  •
  retain our executive officers through the term of the awards;

  •
  maintain competitive levels of executive compensation; and

  •
  motivate our executive officers for outstanding future performance.

        The market for qualified and talented executives in the biopharmaceutical industry, particularly in oncology and in the locations where we operate, is highly competitive, and we compete for talent with many companies that have greater resources than we do. We believe equity compensation is a crucial component of the executive compensation packages we offer because it provides upside opportunity while directly aligning delivered pay with actual shareholder return.

        Since 2017, our executive officers' equity awards have been granted in the form of share options and time-vested RSUs. We typically grant equity awards to each of our executive officers upon commencement of employment and annually in connection with our review of corporate and individual performance.

        All equity awards to our executive officers are approved by the Compensation Committee and, other than equity awards to new hires, are typically granted by the Compensation Committee in the middle of the year. Equity awards for our Chief Executive Officer, President and General Manager, China, and Chief Financial Officer are reviewed and recommended by the Compensation Committee for approval by the Board of Directors. The size of equity awards varies among our executive officers based on their positions and annual performance assessments. In addition, the Compensation Committee reviews all components of the executive's compensation to ensure that his or her total compensation is aligned with our objectives. All share options granted to our executives have an exercise price equal to the higher of 1/13 of the closing price of our ADSs on the date of grant or 1/13 of the average closing price of our ADSs for the five business days prior to the date of grant, and the recipient will not realize any value from his or her options unless our share price increases above the exercise price. Accordingly, this portion of our executive officers' compensation is at risk and is directly aligned with shareholder value creation.

        In addition, equity grants to our executive officers typically vest over four years, which we believe provides an incentive to our executives to add value to the Company over the long term and to remain with our Company. Typically, the share options we grant to our executives have a 10-year term and vest as to 25% of the shares on the first anniversary of the grant date and then in equal monthly installments thereafter until the fourth anniversary of such date. Vesting of option grants to employees ceases upon termination of employment and exercise rights on vested options typically cease three months following termination of employment, except in the case of death or disability. Prior to the exercise of an option, the holder of a share option does not have any rights as a shareholder with respect to the shares subject to that option, including voting rights or the right to receive dividends or dividend equivalents. RSUs generally vest in equal annual installments over four years. As part of the ongoing review of our compensation strategy and practices, the Compensation Committee determines the appropriate mix of the type of equity awards, based in part on recommendations from our compensation consultant. The Compensation Committee believes that this deliberate mix of equity ensures that wealth creation remains tied to share performance (through share options) and promotes retention (through RSUs). The Compensation Committee may adjust the mix of award types or approve different award types as part of the Company's overall compensation strategy. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of equity awards, depending on the Compensation Committee's assessment of the total compensation package being offered.

        In connection with the annual review of each executive officer's performance, in June 2019, the Board of Directors/Compensation Committee approved annual equity incentive awards for our named executive officers serving at that time.

        The annual equity incentive awards granted in June 2019 to our named executive officers serving at that time are set forth in the table below:

Name(1)	Option Award (# Ordinary Shares)	Grant Date Fair Value (US$)	Exercise Price per Ordinary Share for Option Award (US$)	RSU Award (# Ordinary Shares)	Grant Date Fair Value (US$)
John V. Oyler	2,193,282	10,999,967	9.23	—	—
Xiaobin Wu	797,550	3,999,953	9.23	433,472	3,999,946
Howard Liang	558,285	2,799,967	9.23	75,855	699,967
Jane Huang	462,579	2,319,972	9.23	62,842	579,887

(1)
Dr. Peterson left the Company in February 2019 and, accordingly, was not eligible to receive any equity incentive awards in June 2019.

        The standard mix for our 2019 executive equity awards was 80% options and 20% RSUs, and Dr. Liang's and Dr. Huang's 2019 awards were granted using this mix. Annual equity awards for 2019 to Mr. Oyler were granted 100% in share options, as he cannot be granted RSUs without shareholder approval under the HK Listing Rules. Annual equity awards for 2019 to Dr. Wu were granted as 50% share options and 50% RSUs as a retention measure. The strong emphasis on options, which only deliver value if the share price increases, has a strong performance orientation and aligns the interests of our executive officers with our shareholders.

        The equity awards granted to our named executive officers during 2019 and the grant date fair value of those awards determined in accordance with Financial Accounting Standards Board ("FASB"), Accounting Standards Codification ("ASC") Topic 718, are shown in the 2019 Grants of Plan-Based Awards table below.

Benefits and Other Compensation

        Other compensation to our executives consists primarily of broad-based benefits that we provide to all full-time employees (which may vary based on the location of employment), including health insurance, life and disability insurance, dental insurance, and retirement benefits.

        In addition, our full-time employees in the PRC, including some of our named executive officers, participate in a government mandated defined contribution plan, pursuant to which pension benefits, medical care, an employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require that our PRC subsidiaries make contributions to the government for these benefits based on percentages of the employees' salaries.

        Our U.S. subsidiary maintains a 401(k) retirement plan for all of its full-time employees in the United States, including some of our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Pursuant to the 401(k) plan, participants will be able to elect to defer their current compensation by up to the statutorily prescribed annual limit (which was US$19,000 in 2019), with additional salary deferral amounts not to exceed US$6,000 available to participants beginning in the year they become 50 years of age. Our U.S. subsidiary matches 50% of employee contributions, limited to the first 6% of compensation.

        Pursuant to the 2018 ESPP, our employees, including some of our named executive officers, have an opportunity to purchase our ordinary shares (including in the form of ADSs) at a discount on a tax-qualified basis through payroll deductions. The 2018 ESPP is designed to qualify as an "employee stock purchase plan" under Section 423 of the Code. The purpose of the 2018 ESPP is to encourage our employees, including our named executive officers, to become our shareholders and better align their interests with those of our other shareholders. Our Chief Executive Officer is not eligible to participate in the 2018 ESPP because he owns more than 5% of our outstanding shares.

        We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes, as disclosed in this Proxy Statement. For example, we provide tax equalization and reimbursement for tax preparation services for some of our named executive officers due to the complexity of the international tax regime. In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

        Our named executive officers may be entitled to certain severance and/or change in control protections pursuant to their employment agreements, which are described below under "Employment Agreements with Our Named Executive Officers." Our goal in providing severance and change in control benefits is to offer sufficient cash continuity protection such that our executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective position. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer's employment terminates.

2020 Compensation Actions

Base Salary

        In February 2020, the Compensation Committee and/or the Board of Directors approved merit increases in base salary for each of our named executive officers serving at that time, based upon the Company's and individual's performance in 2019 and in comparison to the base salary of similar executive officers in our 2020 peer group. The table below sets forth the adjustments to base salary, in dollars and as a percentage, for each of our named executive officers serving in February 2020, with 2020 base salaries being near or below the 25th percentile of our current peer group for each of our named executive officers:

	Base Salary
Name	2019 (US$)		2020 (US$)		Increase (%)
John V. Oyler	675,000		700,000		3.7%
Xiaobin Wu	581,957	(1)	610,879	(1)	5.0%
Howard Liang	435,000		445,000		2.3%
Jane Huang	435,000		445,000		2.3%

(1)
RMB amount is translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.1448 in 2019.

Annual Non-Equity Incentive Compensation

        In February and early April 2020, based on the recommendation of the Compensation Committee, the Board of Directors approved our annual cash incentive program for 2020, which is structured similarly to our 2019 annual cash incentive program described above.

Compensation Policies and Practices

Delegation of Equity Granting to Our Chief Executive Officer and/or Chief Financial Officer

        Currently, all of our employees, including our named executive officers, are eligible to participate in our Second Amended and Restated 2016 Share Option and Incentive Plan (the "2016 Plan"). All new full-time employees are granted share options and/or RSUs when they start employment and certain continuing employees are eligible for share option and/or RSU awards on an annual basis based on performance and upon promotions to positions of greater responsibility. The Compensation Committee has delegated to Mr. Oyler, our Chief Executive Officer, and/or Dr. Liang, our Chief Financial Officer and Chief Strategy Officer, the authority to make equity awards under our 2016 Plan to new hires and in connection with promotions and with our annual incentive program, in each case other than to employees with a title of senior vice president or above or who are subject to Section 16 of the Exchange Act. The value of shares underlying share options and the value of RSUs either of them may grant to any one individual must be within a range based on job title specifically set by the Compensation Committee for these awards, and the aggregate number of shares underlying share options and the number of RSUs either of them may grant within a period must be within specified limits set by the Compensation Committee for these awards. The exercise price of share options is equal to the higher of 1/13 of the closing price of our ADSs on the NASDAQ on the date of grant and the average closing price of our ADSs over the five business days prior to the date of grant. With respect to share option awards and RSUs to new hires other than the employees with a title of senior vice president or above, Mr. Oyler or Dr. Liang are authorized to approve the award in connection with such hire and provide that the award is generally to be granted on the last trading day of the calendar month following the employee's start date. With respect to share option and RSU awards made in connection with promotions other than of employees with a title of senior vice president or above, Mr. Oyler or Dr. Liang are authorized to approve the awards in connection with such promotion. We are required to maintain a list of share options and RSUs granted pursuant to this delegated authority and periodically report to the Compensation Committee such awards.

Share Ownership Guidelines

        In February 2019, we adopted share ownership guidelines applicable to our non-employee directors and our executive officers, including our Chief Executive Officer, to further align the interests of the leadership of our Company with those of our shareholders. The share ownership guidelines are as follows: our Chief Executive Officer must hold equity worth at least six times his annual base salary; our President and General Manager, China must hold equity worth at least three times his annual base salary; each of our other executive officers must hold equity worth at least one times his or her base salary; and each of our non-employee directors must hold equity worth at least five times the annual board cash retainer. Covered individuals and newly appointed or elected persons have five years to achieve the ownership guideline.

Insider Trading Policy and Hedging Policy

        Our insider trading policy expressly prohibits short sales by our named executive officers, directors and specified other employees. Unless such transaction has been approved by the insider trading compliance officer or the Audit Committee, our insider trading policy expressly prohibits derivative transactions of our shares by our named executive officers, directors and specified other employees, including purchases or sales of puts, calls or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities; or other hedging transactions with respect to the Company's securities. In addition, our insider trading policy expressly prohibits our named executive officers, directors and specified other employees from using the Company's securities as collateral in a margin account. No named executive officers, directors and specified other employees may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the insider trading compliance officer or the Audit Committee.

Rule 10b5-1 Plans

        Our policy governing transactions in our securities by directors, officers and employees permits our directors, officers and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Under these trading plans, an individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our Company.

Compensation Risk Assessment

        We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

COMPENSATION COMMITTEE REPORT

        The information contained in this report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

        The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K with management. Based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that such section be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on March 2, 2020.

THE COMPENSATION COMMITTEE Qingqing Yi (Chairperson) Timothy Chen Ranjeev Krishana

COMPENSATION TABLES

Summary Compensation Table

        The following table presents information regarding the total compensation awarded to, earned by, and paid during the fiscal years ended December 31, 2019, 2018 and 2017, to each of our named executive officers.

Name and Principal Position	Year	Salary (US$)		Bonus (US$)		Share Awards (US$)(1)	Option Awards (US$)(1)		Non-Equity Incentive Plan Compensation (US$)		All Other Compensation (US$)		Total
John V. Oyler	2019	675,000	(2)	—		—	10,999,967		544,050	(3)	356,457	(2)(4)	12,575,474
Founder, Chief Executive Officer	2018	650,000	(5)	—		9,822,758	16,791,861		561,925	(6)	69,275	(5)	27,895,819
and Chairman	2017	515,041	(7)	600,000	(8)	3,963,131	5,152,879				60,474	(7)	10,291,525
Xiaobin Wu	2019	581,957	(2)	—		3,999,946	3,999,953		379,727	(2)(3)	165,813	(2)(9)	9,127,396
General Manager of China and	2018	380,944	(5)(10)	—		14,999,860	5,767,876		261,956	(6)	138,483	(5)(10)	21,549,119
President
Howard Liang	2019	435,000		—		699,967	2,799,967		251,213	(3)	8,400	(11)	4,194,547
Chief Financial Officer and Chief	2018	425,000		—		645,770	2,583,182		278,375	(6)	8,250		3,940,577
Strategy Officer	2017	380,000		218,400	(8)	—	3,017,750				8,100		3,624,251
Jane Huang	2019	435,000		—		579,887	2,319,972		262,088	(3)	8,400	(11)	3,605,347
Chief Medical Officer, Hematology	2018	425,000		—		549,851	2,199,983		278,375	(6)	8,250		3,461,459
	2017	400,000		224,000	(8)	—	2,391,158				8,100		3,023,258
Amy Peterson	2019	37,051	(12)	—		—	938,537	(12)	—		451,654	(12)	1,427,242
Former Chief Medical Officer,	2018	425,000		—		549,851	2,199,983		212,500	(6)	8,250		3,395,584
Immuno-oncology	2017	400,000		224,000	(8)	—	2,478,255		—		8,100		3,110,355

(1)
Amounts represent the aggregate fair value on the grant date of share awards, option awards and RSUs granted to our named executive officers in 2019, 2018 and 2017 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2019. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers. The amounts reported in the "Option Awards" column for Dr. Peterson also include the incremental fair value associated with the modifications made to Dr. Peterson's awards in connection with her departure in accordance with the terms of her existing employment agreement.

(2)
Payment in RMB was translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.1448 in 2019.

(3)
Represents 2019 performance-based cash incentive bonuses approved by the Compensation Committee or the Board of Directors, as applicable, and paid in 2020.

(4)
Consists of US$14,500 in employer-paid health insurance premiums, US$31,780 attributable to the use of a company car, US$18,470 in personal tax preparation services paid by the employer, and US$291,707 tax equalization payments attributable to the tax implications associated with the international nature of his role.

(5)
Payment in RMB was translated into U.S. dollars based on the annual average exchange rate for RMB of ¥1.00=US$0.1513 in 2018.

(6)
Represents 2018 performance-based cash incentive bonuses approved by the Compensation Committee or the Board of Directors, as applicable, and paid in 2019.

(7)
Payment in RMB was translated into U.S. dollars based on the noon buying rate of the Federal Reserve Bank of New York for RMB of ¥1.00=US$0.1537 at December 30, 2017.

(8)
Represents 2017 performance-based cash bonuses approved by the Compensation Committee or the Board of Directors, as applicable, and paid in 2018.

(9)
Consists of US$7,397 in employer-paid health insurance premiums and US$158,416 attributable to an automobile and housing allowance.

(10)
Dr. Wu joined the Company in April 2018. Accordingly, Dr. Wu's 2018 salary was prorated to reflect his partial year of employment.

(11)
Amount reflects matching contributions under our 401(k) plan.

(12)
Dr. Peterson ceased to be Chief Medical Officer, Immuno-Oncology in February 2019. Her severance payment included (a) US$425,000 in salary continuation and (b) US$18,357 in COBRA. Amounts in this column also include a matching contribution of US$8,297 under our 401(k) plan.

Grants of Plan-Based Awards

        The following table presents information regarding grants of plan-based awards during the fiscal year ended December 31, 2019, to each of our named executive officers, except for Dr. Peterson, who ceased to be an executive officer in February 2019 and did not receive any plan-based awards in 2019.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1) Threshold (US$)	Target (US$)		Maximum (US$)		All Other Share Awards: Number of Shares or Units (#Ordinary Shares)(2)	All Other Option Awards: Number of Securities Underlying Options (#Ordinary Shares)(3)	Exercise or Base Price of Shares and Option Awards (US$/share)(4)	Grant Date Fair Value of Share and Option Awards (US$)(5)
John V. Oyler		—	438,750		658,125
	6/5/2019							2,193,282	9.23	10,999,967
Xiaobin Wu		—	290,979	(6)	436,469	(6)
	6/5/2019						433,472			3,999,946
	6/5/2019							797,550	9.23	3,999,953
Howard Liang		—	217,500		326,250
	6/5/2019						75,855			699,967
	6/5/2019							558,285	9.23	2,799,967
Jane Huang		—	217,500		326,250
	6/5/2019						62,842			579,887
	6/5/2019							462,579	9.23	2,319,972

(1)
Non-equity incentive plan awards consist of performance-based cash bonuses earned based upon achievement of pre-determined performance criteria during fiscal year 2019. The 2019 cash incentive bonus determinations are described in more detail above under the heading "Annual Non-Equity Incentive Program."

(2)
RSUs are subject to the time-based vesting schedule established by the Board of Directors or the Compensation Committee, as applicable, as described in the footnotes to the Outstanding Equity Awards at December 31, 2019 table below.

(3)
Share options are subject to a time-based vesting schedule established by the Board of Directors or the Compensation Committee, as applicable, as described in the footnotes to the Outstanding Equity Awards at December 31, 2019 table below.

(4)
The exercise price of these share options is equal to the higher of 1/13 of the closing price of our ADSs on the NASDAQ on the grant date and 1/13 of the average closing price of our ADSs over the five business days prior to the grant date.

(5)
Amounts represent the aggregate fair value on the grant date of option awards and RSUs granted to our named executive officers in 2019 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2019. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(6)
RMB amount is translated into U.S. dollars based on the annual average exchange rate for RMB of Y1.00=US$0.1448 in 2019.

Outstanding Equity Awards at December 31, 2019

        The following table summarizes, for each of our named executive officers, the number of ordinary shares underlying outstanding options, restricted share awards and RSUs held as of December 31, 2019.

	Option Awards(1)						Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#Ordinary Shares) Exercisable	Number of Securities Underlying Unexercised Options (#Ordinary Shares) Unexercisable		Option Exercise Price (US$)	Option Expiration Date	Number of Shares That Have Not Vested (#Ordinary Shares)		Market Value of Shares or Units of Stock That Have Not Vested (US$)(2)
John V. Oyler	7/19/2015	10,070,428	1,330,072	(3)	0.50	7/19/2025
	7/13/2016	1,748,812	298,688		2.84	11/15/2026
	6/30/2017	584,272	350,727		7.70	9/26/2027
	6/30/2017						257,517	(4)	3,283,540
	4/30/2018	415,285	581,516		13.04	4/29/2028
	4/30/2018						431,210	(4)	5,498,259
	6/26/2018	491,244	818,844		12.34	6/25/2028
	6/26/2018						141,206	(4)	1,800,485
	6/5/2019	—	2,193,282		9.23	6/4/2029
Xiaobin Wu	4/30/2018	255,450	511,147	(3)	13.04	4/29/2028
	4/30/2018						919,919	(5)	11,729,675
	6/5/2019	—	797,550		9.23	6/4/2029
	6/5/2019						433,472	(4)	5,527,101
Howard Liang	7/15/2015	3,795,000	—		0.50	7/1/2025
	7/13/2016	1,496,742	255,762		2.84	11/15/2026
	6/29/2017	781,196	468,793		3.46	6/28/2027
	6/26/2018	136,526	227,682		12.34	6/25/2028
	6/26/2018						39,260	(4)	500,595
	6/5/2019	—	558,285		9.23	6/4/2029
	6/5/2019						75,855	(4)	967,210
Jane Huang	9/2/2016						75,000	(6)	956,308
	9/2/2016	315,367	262,704		2.27	9/1/2026
	6/27/2017	482,729	367,731		3.49	6/26/2027
	6/26/2018	116,311	193,869		12.34	6/25/2028
	6/26/2018						33,423	(4)	426,169
	6/5/2019	—	462,579		9.23	6/4/2029
	6/5/2019						62,842	(4)	801,284
Amy Peterson(7)	8/22/2016	624,988	—		2.24	2/1/2020	—		—

(1)
Unless otherwise set forth below, 25% of the ordinary shares subject to each option become exercisable on the first anniversary of the vesting commencement date, and the balance become exercisable in 36 successive equal monthly installments thereafter, subject to continued employment. The exercisability of each option will be accelerated upon a change in control and/or certain qualifying termination events.

(2)
Based on a price of US$12.75 per ordinary share, which was the closing price of the Company's ADSs on the NASDAQ on December 31, 2019, divided by 13 (i.e., on an as-converted to ordinary share basis).

(3)
20% of the ordinary shares subject to this option became exercisable on the first anniversary of the vesting commencement date, and the balance becomes exercisable in 48 successive equal monthly installments, subject to continued service. The exercisability of each option will be accelerated upon a change in control and/or certain qualifying termination events.

(4)
25% of the ordinary shares subject to this RSU award vest on each anniversary of the vesting commencement date, subject to continued service. Unvested RSUs are subject to accelerated vesting upon a change in control and/or certain qualifying termination events.

(5)
20% of the ordinary shares subject to this RSU award vest on each anniversary of the vesting commencement date, subject to continued service. Unvested RSUs are subject to accelerated vesting upon a change in control and/or certain qualifying termination events.

(6)
25% of ordinary shares subject to this restricted share award vest on the first anniversary of the vesting commencement date, with the remaining shares vesting in three equal successive annual installments thereafter, subject to continued service. The vesting of this restricted share award will be accelerated upon certain qualifying termination events within the 12-month period following a change in control.

(7)
Dr. Peterson ceased to be the Chief Medical Officer, Immuno-Oncology in February 2019.

Options Exercised and Shares Vested

        The following table sets forth, for each of our named executive officers, information with respect to the exercise of share options and the vesting of restricted share awards or RSUs during the year ended December 31, 2019.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#Ordinary Shares)	Value Realized on Exercise (US$)(1)	Number of Shares Acquired on Vesting (#Ordinary Shares)	Value Realized on Vesting (US$)(2)
John V. Oyler	—	—	319,527	3,052,233
Xiaobin Wu	—	—	229,970	2,197,629
Howard Liang	650,000	7,788,493	13,078	125,408
Jane Huang	880,425	9,025,728	86,141	106,834
Amy Peterson(3)	597,181	4,925,957	—	—

(1)
Value realized on exercise of share option awards does not represent proceeds from any sale of any ordinary shares acquired upon exercise, but is determined by multiplying the number of shares acquired upon exercise by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ at each time of exercise.

(2)
The value realized on vesting is based on 1/13 of the closing market price per share of our ADSs on the NASDAQ on the vesting date, multiplied by the number of restricted shares or RSUs that vested.

(3)
Dr. Peterson ceased to be the Chief Medical Officer, Immuno-Oncology in February 2019.

Employment Agreements with Our Named Executive Officers

        We have entered into employment agreements with each of our named executive officers.

        Mr. John V. Oyler and our Company and certain of our subsidiaries entered into employment agreements with John V. Oyler on April 25, 2017, pursuant to which Mr. Oyler serves as our Chief

Executive Officer. Mr. Oyler currently receives a base salary of US$700,000, which is subject to review and adjustment in accordance with our Company's policy. Mr. Oyler's base salary is allocated between us and certain of our subsidiaries. Mr. Oyler is eligible for an annual cash merit bonus, with a current target level of 65% of his base salary, based on performance as recommended by the Compensation Committee and determined by the Board of Directors. Mr. Oyler's employment agreements also provide for certain transportation and international travel benefits and tax preparation and equalization payments. His employment agreements have an initial three-year term and automatically renew for additional one-year terms unless either party provides written notice of nonrenewal. Mr. Oyler's employment can be terminated by the Company at any time. Mr. Oyler may resign upon 60 days advance notice; so long as his resignation is not due to his employment with a competing business he may receive payment in lieu of notice. Upon termination of Mr. Oyler's employment for any reason, we will pay (i) accrued but unpaid base salary during the final payroll period of employment; (ii) unpaid vacation time; (iii) unpaid annual bonus from the previous calendar year; and (iv) any business expenses incurred, documented and substantiated but not yet reimbursed (collectively, the "Final Compensation"). If Mr. Oyler's employment is terminated by us other than for "cause" (as defined in his employment agreements) or if Mr. Oyler terminates his employment for "good reason" (as defined in his employment agreements), Mr. Oyler is entitled to (i) the Final Compensation, (ii) a lump sum equal to the base salary divided by 12, then multiplied by the Severance Period (as defined below), (iii) the post-termination bonus calculated based on the target bonus for the year and the number of days passed through the date of termination, (iv) a US$20,000 one-time bonus and (v) acceleration by 20 months of the vesting of his initial equity award in 2015 and all of his awards granted commencing in 2017, when he signed his employment agreement (the "accelerated awards"). The "Severance Period" is 20 months; provided that if Mr. Oyler's employment is terminated without cause or for good reason during the initial three-year term, the Severance Period will be the greater of 20 months or the number of the months remaining in the initial three-year term; provided further that if Mr. Oyler's employment terminates during the 12-month period following a "change in control" (as defined in his employment agreements), then the Severance Period will be 24 months. His employment agreement provides that the unvested portion of his accelerated awards will immediately vest upon a "change in control." Mr. Oyler's employment agreements also prohibit Mr. Oyler from engaging in certain competitive and solicitation activities during his employment and for 18 months after the termination of his employment.

        Dr. Xiaobin Wu, Ph.D.    and certain of our subsidiaries entered into employment agreements, effective as of April 30, 2018, as amended on March 1, 2020. Under the employment agreements, Dr. Wu currently receives a base salary of RMB 4,218,780, subject to regular review and adjustment by the Compensation Committee. Dr. Wu is eligible for an annual cash merit bonus, with a current target level of 50% of his base salary, based on performance as determined by the Compensation Committee. In addition, Dr. Wu's employment agreements provide for reimbursement of tax advisory and preparation services and an annual allowance of RMB 950,000 to cover the leasing of an automobile and the costs of housing in the PRC.

        In connection with the commencement of his employment, Dr. Wu received an initial option to purchase 766,599 ordinary shares vesting over five years. Dr. Wu also received an initial award of RSUs for 1,149,899 ordinary shares vesting in equal installments over five years. In addition, Dr. Wu is eligible to receive an annual grant of equity targeted at a minimum of US$1,000,000 each year, subject to vesting over five years, consisting of share options, RSUs or such other form of grant as provided to (and in the same proportion as) Mr. Oyler.

        Dr. Wu's employment has no specified term and can be terminated at will by either party. Dr. Wu's employment may be terminated by the Company without "cause" (as defined in the employment agreements), and if so he would receive his base salary and health and dental insurance payments during an 18-month severance period and other benefits including acceleration of the vesting of his initial option grant and initial RSU award by 18 months (or full acceleration of the vesting of his initial option grant and initial RSU award and any subsequent option and RSU awards if such termination occurs within 12 months following a "change in control" (as defined in the employment agreements)), unless Dr. Wu breaches his confidentiality, non-competition or non-solicitation obligations. Dr. Wu may terminate his employment with "good reason" (as defined in the employment agreements) upon 30 days' written notice received within 60 days of the occurrence of the event. If the Company does not cure the action identified in Dr. Wu's notice, he is entitled to the same benefits as if the Company terminated his employment without cause, subject to his execution of a release of claims and unless he breaches his confidentiality, non-competition or non-solicitation obligations. To the fullest extent permitted by PRC law, the Company may also terminate Dr. Wu's employment for cause in certain cases upon 30 days' written notice. Dr. Wu may also terminate his employment without good reason upon 90 days' written notice, in either case, in which case he would then only be entitled to receive certain accrued obligations.

        Dr. Howard Liang, Ph.D. and our Company entered into an employment agreement on July 13, 2015 for the position of Chief Financial Officer and Chief Strategy Officer. Dr. Liang currently receives a base salary of US$445,000, which is subject to review and adjustment in accordance with our Company's policy. Dr. Liang's current annual merit bonus target is 50% of his base salary, based on performance as determined by the Compensation Committee. Dr. Liang was granted an initial option to purchase up to 4,900,000 ordinary shares, which vests over four years. Dr. Liang's employment has no specified term, but can be terminated at will by either party. Dr. Liang's employment may be terminated by us without "cause" (as defined in his employment agreement), and if so he would receive his base salary and health and dental insurance payments during a nine-month severance period and other benefits including acceleration of the vesting of his initial option grant by six months, unless Dr. Liang breaches his confidentiality obligations. Dr. Liang may terminate his employment with "good reason" (as defined in his employment agreement) upon 30 days' written notice received within 60 days of the occurrence of the event. If we do not cure the action identified in Dr. Liang's notice, he is entitled to the same benefits as if we terminated his employment without cause, subject to his execution of a release of claims and unless he breaches his confidentiality obligations. We may also terminate Dr. Liang's employment for cause, in certain cases upon 30 days' written notice, and Dr. Liang may also terminate his employment without good reason upon 90 days' written notice, in either case, in which he would then only be entitled to receive certain accrued obligations. In the event of a "sale event" (as defined in his employment agreement), all of Dr. Liang's unvested options and other equity awards granted to him during his employment with us will accelerate and vest in full.

        Dr. Jane Huang, M.D. and our Company entered into an employment agreement on August 19, 2016 for the position of Chief Medical Officer, Hematology. Dr. Huang currently receives a base salary of US$445,000, which is subject to review and adjustment in accordance with our Company's policy. Dr. Huang's current annual merit bonus target is 50% of her base salary, based on performance as determined by the Compensation Committee. Dr. Huang was granted an initial option to purchase up to 1,400,000 ordinary shares, which vests over four years. In connection with the commencement of her employment, Dr. Huang was also granted 300,000 restricted shares, which vest in equal installments annually over a four-year period. Dr. Huang's employment has no specified term, but can be terminated at will by either party. Dr. Huang's employment may be terminated by us without "cause" (as defined in her employment agreement), and if so she would receive her base salary and health and dental insurance payments during a 12-month severance period and other benefits including acceleration of the vesting of her initial option grant by 24 months (or full acceleration of the vesting of her initial and any subsequent option and restricted share grants if such termination occurs within 12 months following a "change in control" (as defined in her employment agreement)), unless Dr. Huang breaches her confidentiality obligations. Dr. Huang may terminate her employment with "good reason" (as defined in her employment agreement) upon 30 days' written notice received within 60 days of the occurrence of the event. If we do not cure the action identified in Dr. Huang's notice, she is entitled to the same benefits as if we terminated her employment without cause, subject to her execution of a release of claims and unless she breaches her confidentiality obligations. We may also terminate Dr. Huang's employment for cause, in certain cases upon 30 days' written notice, and Dr. Huang may also terminate her employment without good reason upon 90 days' written notice, in either case, in which she would then only be entitled to receive certain accrued obligations.

        Dr. Amy Peterson, M.D. and our Company entered into an employment agreement on August 8, 2016 for the position of Chief Medical Officer, Immuno-Oncology. In February 2019, the employment relationship of Dr. Peterson was terminated "without cause" after 2.5 years of service. Prior to her departure, Dr. Peterson received a base salary of US$425,000. Dr. Peterson's annual merit bonus target was 50% of her base salary, based on performance as determined by our Compensation Committee. Dr. Peterson was granted an initial option to purchase up to 1,600,000 ordinary shares, vesting over four years. In connection with her commencement of employment, Dr. Peterson was also granted 300,000 restricted shares, vesting in equal installments annually over a four-year period. Dr. Peterson's employment had no specified term, but could be terminated at will by either party. Dr. Peterson's employment could also be terminated by us without "cause" (as defined in her employment agreement), and if so she was entitled receive her base salary and health and dental insurance payments during a 12-month severance period and other benefits including acceleration of the vesting of her initial option grant by 24 months, unless Dr. Peterson breaches her confidentiality obligations. In connection with the termination of her employment, Dr. Peterson received severance, continuation of benefits and acceleration of vesting consistent with the terms in her employment agreement.

Estimated Payments and Benefits Upon Termination or Change of Control

        The amount of compensation and benefits payable to each of our named executive officers who were employed on December 31, 2019 in various termination and change in control situations has been estimated in the tables below. The value of the equity vesting acceleration was calculated in each of the tables below based on the assumption that the change in control and executive's employment termination occurred on December 31, 2019, the last business day of the fiscal year ended December 31, 2019. The closing price of the Company's ADSs on the NASDAQ as of December 31, 2019, the last trading day of 2019, was US$165.76. A price of US$12.75 per ordinary share, which was the ADS closing price divided by 13 (i.e., on an as-converted to ordinary share basis), was used as the value of the Company's ordinary shares in the change in control or the employment termination calculations. The value of the option vesting acceleration was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of December 31, 2019, by the difference between the closing price of the Company's ordinary shares as of December 31, 2019, and the exercise price for such unvested option shares. The value of restricted share or RSU vesting acceleration was calculated by multiplying the number of unvested restricted shares or RSUs subject to vesting acceleration as of December 31, 2019, by the closing price of the Company's ordinary shares as of December 31, 2019.

Mr. John V. Oyler

        The following table describes the potential payments and benefits upon employment termination or change of control for Mr. Oyler, our Founder, Chief Executive Officer and Chairman, as if his employment terminated as of December 31, 2019, the last business day of the fiscal year.

Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause (US$)		Change in Control (US$)		Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control (US$)
Compensation:
Base salary	1,125,000	(1)	—		1,350,000	(7)
Cash incentive bonus	458,750	(2)	—		458,750	(2)
Share options unvested and accelerated	22,475,788	(3)	26,130,563	(5)	26,130,563	(5)
RSU awards unvested and accelerated	8,148,927	(4)	10,582,284	(6)	10,582,284	(6)
Total	32,208,466		36,712,847		38,521,597

(1)
Amount represents a lump sum payment equal to 20 months of Mr. Oyler's 2019 base salary.

(2)
Amount represents Mr. Oyler's 2019 target bonus plus a US$20,000 one-time bonus.

(3)
Value attributable to an additional 20 months of vesting of Mr. Oyler's then unvested options, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2019.

(4)
Value attributable to an additional 20 months of vesting of Mr. Oyler's then unvested RSUs, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2019.

(5)
Value attributable to the acceleration of 100% of Mr. Oyler's then unvested options upon a change in control, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2019.

(6)
Value attributable to the acceleration of 100% of Mr. Oyler's then unvested RSUs upon a change in control, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2019.

(7)
Amount represents a lump sum payment equal to 24 months of Mr. Oyler's 2019 base salary.

Dr. Xiaobin Wu

        The following table describes the potential payments and benefits upon employment termination or change of control for Dr. Wu, our General Manager of China and President, as if his employment terminated as of December 31, 2019, the last business day of the fiscal year.

Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause (US$)		Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control (US$)
Compensation:
Base salary	872,936	(1)	872,936	(1)
Cash incentive bonus	—		—
Share options unvested and accelerated	—	(2)	2,809,830	(5)
RSU awards unvested and accelerated	5,864,589	(3)	17,256,776	(6)
Healthcare benefits	11,096	(4)	11,096	(4)
Total	6,748,621		20,950,638

(1)
Amount represents 18 months of Dr. Wu's 2019 base salary continuation.

(2)
Value attributable to an additional 18 months of vesting of Dr. Wu's then unvested initial options, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2019.

(3)
Value attributable to an additional 18 months of vesting of Dr. Wu's then unvested initial RSUs, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2019.

(4)
Payment of the health and dental insurance premiums for Dr. Wu until the earlier of (a) 18 months following the date of termination, or (b) the end of his health continuation period.

(5)
Value attributable to the acceleration of 100% of Dr. Wu's then unvested options upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2019.

(6)
Value attributable to the acceleration of 100% of Dr. Wu's then unvested restricted share units upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2019.

Dr. Howard Liang

        The following table describes the potential payments and benefits upon employment termination or change of control for Dr. Liang, our Chief Financial Officer and Chief Strategy Officer, as if his employment terminated as of December 31, 2019, the last business day of the fiscal year.

Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause (US$)		Change in Control (US$)		Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control (US$)
Compensation:
Base salary	326,250	(1)	—		326,250	(1)
Cash incentive bonus	—		—		—
Share options unvested and accelerated	—		8,955,362	(3)	8,955,362	(3)
RSU awards unvested and accelerated	—		1,467,805	(4)	1,467,805	(4)
Healthcare benefits	20,835	(2)	—		20,835	(2)
Total	347,085		10,423,167		10,770,252

(1)
Amount represents nine months of Dr. Liang's 2019 base salary continuation.

(2)
Payment of the COBRA health and dental insurance premiums for Dr. Liang until the earlier of (a) nine months following the date of termination, or (b) the end of his COBRA health continuation period.

(3)
Value attributable to the acceleration of 100% of Dr. Liang's then unvested options upon a sale event, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2019.

(4)
Value attributable to the acceleration of 100% of Dr. Liang's then unvested RSUs upon a sale event, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2019.

Dr. Jane Huang

        The following table describes the potential payments and benefits upon employment termination for Dr. Huang, our Chief Medical Officer, Hematology, as if her employment terminated as of December 31, 2019, the last business day of the fiscal year.

Executive Benefits and Payment upon Termination	Voluntary Resignation For Good Reason or Termination by Company without Cause (US$)		Termination by Company without Cause or Voluntary Resignation for Good Reason Following Change in Control (US$)
Compensation:
Base salary	435,000	(1)	435,000	(1)
Cash incentive bonus	—		—
Share options unvested and accelerated	2,753,744	(2)	7,870,548	(4)
Restricted shares/RSU awards unvested and accelerated	—		2,138,760	(5)
Healthcare benefits	17,998	(3)	17,998	(3)
Total	3,206,742		10,507,307

(1)
Amount represents 12 months of Dr. Huang's 2019 base salary continuation.

(2)
Value attributable to an additional 24 months of vesting of Dr. Huang's then unvested initial option award, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2018.

(3)
Payment of the COBRA health and dental insurance premiums for Dr. Huang until the earlier of (a) 12 months following the date of termination, or (b) the end of her COBRA health continuation period.

(4)
Value attributable to the acceleration of 100% of Dr. Huang's then unvested options upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by the difference between the exercise price of the option and 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2019.

(5)
Value attributable to the acceleration of 100% of Dr. Huang's then unvested restricted shares and RSUs upon termination without cause or resignation for good reason within 12 months following a change in control, determined by multiplying the number of shares accelerated by 1/13 of the closing price of our ADSs on the NASDAQ on December 31, 2019.

Dr. Amy Peterson

        In February 2019, the employment relationship of Amy Peterson, our former Chief Medical Officer, Immuno-oncology, with the Company was terminated "without cause" after 2.5 years of service. This termination triggered Dr. Peterson's right to receive a separation benefit under her employment agreement with the Company, in an amount equal to one year's salary at her then base salary rate (US$425,000) payable in 12 monthly installments as well as certain COBRA health and dental benefits for a limited duration (valued at US$18,357). Dr. Peterson was also entitled to receive an additional 24 months of vesting of Dr. Peterson's then-unvested initial option award (with an estimated value of US$4,974,697), based on a closing ADS price of US$131.21 on February 1, 2019, the date of Dr. Peterson's separation and the exercise prices of the underlying options. Such separation benefits, including the vesting acceleration, were provided in exchange for, and in consideration of,

Dr. Peterson's execution of a separation agreement with the Company (the "Separation Agreement") and her signing of a general release of claims against the Company. Under the Separation Agreement, Dr. Peterson reaffirmed her agreement to continue to comply with the surviving terms of her employment agreement, including without limitation the non-disclosure obligations contained therein and agreed to a non-disparagement provision.

CEO Pay Ratio

        Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the "CEO Pay Ratio"). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

Measurement Date

        We identified the median employee using our employee population on November 1, 2019 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

Consistently Applied Compensation Measure

        Under the relevant rules, we are required to identify the median employee by use of a "consistently applied compensation measure" ("CACM"). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of November 1, 2019: (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the grant date fair value for equity awards granted in 2019. In identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable year-to-date average exchange rate as of November 1, 2019, and annualized the compensation values of individuals that joined our Company during 2019. We did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments.

Methodology and Pay Ratio

        After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee's annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.

        Our median employee compensation in 2019 as calculated using Summary Compensation Table requirements was US$84,991. Our Chief Executive Officer's compensation in 2019 as reported in the Summary Compensation Table was US$12,575,474. Therefore, our CEO Pay Ratio for 2019 is approximately 148:1.

        This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

DIRECTOR COMPENSATION

        The Board of Directors has adopted an independent director compensation policy that is part of a total compensation package that is designed to enable us to attract and retain, on a long-term basis, high caliber independent directors. Under the policy, all independent directors, as defined under NASDAQ listing rules, are paid cash compensation as set forth below:

Annual Retainer (US$)
Board of Directors:
All independent directors	50,000
Audit Committee:
Chairperson	22,500
Non-Chairperson members	10,000
Compensation Committee:
Chairperson	17,500
Non-Chairperson members	7,500
Nominating and Corporate Governance Committee:
Chairperson	12,500
Non-Chairperson members	5,000
Commercial Advisory Committee:
Chairperson	16,500
Non-Chairperson members	7,500
Scientific Advisory Committee:
Chairperson	16,500
Non-Chairperson members	7,500

        Under our Independent Director Compensation Policy, each independent director, as defined under NASDAQ listing rules, are granted equity awards in the form of share options valued at US$300,000 in connection with their initial election or appointment to the Board of Directors, pro-rated for the portion of the year served leading up to the first anniversary of the last annual meeting of shareholders, and annual equity awards in the form of share options valued at US$300,000 on the date of each annual meeting of shareholders. The share options vest in full on the earlier of the first anniversary of date of grant or the date of the next annual general meeting, and in full upon death, disability or the occurrence of specified events in connection with a change of control of the Company. The options have an exercise price equal to the greater of (i) the fair market value of the Company's ordinary shares on the date of grant and (ii) the average fair market value of the Company's ordinary shares over the five trading days preceding the date of grant, in each case as determined in reference to the closing price of the Company's ADSs on the NASDAQ. The options are granted under the 2016 Plan and form of award agreement thereunder. In addition, under the terms of the 2016 Plan, the value of all equity awards and other cash compensation paid to each independent director for their service as an independent director may not exceed US$1,000,000 in any calendar year. We also reimburse all reasonable out-of-pocket expenses incurred by independent directors in attending board and committee meetings.

        The Compensation Committee also adopted share ownership guidelines applicable to our non-employee directors, the terms of which are described above under "Share Ownership Guidelines."

Director Compensation—2019

        The following table sets forth a summary of the compensation we paid to our directors during 2019. Other than as set forth in the table, in 2019, we did not pay any compensation, make any equity awards or non-equity awards or pay any other compensation to the members of the Board of Directors named in the table. Mr. Oyler, our Founder, Chief Executive Officer and Chairman, receives no compensation for his service as a director and, consequently, his compensation is not included in this table but is presented above in "Summary Compensation Table".

        Dr. Xiaodong Wang, our Co-Founder and Chair of our Scientific Advisory Board, also receives no compensation for his service as a director but receives compensation as a consultant, which is reflected in the table below. Dr. Wang's consulting services include leading the Scientific Advisory Board and providing short- and long-term strategic advice to our Company in his areas of expertise, participating in our leadership team meetings from time to time, and interacting with our key stakeholders on behalf of the Company. Through these and other contributions, Dr. Wang has helped us make significant progress on our research, development and business goals. For example, during 2019, Dr. Wang:

  •
  Provided strategic advice to our senior management team in the significant expansion of our global operations and employee base;

  •
  Attended meetings of our research team and provided strategic advice on critical projects that help advance our discovery efforts and new product pipeline, including our most recent internally developed product candidates to enter into clinical development, BGB-A1217, an investigational humanized IgG1-variant monoclonal antibody directed against TIGIT; BGB-11417, an investigational small molecule Bcl-2 inhibitor; and BGB-A445, an investigational agonistic antibody directed to the OX40 antigen;

  •
  Helped us to expand our research team to over 300 scientists at our R&D center in Beijing, China and provided strategic advice on our plans to further expand our facilities;

  •
  Provided strategic advice on key regulatory filings, including our NDAs in China and the United States for zanubrutinib and tislelizumab;

  •
  Played a key role in establishing our transformative collaboration with Amgen, which resulted in the opportunity to collaborate on the commercialization of XGEVA, KYPROLIS, and BLINCYTO in China, the opportunity to jointly develop up to 20 Amgen oncology pipeline assets globally and commercialize the assets in China, and cash investment of approximately US$2.78 billion by Amgen.

  •
  Supported our senior management team in other business development opportunities, such as our collaborations with Seattle Genetics, SpringWorks Therapeutics, BioAtla and Ambrx; and

  •
  Attended various investor meetings, serving as the Company's key spokesperson on research and product pipeline.

        We believe that Dr. Wang's stature in the Chinese scientific and biotechnology communities provides us with significant intangible benefits and access to key stakeholders in our industry. His scientific expertise and knowledge of oncology research and development and the Chinese market are highly valuable to our Company, and his compensation is set to be in line with his major contributions to our Company that go far beyond his responsibilities and time commitment as a non-employee director.

Name(1)	Fees Earned or Paid in Cash (US$)	Option Awards (US$)(2)	Share Awards (US$)(2)	All Other Compensation (US$)	Total (US$)
Timothy Chen	67,500	299,971	—	—	367,471
Donald W. Glazer	62,500	299,971	—	—	362,471
Michael Goller	55,000	299,971	—	—	354,971
Ranjeev Krishana	57,500	299,971	—	—	357,471
Thomas Malley	72,500	299,971	—	—	372,471
Jing-Shyh (Sam) Su	56,667	299,971	—	—	356,638
Xiaodong Wang(3)	—	—	—	3,999,980	3,999,980
Qingqing Yi	70,833	299,971	—	—	370,804

(1)
The total number of ordinary shares subject to options outstanding as of December 31, 2019 for the independent directors was: Mr. Chen: 505,957, Mr. Glazer: 282,035, Mr. Goller: 282,035, Mr. Krishana: 282,035, Mr. Malley: 804,783, Mr. Su: 127,894 and Mr. Yi: 282,035. As of December 31, 2019, none of the independent directors held any RSUs.

(2)
Amounts represent the aggregate grant date fair value, including any incremental fair value, of options granted to our directors in 2019 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these options are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2019. The amounts above reflect our aggregate accounting expense for these options and do not necessarily correspond to the actual value that will be recognized by the directors.

(3)
Dr. Wang did not receive any compensation as a director. The compensation received by Dr. Wang as a consultant during 2019 consisted of (i) US$100,000 in consulting fees, (ii) US$150,000 as a performance-based cash bonus for 2019 paid in 2020, and (iii) an option to purchase 747,708 ordinary shares with a grant date fair value of US$3,749,980. As of December 31, 2019, the total number of ordinary shares subject to options held by Dr. Wang was 9,033,847 and subject to unvested RSUs held by Dr. Wang was 275,613 shares. See "Certain Relationships and Related-Party Transactions" for additional information.

 DELIVERY OF PROXY MATERIALS

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and/or our Annual Report prepared according to the HK Listing Rules (the "HK Annual Report"), including audited consolidated financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K and our HK Annual Report for the fiscal year ended December 31, 2019 are available from the Company without charge upon written request of a shareholder. Exhibits to our Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Copies of our Annual Report on Form 10-K and this Proxy Statement are also available online through the SEC at www.sec.gov, the HKEx at www.hkexnews.hk and on our website at www.beigene.com under "Investors—NASDAQ investors" and "—HKEX investors." Copies of our HK Annual Report are also available online through the HKEx at www.hkexnews.hk and on our website at www.beigene.com under "Investors—HKEX investors." The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold ordinary shares as a record shareholder and prefer to receive separate copies of proxy materials either now or in the future, please contact the Company's investor relations department at BeiGene, Ltd., c/o BeiGene USA, Inc., 55 Cambridge Parkway, Suite 700W, Cambridge, MA 02142. If you hold ordinary shares in the form of ADSs through the Depositary or hold ordinary shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY.

Appendix A

AMENDMENT NO. 1

TO

BEIGENE, LTD. SECOND AMENDED AND RESTATED

2016 SHARE OPTION AND EQUITY PLAN

        This Amendment No. 1 (the "Amendment No. 1") to the BeiGene, Ltd. Second Amended and Restated 2016 Share Option and Equity Plan (the "Plan") is effective as of the date this Amendment No. 1 is approved by the shareholders of BeiGene, Ltd., a Cayman Islands exempted company incorporated with limited liability (the "Company"), as specified below.

        Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

        "(a)    Shares Issuable.    The maximum number of Shares that have been reserved and available for issuance under the Plan shall be 217,023,772(1) Shares, of which 88,059,555(2) Shares are reserved and remain available for issuance (representing approximately 8.7%(3) (or less) of the issued share capital of the Company as of June 17, 2020, being the effective date of the approval of the Amendment No. 1 to the second amended and restated Plan by the shareholders (the "Amended Effective Date")). For purposes of this limitation, the Shares underlying any awards granted under this Plan or the Company's 2011 Option Plan (including any grants made prior to the Amended Effective Date) that are forfeited, canceled, held back upon exercise of an Option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan, provided that (i) the Shares reserved and available for issuance under the Plan and the Company's 2018 Inducement Equity Plan (as amended and restated) shall not exceed 100,797,681(4) Shares as of the Amended Effective Date, being 10% of the issued share capital of the Company as of the Amended Effective Date, (ii) where the Company cancels an Option and issues a new Option to the same Grantee, the issue of such new Option shall be made only to the extent that there are Shares reserved and available for issuance excluding the cancelled Option and (iii) notwithstanding the foregoing, no Shares underlying any Share Options granted under this Plan or the Company's 2011 Option Plan (including any grants made prior to the Amended Effective Date) shall be added back to the Shares available for issuance under the Plan unless such Share Options have lapsed or otherwise been terminated in accordance with the terms of the Plan or the 2011 Option Plan. In the event the Company repurchases Shares on the open market, such Shares shall not be added to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company."

(1)
This is the maximum number of Shares reserved and available for issuance (including Shares issuable upon exercise or vesting of outstanding Awards) as authorized under the Plan pursuant to the terms of the Plan in effect as of March 31, 2020, plus 57,200,000 Shares.

(2)
This is the number of Shares reserved and available for issuance as of March 31, 2020 that are not subject to outstanding Awards, plus 57,200,000 Shares.

(3)
Calculated based on the number of Shares outstanding as of March 31, 2020.

(4)
Calculated based on the number of Shares outstanding as of March 31, 2020.

A-1

        The last sentence of Section 17 of the Plan is hereby deleted in its entirety and replaced with the following:

        "No grants of Share Options and other Awards may be made under this Plan after April 13, 2030."

        Except as provided above, the Plan shall remain in full force and effect without modification.

DATE APPROVED BY BOARD OF DIRECTORS: April 13, 2020

DATE APPROVED BY SHAREHOLDERS:

A-2

 Appendix B

BEIGENE, LTD.

SECOND AMENDED AND RESTATED
2016 SHARE OPTION AND INCENTIVE PLAN

        SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the BeiGene, Ltd. Second Amended and Restated 2016 Share Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of BeiGene, Ltd. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

        "ADSs" means American depositary shares. Each ADS represents 13 Shares.

        "ASC 718" means Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Non-Qualified Share Options, Share Appreciation Rights, Restricted Share Units, Restricted Share Awards, Unrestricted Share Awards and Dividend Equivalent Rights.

        "Award Certificate" means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Consultant" means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

        "Dividend Equivalent Right" means an Award entitling the Grantee to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the Grantee.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Shares on any given date means the fair market value of the Shares determined in good faith by the Administrator; provided, however, that if the ADSs are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

        "Grantee" is a recipient of an Award under this Plan.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Share Option" means any Share Option that is not an incentive share option.

        "Option" or "Share Option" means any option to purchase Shares granted pursuant to Section 5.

        "Restricted Shares" means the Shares underlying a Restricted Share Award that remain subject to a risk of forfeiture or the Company's right of repurchase.

        "Restricted Share Award" means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Restricted Share Units" means an Award of share units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Sale Event" shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company's outstanding voting power and outstanding Shares immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding Shares or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Shares of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company's outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

        "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by the Company's shareholders, per Share pursuant to a Sale Event.

        "Shares" means the ordinary shares, par value US$0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Share Appreciation Right" means an Award entitling the recipient to receive Shares having a value equal to the excess of the Fair Market Value of the Shares on the date of exercise over the exercise price of the Share Appreciation Right multiplied by the number of Shares with respect to which the Share Appreciation Right shall have been exercised.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

        "Unrestricted Share Award" means an Award of Shares free of any restrictions.

  SECTION
  2.       ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)    Administration of Plan.    The Plan shall be administered by the Administrator.

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i)    to select the individuals to whom Awards may from time to time be granted;

          (ii)   to determine the time or times of grant, and the extent, if any, of Non-Qualified Share Options, Share Appreciation Rights, Restricted Share Awards, Restricted Share Units, Unrestricted Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more Grantees;

          (iii)  to determine the number of Shares to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Grantees, and to approve the forms of Award Certificates;

          (v)   to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the Grantee's death, disability, retirement or termination of employment, or a change in control (including a Sale Event);

          (vi)  subject to the provisions of Section 5(c), to extend at any time the period in which Share Options may be exercised; and

          (vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan Grantees.

        To the extent required under the rules of any securities exchange or market system on which the Shares are listed, amendments to the terms of Share Options granted under the Plan shall be subject to approval by the Company' shareholders entitled to vote at a meeting of shareholders.

        (c)    Delegation of Authority to Grant Awards.    Subject to applicable law, the Administrator, in its discretion, may delegate to the chairman of the Compensation Committee of the Board of Directors of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting of Section 16 of the Exchange Act. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer and/or Chief Financial Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the number of Shares underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the criteria for exercisability or vesting. The Administrator may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan

        (d)    Award Certificate.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

        (e)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles of association or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

        (f)    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a); and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Act or any other United States securities law, the Code, or any other United States governing statute or law.

        SECTION 3.    SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Shares Issuable.    The maximum number of Shares that have been reserved and available for issuance under the Plan shall be 159,823,772 Shares, of which 58,199,433 Shares are reserved and remain available for issuance (representing approximately 7.5% (or less) of the issued share capital of the Company as of December 7, 2018, being the effective date of the approval of this second amended and restated Plan by the shareholders (the "Amended Effective Date")). For purposes of this limitation, the Shares underlying any awards granted under this Plan or the Company's 2011 Option Plan (including any grants made prior to the Amended Effective Date) that are forfeited, canceled, held back upon exercise of an Option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan, provided that (i) the Shares reserved and available for issuance under the Plan, the Company's 2018 Inducement Equity Plan (as amended and restated) and the Company's 2018 Employee Share Purchase Plan (as amended and restated) shall not exceed 77,236,318 Shares as of the Amended Effective Date, being 10% of the issued share capital of the Company as of the Amended Effective Date, (ii) where the Company cancels an Option and issues a new Option to the same Grantee, the issue of such new Option shall be made only to the extent that there are Shares reserved and available for issuance excluding the cancelled Option and (iii) notwithstanding the foregoing, no Shares underlying any Share Options granted under this Plan or the Company's 2011 Option Plan (including any grants made prior to the Amended Effective Date) shall be added back to the Shares available for issuance under the Plan unless such Share Options have lapsed or otherwise been terminated in accordance with the terms of the Plan. In the event the Company repurchases Shares on the open market, such Shares shall not be added to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

        (b)    Maximum Awards to Independent, Non-Employee Directors.    Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any independent, Non-Employee Director in any calendar year shall not exceed US$1 million, provided that such limit shall not apply to the initial awards awarded under this

Plan and all other cash compensation paid by the Company to any new independent, Non-Employee Director in the first calendar year of such director joining the Board of Directors. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

        (c)    Maximum Individual Limit.    Unless approved by the Company's shareholders in general meeting, the total number of Shares issued and to be issued upon the exercise of Share Options granted and to be granted under the Plan and any other plan of the Company to a Grantee within any 12-month period shall not exceed 1% of the Shares in issue at the date of any grant.

        (d)    Changes in Shares.    Subject to Section 3(e), if, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the Company's share capital, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per Share subject to each outstanding Restricted Share Award, and (iv) the exercise price for each Share subject to any then outstanding Share Options and Share Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Share Options and Share Appreciation Rights) as to which such Share Options and Share Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of Shares subject to outstanding Awards (other than with respect to Share Options) and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional Shares.

        (e)    Mergers and Other Transactions.    In the case of and subject to the consummation of a Sale Event, the parties may cause the assumption or continuation of Awards previously granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or its parent, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted under this Plan shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Share Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the achievement of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator's discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the Grantees holding Options and Share Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of Shares subject to outstanding Options and Share Appreciation

Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Share Appreciation Rights; or (ii) each Grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Share Appreciation Rights (to the extent then exercisable) held by such Grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the Grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested Shares under such Awards.

        SECTION 4.    ELIGIBILITY

        Grantees under the Plan will be such full- or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

        SECTION 5.    SHARE OPTIONS

        (a)    Award of Share Options.    The Administrator may grant Share Options under the Plan. Any Share Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Share Options granted under the Plan are Non-Qualified Share Options.

        Share Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Share Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

        (b)    Exercise Price.    The exercise price per Share covered by a Share Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than the higher of: (i) the Fair Market Value of a Share on the date of grant; and (ii) the average Fair Market Value of the Shares for the five business days immediately preceding the day of grant.

        (c)    Option Term.    The term of each Share Option shall be fixed by the Administrator, but no Share Option shall be exercisable more than ten years after the date the Share Option is granted. Any Share Option granted but not exercised by the end of its option term will automatically lapse and be cancelled.

        (d)    Exercisability; Rights of a Shareholder.    Share Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrators may determine at the time of grant any minimum period(s) for which a Share Option must be held and/or any minimum performance target(s) that must be achieved, before the Share Option can be exercised in whole or in part, and may include at the discretion of the Administrators such other terms either on a case by case basis or generally. The Administrator may at any time accelerate the exercisability of all or any portion of any Share Option. An optionee shall have the rights of a shareholder only as to Shares acquired upon the exercise of a Share Option and not as to unexercised Share Options. Accordingly, an optionee shall not have any voting rights, or rights to participate in any dividends or distributions (including those arising on a liquidation of the Company) declared or recommended or resolved to be paid to the shareholders on the register of members of the Company on a date prior to the name of such optionee being registered on such register.

        (e)    Method of Exercise.    Share Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the option award certificate:

          (i)    In cash, by certified or bank check or other instrument acceptable to the Administrator;

          (ii)   Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe ("attestation method")) of Shares that are not then subject to restrictions under any Company plan. Such surrendered Shares shall be valued at Fair Market Value on the exercise date;

          (iii)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

          (iv)  If permitted by the Administrator, by a "net exercise" arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

        Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the Shares to be purchased pursuant to the exercise of a Share Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Share Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the option award certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Share Option shall be net of the number of attested Shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Share Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Share Options may be permitted through the use of such an automated system.

        SECTION 6.    SHARE APPRECIATION RIGHTS

        (a)    Award of Share Appreciation Rights.    The Administrator may grant Share Appreciation Rights under the Plan. A Share Appreciation Right is an Award entitling the recipient to receive Shares having a value equal to the excess of the Fair Market Value of a Share on the date of exercise over the exercise price of the Share Appreciation Right multiplied by the number of Shares with respect to which the Share Appreciation Right shall have been exercised.

        (b)    Exercise Price of Share Appreciation Rights.    The exercise price of a Share Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Shares on the date of grant in the case of any grant to a Grantee who is subject to U.S. income tax.

        (c)    Grant and Exercise of Share Appreciation Rights.    Share Appreciation Rights may be granted by the Administrator independently of any Share Option granted pursuant to Section 5 of the Plan.

        (d)    Terms and Conditions of Share Appreciation Rights.    Share Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator at the time of the grant. Such terms and conditions may differ among individual Awards and Grantees. The term of a Share Appreciation Right may not exceed ten years.

        SECTION 7.    RESTRICTED SHARE AWARDS

        (a)    Nature of Restricted Share Awards.    The Administrator may grant Restricted Share Awards under the Plan. A Restricted Share Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Grantees.

        (b)    Rights as a Shareholder.    Upon the grant of a Restricted Share Award and payment of the purchase price, if any, subject to the restrictions and conditions set forth in the award certificate, a Grantee shall have all the rights of a shareholder with respect to Restricted Shares, including the voting of the Restricted Shares and receipt of dividends; provided that cash dividends, shares and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Share Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Shares with respect to which such cash, shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d), and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d), and the Grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

        (c)    Restrictions.    Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Restricted Share Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15, in writing after the Award is issued, if a Grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such Grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such Grantee or such Grantee's legal representative simultaneously with such termination of employment (or other service relationship), and after the reacquisition shall cease to represent any ownership of the Company by the Grantee or rights of the Grantee as a shareholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a Grantee shall surrender such certificates to the Company upon request without consideration.

        (d)    Vesting of Restricted Shares.    The Administrator at the time of grant shall specify the date or dates and/or the performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the achievement of such performance goals, objectives and other conditions, the shares as to which the Company's right of repurchase or forfeiture has lapsed shall no longer be Restricted Shares and shall be deemed "vested."

        SECTION 8.    RESTRICTED SHARE UNITS

        (a)    Nature of Restricted Share Units.    The Administrator may grant Restricted Share Units under the Plan. A Restricted Share Unit is an Award of share units that may be settled in Shares upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives, subject to compliance to Section 457A of the Code (if applicable). The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Grantees. At the end of the vesting period, the Restricted Share Units, to the extent vested, shall be settled in the form of Shares.

        (b)    Rights as a Shareholder.    A Grantee shall have the rights as a shareholder only as to Shares acquired by the Grantee upon settlement of Restricted Share Units; provided, however, that the Grantee may be credited with Dividend Equivalent Rights with respect to the share units underlying his

Restricted Share Units, subject to the provisions of Section 10 and such terms and conditions as the Administrator may determine. Cash dividends, shares and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Share Unit that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Share Units with respect to which such cash, share or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15, in writing after the Award is issued, a Grantee's right in all Restricted Share Units that have not vested shall automatically terminate upon the Grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

        SECTION 9.    UNRESTRICTED SHARE AWARDS

        Grant or Sale of Unrestricted Shares.    The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Share Award under the Plan. An Unrestricted Share Award is an Award pursuant to which the Grantee may receive Shares free of any restrictions under the Plan. Unrestricted Share Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such Grantee.

        SECTION 10.    DIVIDEND EQUIVALENT RIGHTS

        (a)    Dividend Equivalent Rights.    The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to the Grantee. A Dividend Equivalent Right may be granted to any Grantee as a component of an award of Restricted Share Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right shall be paid currently. Dividend Equivalent Rights may be settled in cash or Shares or a combination of cash and Shares. A Dividend Equivalent Right granted as a component of an Award of Restricted Share Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

        (b)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15, in writing after the Award is issued, a Grantee's rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

        SECTION 11.    TRANSFERABILITY OF AWARDS

        (a)    Transferability.    Except as provided in Section 11(b), during a Grantee's lifetime, his or her Awards shall be exercisable only by the Grantee, or by the grantee's legal representative or guardian in the event of the Grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a Grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation of this Section 11(a) shall be null and void.

        (b)    Administrator Action.    Notwithstanding Section 11(a), the Administrator, in its discretion, may permit either in the Award Certificate for a given Award or by subsequent written approval the Grantee to transfer Non-Qualified Share Options to the Grantee's immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a Grantee for value.

        (c)    Family Member.    For purposes of Section 11(b), "family member" shall mean a Grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the Grantee), a trust in which these persons (or the Grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than 50 percent of the voting interests.

        (d)    Designation of Beneficiary.    To the extent permitted by the Company, each Grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased Grantee, or if the designated beneficiaries have predeceased the Grantee, the beneficiary shall be the Grantee's estate.

        SECTION 12.    TAX WITHHOLDING

        (a)    Payment by Grantee.    Each Grantee shall, no later than the date as of which the value of an Award or of any Shares or cash received under the Award first becomes includable in the gross income of the Grantee for income, employment or other tax purposes, pay to the Company or a Subsidiary, or make arrangements satisfactory to the Administrator regarding payment of, any taxes of any kind required by law to be withheld by the Company or a Subsidiary with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee. The Company's obligation to deliver evidence of book entry (or share certificates) to any Grantee is subject to and conditioned on tax withholding obligations being satisfied by the Grantee.

        (b)    Payment in Shares.    Subject to approval by the Administrator, a Grantee may elect to have the Company's or Subsidiary's minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld Shares shall be determined in the same manner as the value of the Shares includible in income of the Grantees.

        SECTION 13.    TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

        (a)    Termination of Employment.    If the Grantee's employer ceases to be a Subsidiary, the Grantee shall be deemed to have terminated employment for purposes of the Plan.

        (b)   For purposes of the Plan, the following events shall not be deemed a termination of employment:

          (i)    a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

          (ii)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

        SECTION 14.    AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(c) or 3(d), without prior shareholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Share Options or Share Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Share Options or Share Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Shares are listed, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 14 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(d) or 3(e).

        In the event that the Plan is terminated while any Share Option remains outstanding and unexercised, the provisions of this Plan shall remain in full force to the extent necessary to give effect to the exercise of any such Share Option.

        SECTION 15.    STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a Grantee, a Grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Shares or make payments with respect to Awards, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

        SECTION 16.    GENERAL PROVISIONS

        (a)    No Distribution.    The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to their distribution.

        (b)    Delivery of Share Certificates.    Share certificates to Grantees under this Plan shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company has mailed such certificates to the Grantee at the Grantee's last known address on file with the Company. Uncertificated Shares shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company shall have given to the Grantee by electronic mail (with proof of receipt) or by mail to the Grantee at the Grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything to the contrary in this Plan, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares or ADSs are listed, quoted or traded. All share certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Shares or ADSs are listed, quoted or traded. The Administrator may place legends on any share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions of this Plan, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)    Shareholder Rights.    Until the name of the Grantee appears in the register of members of the Company, which is prima facie evidence that the Grantee is a shareholder of the Company, no right to vote or receive dividends or any other rights of a shareholder will exist with respect to Shares to be issued in connection with an Award, notwithstanding the exercise of a Share Option or any other action by the Grantee with respect to an Award.

        (d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.

        (f)    Clawback Policy.    Awards under the Plan shall be subject to the Company's clawback policy, as in effect from time to time.

        SECTION 17.    EFFECTIVE DATE OF PLAN

        The 2016 Share Option and Incentive Plan became effective immediately prior to the effectiveness of the Company's registration statement relating to its initial public offering in the United States, following shareholder approval in accordance with the law of the Cayman Islands and the Company's articles of association, and this Second Amended and Restated 2016 Share Option and Incentive Plan shall become effective upon shareholder approval in accordance with the law of the Cayman Islands and the Company's articles of association. No grants of Share Options and other Awards may be made under this Plan after November 7, 2028.

        SECTION 18.    GOVERNING LAW

        This Plan and all Awards and actions taken under them shall be governed by, and construed in accordance with, the laws of the Cayman Islands. In relation to any proceeding arising out of or in connection with this Plan, the Company and the Grantees irrevocably submit to the exclusive jurisdiction of the Cayman Islands courts.

DATE APPROVED BY BOARD OF DIRECTORS: January 14, 2016

DATE APPROVED BY SHAREHOLDERS: January 14, 2016

DATE OF APPROVAL OF AMENDED AND RESTATED PLAN BY BOARD OF DIRECTORS: August 7, 2018

DATE OF APPROVAL OF SECOND AMENDED AND RESTATED PLAN BY BOARD OF DIRECTORS: November 7, 2018

DATE APPROVAL OF SECOND AMENDED AND RESTATED PLAN BY SHAREHOLDERS: December 7, 2018

Cayman Islands Company No. 247127

BEIGENE, LTD.

(Stock Code: NASDAQ:BGNE | HKEX:06160)

(the “Company”)

FORM OF PROXY

I/We

Please Print Name(s)

of

Please Print Address(es)

being (a) shareholder(s) of the Company, hereby appoint the Chairman of the meeting or of
Please Print Name		Please Print Address

as my/our proxy to vote all of my/our ordinary shares or                        ordinary shares for me/us and on my/our behalf at the annual general meeting of the shareholders of the Company (the “AGM”) to be held on June 17, 2020 at 8:00 a.m. local time at the offices of Mourant Governance Services (Cayman) Limited, at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands and at any adjournment of the AGM.

The Board of Directors of the Company (the “Board of Directors”) recommends a vote FOR resolutions 1 to 9.

My/Our proxy is instructed to vote on the resolutions specified below:

For	Against	Abstain

Resolution 1 — Ordinary Resolution
THAT John V. Oyler be and is hereby re-elected to serve as a Class I director of the Company until the 2023 annual general meeting of the shareholders of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

☐	☐	☐

Resolution 2 — Ordinary Resolution
THAT Timothy Chen be and is hereby re-elected to serve as a Class I director of the Company until the 2023 annual general meeting of the shareholders of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

☐	☐	☐

Resolution 3 — Ordinary Resolution
THAT Jing-Shyh (Sam) Su be and is hereby re-elected to serve as a Class I director of the Company until the 2023 annual general meeting of the shareholders of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal.

☐	☐	☐

Resolution 4 — Ordinary Resolution
THAT the appointment of Ernst & Young Hua Ming LLP and Ernst & Young as the Company’s independent registered public accounting firms for the fiscal year ending December 31, 2020 be and is hereby approved, ratified and confirmed.

	☐	☐	☐

Resolution 5 — Ordinary Resolution
THAT the granting of a share issue mandate to the Board of Directors to issue, allot or deal with unissued ordinary shares and/or American Depositary Shares not exceeding 20% of the total number of issued ordinary shares of the Company as at the date of passing of this ordinary resolution up to the next annual general meeting of the Company be and is hereby approved.

	☐	☐	☐

Resolution 6 — Ordinary Resolution
THAT the Company and its underwriters be and are hereby authorized, in their sole discretion, to allocate to each of Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. and parties affiliated with each of them (the “Existing Shareholders”), up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth in Resolution 5 for a period of five years, which period will be subject to an extension on a rolling basis each year.

Resolution 7 — Ordinary Resolution
THAT the Company and its underwriters be and are hereby authorized, in their sole discretion, to allocate to Amgen Inc. (“Amgen”), up to a maximum amount of shares in order to maintain the same shareholding percentage of Amgen (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering conducted pursuant to the general mandate set forth in Resolution 5 for a period of five years, which period will be subject to an extension on a rolling basis each year.

	☐	☐	☐

Resolution 8 — Ordinary Resolution
THAT the Amendment No. 1 to the Second Amended and Restated 2016 Share Option and Incentive Plan to increase the number of authorized shares available for issuance by 57,200,000 ordinary shares and to extend the term of the plan through April 13, 2030, as disclosed in the Proxy Statement, be and is hereby approved.

	☐	☐	☐
Resolution 9 — Ordinary Resolution THAT, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, be and is hereby approved.	☐	☐	☐

Please tick to indicate your voting preference. This proxy, when properly executed, will be voted in the manner directed herein. If you do not complete this section, your proxy will: (i) vote in the manner recommended by the Board of Directors on the above matters presented in the proxy statement (the “Proxy Statement”) dated on or about April 28, 2020 provided with this form of proxy; and (ii) vote or abstain at his/her discretion with respect to any other matters properly presented at the AGM.

Signed:	Date:	, 2020

Name:

NOTES

1.              This proxy is solicited by the Board of Directors. A proxy need not be a shareholder of the Company. A member may appoint a proxy of his/her own choice. If you wish to appoint someone else, please delete the words “the Chairman of the meeting” and insert the name of the person whom you wish to appoint in the space provided. The Chairman of the meeting will act as your proxy, whether or not such deletion is made, if no other name is inserted. If you wish to vote less than all of the ordinary shares held by you, please delete the words “all of my/our ordinary shares” and insert the number of the ordinary shares that you wish to vote. If you wish to use less than all your votes, or to cast some of your votes “FOR” and some of your votes “AGAINST” a particular resolution and some of your votes “ABSTAIN” from voting on a particular resolution, you must write the number of votes in the relevant box(es).

2.              If this form is returned without an indication as to how the proxy shall vote, the proxy will (i) vote in the manner recommended by the Board of Directors on the above matters presented in the Proxy Statement and (ii) vote or abstain at his/her discretion with respect to any other matters properly presented at the AGM.

3.              If you mark the box “abstain”, it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution. Abstentions will be counted for the purpose of determining the presence or absence of a quorum.

4.              This form of proxy is for use by shareholders only.  If the appointor is a corporate entity this form of proxy must either be under its seal or under the hand of an officer or attorney duly authorized for that purpose.

5.              To be valid, this form must be properly executed, dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarized certified copy of such power of attorney or other authority)) as follows:

a.              Persons who hold our ordinary shares directly on our Cayman Islands register of members at 5:00 p.m. Cayman Islands time on April 16, 2020 (the “Record Date”) must return a form of proxy (i) by mail or by hand to the offices of our registrar in the Cayman Islands (the “Cayman Registrar”): Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, or (ii) by email at BeiGene@mourant.com

b.              Persons who hold our ordinary shares directly on our Hong Kong register of members on the Record Date must return a form of proxy by mail or by hand to the offices of our registrar in Hong Kong (the “HK Registrar”): Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong

so as to be received before 4:00 a.m. Cayman Islands Time / 5:00 p.m. Hong Kong Time on June 14, 2020.

6.              Any alterations made to this form must be initialed by you.

7.              You may revoke a previously submitted proxy by (i) re-submitting this form of proxy by mail or email or by hand before 4:00 a.m. Cayman Islands Time / 5:00 p.m. Hong Kong Time on June 14, 2020 or (ii) attending the AGM and voting in person.  Any written notice of revocation or subsequent form of proxy must be received by the Cayman Registrar or the HK Registrar, as applicable, prior to 4:00 a.m. Cayman Islands Time / 5:00 p.m. Hong Kong Time on June 14, 2020.  Such written notice of revocation or subsequent form of proxy should be sent to the Cayman Registrar or the Hong Kong Registrar, as applicable, by mail or email or by hand.

8.              The completion and return of this form will not prevent you from attending the AGM and voting in person should you so wish, although attendance at the AGM will not in and of itself revoke this proxy.

9.              In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated.  The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).

10.       In the event that it is not possible or advisable for you to travel to the Cayman Islands to attend AGM in person due to the COVID-19 pandemic, you must vote your shares prior to the AGM by returning an executed form of proxy as described above. Additionally, you may revoke a previously submitted form of proxy at any time by re-submitting this form of proxy by mail or email or by hand before 4:00 a.m. Cayman Islands Time / 5:00 p.m. Hong Kong Time on June 14, 2020.

PERSONAL INFORMATION COLLECTION STATEMENT

Your supply of your and your proxy’s (or proxies’) name(s) and address(es) is on a voluntary basis for the purpose of processing your request for the appointment of a proxy (or proxies) and your voting instructions for the AGM of the Company (the “Purposes”). We may transfer your and your proxy’s (or proxies’) name(s) and address(es) to our agent, contractor, or third party service provider who provides administrative, computer and other services to us for use in connection with the Purposes and to such parties who are authorized by law to request the information or are otherwise relevant for the Purposes and need to receive the information. Your and your proxy’s (or proxies’) name(s) and address(es) will be retained for such period as may be necessary to fulfil the Purposes. Request for access to and/or correction of the relevant personal data can be made in accordance with the provisions of the Personal Data (Privacy) Ordinance and any such request should be in writing by mail to Computershare Hong Kong Investor Services Limited at the above address.